UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No.  )
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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12
COMPASS PATHWAYS PLC
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☐	Fee paid previously with preliminary materials:

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

COMPASS Pathways plc

33 Broadwick Street

London W1F 0DQ

United Kingdom

Registered Company No. 12696098

April 15, 2026

Dear Shareholder:

You are invited to attend the 2026 Annual General Meeting (the “AGM”) of COMPASS Pathways plc (“COMPASS” or the “Company”) which will be held at 1:30 p.m. London time (8:30 a.m. Eastern Time) on Wednesday, May 27, 2026 at the offices of Goodwin Procter (UK) LLP, Sancroft, 10-15 Newgate St, London EC1A 7AZ.

This letter, the notice of the AGM set out in this document (the “Notice”) and associated materials for the AGM are being sent to you because, as of Monday, April 6, 2026 (being the latest practicable date before the circulation of this document and the record date for holders of American Depositary Shares (“ADSs”)), you are registered as a holder of ordinary shares in the register of members of the Company. However, this letter, the Notice and associated materials will also be available to holders of ADSs and contain information relevant to holders of ADSs.

Your vote is very important to us. Whether or not you plan to attend the AGM, your shares should be represented and voted.

Thank you for your ongoing support of COMPASS.

Yours sincerely,

Gino Santini

Chair of the Board of Directors, COMPASS Pathways plc

COMPASS Pathways plc

33 Broadwick Street

London W1F 0DQ

United Kingdom

Registered Company No. 12696098

NOTICE OF 2026 ANNUAL GENERAL MEETING OF SHAREHOLDERS

TO BE HELD ON WEDNESDAY May 27, 2026

NOTICE is hereby given that the Annual General Meeting (“AGM”) of COMPASS Pathways plc, a public limited company incorporated under the laws of England and Wales (referred to herein as the “Company,” “we,” “us” and “our”), will be held on Wednesday, May 27, 2026, at 1:30 p.m. London time (8:30 a.m. Eastern Time) at the offices of Goodwin Procter (UK) LLP, Sancroft, 10-15 Newgate St, London EC1A 7AZ, for the transaction of the following business:

Ordinary Resolutions (the “Resolutions”)

1.	To re-elect as a director Justin Gover, who retires by rotation in accordance with the Company’s Articles of Association.

2.	To re-elect as a director Daphne Karydas, who retires by rotation in accordance with the Company’s Articles of Association.

3.	To elect as a director Kathleen Tregoning.

4.	To re-elect as a director Jeffrey Jonas, who retires by rotation in accordance with the Company’s Articles of Association.

5.

To re-appoint PricewaterhouseCoopers LLP, an English registered limited liability partnership, as U.K. statutory auditor of the Company, to hold office until the conclusion of the next annual general meeting of shareholders.

6.

To ratify on an advisory basis the appointment of PricewaterhouseCoopers LLP, a Delaware limited liability partnership, as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026.

7.	To authorize the Audit and Risk Committee to determine the Company’s auditors’ remuneration for the fiscal year ending December 31, 2026.

8.

To receive the U.K. statutory annual accounts and reports for the fiscal year ended December 31, 2025 and to note that the directors do not recommend the payment of any dividend for the year ended December 31, 2025.

9.

To receive and approve on an advisory basis the Company’s U.K. statutory directors’ remuneration report for the year ended December 31, 2025, which is set forth as Annex A to the attached proxy statement.

10.

To approve, on a non-binding, advisory basis, the compensation paid to the Company’s named executive officers, as disclosed in the Company’s Proxy Statement for the 2026 Annual General Meeting, pursuant to the compensation disclosure rules of the SEC, including the Executive Compensation section, the compensation tables and the narrative discussions that accompany the compensation tables.

Resolutions 1 through 10 (inclusive) will be proposed as ordinary resolutions under English law. Assuming that a quorum is present, an ordinary resolution is passed on a show of hands if it is approved by a simple majority (more than 50%) of the votes cast by shareholders present (in person or by proxy) at the AGM and entitled to vote. If a poll is demanded, an ordinary resolution is passed if it is approved by holders representing a simple majority (more than 50%) of the total voting rights of shareholders present (in person or by proxy) who (being entitled to vote) vote on the resolution.

Voting on all resolutions at the AGM will be conducted by way of a poll, rather than a show of hands.

The result of the shareholder votes on the ordinary resolutions in proposals 5, 6, 8, 9 and 10 regarding re-appointment of PricewaterhouseCoopers LLP, an English registered limited liability partnership, as our U.K. statutory auditor; ratification of the appointment of PricewaterhouseCoopers LLP, a Delaware limited liability partnership, as our independent registered public accounting firm for the fiscal year ending December 31, 2026; receipt of our U.K. statutory annual accounts and reports for the year ended December 31, 2025 and to note that the directors do not recommend the payment of any dividend for the year ended December 31, 2025; approval, on an advisory basis, of our U.K. statutory directors’ annual report on remuneration for the year ended December 31, 2025; and approval of the compensation of our named executive officers for the year ended December 31, 2025, are advisory in nature and as a result will not require our Board of Directors or any committee thereof to take any action. Our Board of Directors values the opinions of our shareholders as expressed through such votes and will carefully consider the outcome of the votes on proposals 5, 6, 8, 9 and 10.

The results of any polls taken on the resolutions at the AGM and any other information required by the U.K. Companies Act 2006 will be made available on our website (www.compasspathways.com) as soon as reasonably practicable following the AGM and for the required period thereafter.

BY ORDER OF THE BOARD	Registered Office
/s/ Ben Harber	3rd Floor 1 Ashley Road Altrincham Cheshire WA14 2DT United Kingdom
Ben Harber Company Secretary April 15, 2026	No. 12696098

Notes

(a) Only those members registered in the register of members of the Company at 6:00 p.m. London time (1:00 p.m. Eastern Time) on May 22, 2026 will be entitled to attend and vote at the AGM in respect of the number of ordinary shares registered in their name at that time. If the AGM is adjourned, members entered on the register of members of the Company (not later than 6:00 pm (U.K. time) on the date which is two working days before the date of the adjourned AGM) shall be entitled to attend, speak and vote at the AGM in respect of the number of ordinary shares registered in their name at that time.

(b) A member entitled to attend, speak and vote at the AGM is entitled to appoint a proxy to exercise all or any of his/her rights to attend, speak and vote instead of him/her. A member may appoint more than one proxy in relation to the AGM provided that each proxy is appointed to exercise the rights attached to a different share or shares of the member. A proxy need not be a member, but must attend the AGM in person. If a member wishes his/her proxy to speak on his/her behalf at the AGM, he/she will need to appoint his/her own choice of proxy and give his/her instructions directly to them. Completion and return of a form of proxy (the “Ordinary Shareholder Proxy Form”) will not preclude a member from attending, speaking and voting at the AGM or any adjournment thereof in person. If a proxy is appointed and the member attends the AGM in person, the proxy appointment will automatically be terminated. The Ordinary Shareholder Proxy Form, used by holders of ordinary shares to vote, should be lodged with Neville Registrars Limited (“Neville”), the Company’s registrar, not later than 1:30 p.m. London time (8:30 a.m. Eastern Time) on May 22, 2026. The attached proxy statement explains proxy voting and the matters to be voted on in more detail. Please read the proxy statement carefully. For specific information regarding the voting of your ordinary shares, please refer to the proxy statement under the section titled “General Information.”

(c) Any corporation which is a member can appoint one or more corporate representatives who may exercise on its behalf all of its powers as a member provided that, if it is appointing more than one corporate representative, it does not do so in relation to the same shares.

(d) In the case of joint holders, the vote of the senior holder who tenders the vote whether in person or by proxy will be accepted to the exclusion of the votes of any other joint holders. For these purposes, seniority shall be determined by the order in which the names stand in the Company’s relevant register of members for the certificated or uncertificated shares of the Company (as the case may be) in respect of the joint holding.

(e) Certificateless Registry for Electronic Share Transfer (“CREST”) members who wish to appoint a proxy or proxies through the CREST electronic proxy appointment service may do so for the AGM and any adjournments of it by using the procedures described in the CREST Manual (available via www.euroclear.com/CREST). CREST personal members or other CREST sponsored members, and those CREST members who have appointed voting service providers, should refer to their CREST sponsors or voting service providers, who will be able to take the appropriate action on their behalf.

For a proxy appointment or instruction made using the CREST service to be valid, the appropriate CREST message (a “CREST Proxy Instruction”) must be properly authenticated in accordance with Euroclear U.K. & International Limited’s specifications and must contain the information required for those instructions as described in the CREST Manual (available via www.euroclear.com/CREST). The message, regardless of whether it relates to the appointment of a proxy or to an amendment to the instruction given to the previously appointed proxy, must, to be valid, be transmitted so as to be received by the Company’s agent (ID: 7RA11) by 1:30 p.m. London time (8:30 a.m. Eastern Time) on May 22, 2026. For this purpose, the time of receipt will be taken to be the time (as determined by the timestamp applied to the message by the CREST Applications Host) from which the Company’s agent is able to retrieve the message by enquiry to CREST in the manner prescribed by CREST. After this time, any change of instructions to proxies appointed through CREST should be communicated to the appointee through other means.

CREST members and, where applicable, their CREST sponsors or voting service providers should note that Euroclear U.K. & International Limited does not make available special procedures in CREST for any particular messages. Normal system timings and limitations will, therefore, apply in relation to the input of CREST Proxy Instructions. It is the responsibility of the CREST member concerned to take (or, if the CREST member is a CREST personal member or sponsored member or has appointed voting service providers, to procure that its CREST sponsors or voting service providers take) such action as shall be necessary to ensure that a message is transmitted by means of the CREST system by any particular time. In this connection, CREST members and, where applicable, their CREST sponsors or voting service providers are referred, in particular, to those sections of the CREST Manual concerning practical limitations of the CREST system and timings.

The Company may treat as invalid a CREST Proxy Instruction in the circumstances set out in Regulation 35(5)(a) of the U.K. Uncertificated Securities Regulations 2001.

(f) As of April 6, 2026 (being the latest practicable date before the circulation of this document and the record date for ADSs holders), the Company’s issued ordinary share capital consisted of 134,923,295 ordinary shares, carrying one vote each. Therefore, the total voting rights in the Company as of that date was 134,923,295. A vote withheld is not a vote in law, which means that the vote will not be counted in the calculation of votes for or against the resolution, and if no voting indication is given, a proxy may vote or abstain from voting at his/her discretion. A proxy may vote (or abstain from voting) as he or she thinks fit in relation to any other matter which is put before the AGM.

(g) Under s527 of the U.K. Companies Act 2006, members meeting the threshold requirement set out in that section have the right to require the Company to publish on a website a statement setting out any matter relating to: (i) the audit of the Company’s accounts (including the auditor’s report and the conduct of the audit) that are to be laid before the AGM; or (ii) any circumstance connected with an auditor of the Company ceasing to hold office since the previous meeting at which annual accounts and reports were laid in accordance with s437 of the U.K. Companies Act 2006. The Company may not require the shareholders requesting any such website publication to pay its expenses in complying with ss527 or 528 of the U.K. Companies Act 2006. Where the Company is required to place a statement on a website under s527 of the U.K. Companies Act 2006, it must forward the statement to the Company’s auditor not later than the time when it makes the statement available on the website. The business which may be dealt with at the AGM includes any statement that the Company has been required, under s527 of the U.K. Companies Act 2006, to publish on a website.

(h) Except as set out in the notes to this Notice, any communication with the Company in relation to the AGM as it relates to the ordinary shareholders, including in relation to proxies, should be sent to Neville at their address of Neville Registrars Limited, Neville House, Steelpark Road, Halesowen, West Midlands, United Kingdom, B62 8HD. No other means of communication will be accepted. In particular, you may not use any electronic address provided either in this notice or in any related documents to communicate with the Company for any purpose other than those expressly stated.

(i) Copies of the service agreement for our executive director and of the letters of appointment for our non-executive directors will be available for inspection at the registered office of the Company during normal business hours on any weekday (public holidays excepted) and at the place of the AGM for one hour before the AGM and at the AGM itself.

(j) Any ordinary shareholder attending the AGM has the right to ask questions. The Company must cause to be answered any such question relating to the business being dealt with at the AGM but no such answer need be given if: (i) to do so would interfere unduly with the preparation for the AGM or involve the disclosure of confidential information; (ii) the answer has already been given on a website in the form of an answer to a question; or (iii) it is undesirable in the interests of the Company or the good order of the meeting that the question be answered.

Holders of Ordinary Shares

If you are a holder of ADSs, please ignore this section and refer instead to the section below titled “—Holders of American Depositary Shares.”

If you are a holder of ordinary shares in the Company, please vote on the Resolutions by appointing a proxy. A form of the Ordinary Shareholder Proxy Form for use at the AGM is enclosed. You are encouraged to appoint the Chair of the AGM as your proxy.

You are advised to complete and return the Ordinary Shareholder Proxy Form in accordance with the instructions printed on it and so as to arrive at Neville Registrars at their address of Neville Registrars Limited, Neville House, Steelpark Road, Halesowen, West Midlands, United Kingdom, B62 8HD as soon as possible but in any event by no later than 1:30 p.m. London time (8:30 a.m. Eastern Time) on Friday, May 22, 2026.

In order to attend and vote at the AGM as an ordinary shareholder, you must continue to be registered as a holder of ordinary shares in the Company’s register of members as of 6:00 p.m. London time (1:00 p.m. Eastern Time) on May 22, 2026.

Therefore, if you have sold or transferred your ordinary shares in the Company on or prior to May 22, 2026, your form of the Ordinary Shareholder Proxy Form can no longer be used and if submitted (whether before or after you have sold or transferred your ordinary shares) will be treated as invalid. Please pass this document to the person who arranged the sale or transfer for delivery to the purchaser or transferee. The purchaser or transferee should contact Ben Harber, Company Secretary, by telephone at +44 (0) 781 843 0289 or by email at benh@woodhamcorpservices.com, to request a new form of the Ordinary Shareholder Proxy Form.

Should you elect to convert your holding of ordinary shares in the capital of the Company into an interest in the capital of the Company represented by ADSs before the AGM, you will cease to be a holder of ordinary shares in your own name and will not be entitled to vote at the AGM as an ordinary shareholder. You will also not be able to use the enclosed form of the Ordinary Shareholder Proxy Form. However, you may be able to exercise your vote as a holder of an interest in the capital of the Company represented by ADSs, so please refer to the next section titled “—Holders of American Depositary Shares.”

Holders of American Depositary Shares

In order to exercise your vote as a holder of an interest in the capital of the Company represented by ADSs, you or your bank, broker or nominee must be a holder of ADSs in the ADS register at 5:00 p.m. Eastern Time on Monday, April 6, 2026 (the record date for ADS holders).

If you held ADSs through a bank, broker or nominee on April 6, 2026, this Proxy Statement, the ADS proxy card (the “ADS Proxy Card”) and related materials will be sent to that organization who should forward the materials to you. Please reach out to your bank, broker or nominee to provide your voting instructions.

Please note that ADS Proxy Cards submitted by ADS holders must be received by Citibank N.A. (“Citibank”) no later than 10:00 a.m. Eastern Time on Thursday, May 21, 2026.

Contacts for ADS holders

If you have queries about how you can deliver voting instructions, please contact Citibank, N.A. ADR Shareholder Services by telephone: +1-877-248-4237 (toll free within the United States) or +1-781-575-4555 (for international callers) or by email: citibank@shareholders-online.com or at Citibank, N.A., Shareholder Services, P.O. Box 43077, Providence, RI 02940-3077.

If at any point you require guidance, please contact Ben Harber, Company Secretary, by telephone at +44 (0) 781 843 0289 or by email at benh@woodhamcorpservices.com.

Recommendation

You will find an explanatory note in relation to each of the Resolutions in the attached proxy statement. Our Board of Directors considers each Resolution to be in the best interests of the Company and its shareholders as a whole and as likely to promote the success of the Company. Accordingly, our Board of Directors unanimously recommends that you vote in favor of the Resolutions.

INFORMATION CONCERNING PROXY SOLICITATION AND VOTING	1

GENERAL INFORMATION	2

ELECTION OF DIRECTORS	10

PROPOSAL 1—RE-ELECTION OF JUSTIN GOVER TO THE BOARD OF DIRECTORS	11

PROPOSAL 2—RE-ELECTION OF DAPHNE KARYDAS TO THE BOARD OF DIRECTORS	12

PROPOSAL 3—ELECTION OF KATHLEEN TREGONING TO THE BOARD OF DIRECTORS	13

PROPOSAL 4—RE-ELECTION OF JEFFREY JONAS TO THE BOARD OF DIRECTORS	14

PROPOSAL 5— RE-APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP, AN ENGLISH REGISTERED LIMITED LIABILITY PARTNERSHIP, AS THE COMPANY’S U.K. STATUTORY AUDITOR	15

PROPOSAL 6—ADVISORY (NON-BINDING) RATIFICATION OF PRICEWATERHOUSECOOPERS LLP, A DELAWARE LIMITED LIABILITY PARTNERSHIP, AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	16

PROPOSAL 7—AUTHORIZATION OF THE AUDIT AND RISK COMMITTEE TO DETERMINE THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S REMUNERATION	18

PROPOSAL 8—RESOLUTION TO RECEIVE THE COMPANY’S U.K. STATUTORY ANNUAL ACCOUNTS AND REPORTS	19

PROPOSAL 9— ADVISORY (NON-BINDING) APPROVAL OF THE COMPANY’S U.K. STATUTORY DIRECTORS’ ANNUAL REPORT ON REMUNERATION	20

PROPOSAL 10—ADVISORY (NON-BINDING) VOTE TO APPROVE THE COMPANY’S EXECUTIVE COMPENSATION	21

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	22

DIRECTOR COMPENSATION	31

EXECUTIVE OFFICERS OF THE COMPANY	33

EXECUTIVE COMPENSATION	34

AUDIT AND RISK COMMITTEE REPORT	58

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	60

DELINQUENT SECTION 16(a) REPORTS	62

CERTAIN RELATIONSHIPS AND TRANSACTIONS WITH RELATED PARTIES	63

DELIVERY OF PROXY MATERIALS	64

ADDITIONAL INFORMATION	65

ANNEX A - DIRECTORS’ REMUNERATION REPORT	A-1

FORM OF PROXY FOR ORDINARY SHAREHOLDERS

COMPASS Pathways plc

3rd Floor

33 Broadwick Street

London W1F 0DQ

United Kingdom

Registered Company No. 12696098

PROXY STATEMENT FOR THE 2026 ANNUAL GENERAL MEETING OF

SHAREHOLDERS TO BE HELD ON WEDNESDAY MAY 27, 2026

INFORMATION CONCERNING PROXY SOLICITATION AND VOTING

We have sent you this proxy statement (the “Proxy Statement”) and the enclosed form of the Ordinary Shareholder Proxy Form because the Board of Directors (the “Board” or the “Board of Directors”) of COMPASS Pathways plc (referred to herein as the “Company”, “we”, “us” or “our”) is soliciting your proxy to vote at our annual general meeting of shareholders (referred to herein as the “Meeting” or the “AGM”) to be held on Wednesday, May 27, 2026, at 1:30 p.m. London time (8:30 a.m. Eastern Time), at Goodwin Procter (UK) LLP, Sancroft, 10-15 Newgate St, London EC1A 7AZ.

•	This Proxy Statement summarizes information about the proposals to be considered at the Meeting and other information you may find useful in determining how to vote.

•	The form of the Ordinary Shareholder Proxy Form is the means by which ordinary shareholders actually authorize another person to vote their shares in accordance with their instructions.

In addition to solicitations by mail, our directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, e-mail and personal interviews. All costs of solicitation of proxies will be covered by us.

We are mailing the Notice of 2026 AGM (the “Notice”), this Proxy Statement, and the form of the Ordinary Shareholder Proxy Form to our ordinary shareholders of record as of April 6, 2026 for the first time on or about April 17, 2026. In this mailing, we are also including our annual report, which includes our U.K. statutory annual accounts and reports for the year ended December 31, 2025 (“2025 Annual Report”). In addition, we have provided brokers, dealers, bankers, and their nominees, at our expense, with additional copies of our proxy materials and the 2025 Annual Report so that our record holders can supply these materials to the beneficial owners of our ordinary shares.

While this document is being mailed to our ordinary shareholders of record, this document will also be sent to holders of American Depositary Shares (“ADSs”) and contains information relevant to holders of ADSs.

Important Notice Regarding the Availability of Proxy Materials for the AGM to be held on May 27, 2026

The Notice, this Proxy Statement, the 2025 Annual Report and the form of the Ordinary Shareholder Proxy Form are available in the Investors section of our website at ir.compasspathways.com.

GENERAL INFORMATION

Why am I receiving these materials?

Ordinary Shareholders

We have sent you this Proxy Statement, the enclosed form of the Ordinary Shareholder Proxy Form and related materials because you are an ordinary shareholder of record and our Board is soliciting your proxy to vote at the Meeting, including at any adjournments or postponements of the Meeting. You do not need to attend the Meeting to vote your shares. Instead, please complete, sign and return the enclosed form of the Ordinary Shareholder Proxy Form. The duly completed Ordinary Shareholder Proxy Form must be lodged with our registrar, Neville Registrars Limited (“Neville”), by no later than 1:30 p.m. London time (8:30 a.m. Eastern Time) on Friday, May 22, 2026.

CREST members may appoint a proxy by using the CREST electronic proxy appointment service. CREST members who wish to appoint a proxy or give an instruction through the CREST electronic proxy appointment service may do so by using the procedures described in the CREST manual.

You are encouraged to appoint the Chair of the Meeting as your proxy.

Materials for ordinary shareholders will be mailed on or about April 17, 2026 to all ordinary shareholders as of the record date that are entitled to vote at the Meeting.

ADS Holders

Materials for ADS holders will be mailed on or about April 17, 2026 to all ADS holders, including banks, brokers and nominees, who are holders of ADSs at 5:00 p.m. Eastern Time on April 6, 2026 (the record date for ADS holders).

The duly completed ADS Proxy Cards submitted by ADS holders of record must be received by Citibank no later than 10:00 a.m. Eastern Time on Thursday, May 21, 2026.

Who can vote?

Ordinary Shareholders

Only ordinary shareholders of record registered in the register of members at 6:00 p.m. London time (1:00 p.m. Eastern Time) on May 22, 2026 will be entitled to vote at the Meeting. The holders of ordinary shares are entitled to one vote per share on all matters that are subject to a shareholder vote.

As of April 6, 2026 (being the latest practicable date before the circulation of this document and the record date for ADSs holders) there were 134,923,295 ordinary shares issued and outstanding and entitled to vote.

Whether or not you plan to attend the Meeting, we urge you to fill out and return the enclosed form of the Ordinary Shareholder Proxy Form to ensure your vote is counted. All proxies, however submitted, must be lodged with Neville by no later than 1:30 p.m. London time (8:30 a.m. Eastern Time) on May 22, 2026 for holders of ordinary shares.

You are encouraged to appoint the Chair of the Meeting as your proxy.

If you have sold or transferred your ordinary shares in the Company on or prior to May 22, 2026, your form of the Ordinary Shareholder Proxy Form can no longer be used and if submitted (whether before or after you have sold or transferred your ordinary shares) will be treated as invalid. Please pass this document to the person who arranged the sale or transfer for delivery to the purchaser or transferee. The purchaser or transferee should contact Ben Harber, Company Secretary, by telephone at +44 (0) 781 843 0289 or by email at benh@woodhamcorpservices.com to request a new form of the Ordinary Shareholder Proxy Form.

Beneficial owners of ordinary shares which are registered in the name of a broker, bank or other agent

If, on April 6, 2026, your ordinary shares were held in an account at a brokerage firm, bank or other similar organization and you are the beneficial owner of ordinary shares, these proxy materials should be forwarded to you by that organization. The organization holding your account is considered the shareholder of record for purposes of voting at the Meeting. You are encouraged to provide voting instructions to your broker, bank or nominee so that they may submit a proxy.

ADS Holders

You are entitled to exercise your vote as a holder of an interest in the capital of the Company represented by ADSs if you or your brokerage firm, bank or nominee is a holder of ADSs as of 5:00 p.m. Eastern Time on Monday, April 6, 2026 (the record date for ADS holders).

If you hold ADSs through a brokerage firm, bank or nominee as of the record date, the materials for ADS holders, including the ADS Proxy Card, will be sent to that organization. The organization holding your account is considered the ADS holder of record. Please reach out to that organization to provide your voting instructions and follow the instructions on the voting instructions provided to you by such broker, bank or nominee by its deadline.

Please note that ADS Proxy Cards submitted by ADS holders must be received by Citibank no later than 10:00 a.m. Eastern Time on Thursday, May 21, 2026.

Citibank will collate all votes properly submitted by ADS holders and submit a vote on behalf of all ADS holders to Neville.

Contacts for ADS holders

If you have queries about how you can deliver voting instructions, please contact Citibank. ADR Shareholder Services by telephone: +1-877-248-4237 (toll free within the United States) or +1-781-575-4555 (for international callers) or by email: citibank@shareholders-online.com or at Citibank, N.A. Shareholder Services, P.O. Box 43077, Providence, RI 02940-3077.

If at any point you require guidance, please contact Ben Harber, Company Secretary, by telephone at +44 (0) 781 843 0289 or by email at benh@woodhamcorpservices.com.

What is the difference between an ordinary shareholder of record and a beneficial owner?

These terms describe how your ordinary shares are held. If your ordinary shares are registered in your name directly in our register of members maintained by Neville, our registrar, you are a shareholder of record and the proxy materials are being sent directly, or otherwise being made available, to you. If your ordinary shares are held in the name of a broker, bank, or other nominee, you are a beneficial owner of the shares held by your broker, bank or other nominee and the proxy materials should be made available or forwarded to you by your broker, bank, or other nominee, who is treated as the shareholder of record. As the beneficial owner, you have the right to direct your broker, bank, or other nominee on how to vote your ordinary shares by following the instructions on the voting instructions provided to you by such broker, bank or other nominee.

What are the requirements to elect the directors and approve each of the proposals?

You may cast your vote for or against proposals 1 through 10 or abstain from voting your shares on one or more of these proposals.

Resolutions 1 through 10 will be proposed as ordinary resolutions under English law. Assuming that a quorum is present, an ordinary resolution is passed on a show of hands if it is approved by a simple majority (more than 50%) of the votes cast by shareholders present (in person or by proxy) at the AGM and entitled to vote. If a poll is demanded, an ordinary resolution is passed if it is approved by holders representing a simple majority (more than 50%) of the total voting rights of shareholders present (in person or by proxy) who (being entitled to vote) vote on the resolution.

The result of the shareholder votes on the ordinary resolutions in proposals 5, 6, 8, 9 and 10 regarding re-appointment of PricewaterhouseCoopers LLP, an English limited liability partnership (“PwC UK”) as our U.K. statutory auditor, ratification of the appointment of PricewaterhouseCoopers LLP, a Delaware limited liability partnership (“PwC US”) as our independent registered public accounting firm for the fiscal year ending December 31, 2026; receipt of our U.K. statutory annual accounts and reports for the year ended December 31, 2025 and to note that the directors do not recommend the payment of any dividend for the year ended December 31, 2025; approval, on an advisory basis, of our U.K. statutory directors’ annual report on remuneration for the year ended December 31, 2025; and approval of the compensation of our named executive officers for the year ended December 31, 2025, are advisory in nature and as a result will not require our Board of Directors or any committee thereof to take any action. Our Board of Directors values the opinions of our shareholders as expressed through such votes and will carefully consider the outcome of the votes on proposals 5, 6, 8, 9 and 10.

What are the voting recommendations of our Board regarding the election of directors and other proposals?

The following table summarizes the items that will be brought for a vote of our shareholders at the Meeting, along with the Board’s voting recommendations.

Proposal	Description of Proposal	Board’s Recommendation

1.	Re-election of Justin Gover to the Board of Directors	FOR

2.	Re-election of Daphne Karydas to the Board of Directors	FOR

3.	Election of Kathleen Tregoning to the Board of Directors	FOR

4.	Re-election of Jeffrey Jonas to the Board of Directors	FOR

5.	Re-appointment of PricewaterhouseCoopers LLP, an English registered limited liability partnership, as U.K. statutory auditor of the Company, to hold office until the conclusion of the next annual general meeting of shareholders	FOR

6.	Ratification of the appointment of PricewaterhouseCoopers LLP , a Delaware limited liability partnership, as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026	FOR

7.	Authorization for the Audit and Risk Committee to determine the Company’s auditors’ remuneration for the fiscal year ending December 31, 2026	FOR

8.	Receipt of the U.K. statutory annual accounts and reports for the fiscal year ended December 31, 2025 and to note that the Directors do not recommend the payment of any dividend for the year ended December 31, 2025	FOR

9.	Receipt and approval on an advisory basis of the Company’s U.K. statutory directors’ report on remuneration for the year ended December 31, 2025, which is set forth in Annex A	FOR

10.	Advisory vote on the compensation of the Company’s named executive officers for the year ended December 31, 2025, which is set forth in this proxy statement	FOR

What constitutes a quorum?

In accordance with our current Articles of Association, a quorum will be present if one or more shareholders of the Company (or their proxy or corporate representative) holding at least 33 1/3 percent in number of the issued shares (excluding any shares held as treasury shares) entitled to attend and vote on the business to be transacted at the Meeting is present. There were 134,923,295 issued ordinary shares as of the record date for ADS holders, and therefore 44,974,432 ordinary shares will be required to be in attendance for there to be a quorum.

If you are an ordinary shareholder of record, your shares will be counted towards the quorum only if you are present in person or represented by proxy at the Meeting. If you are a beneficial owner of ordinary shares held in an account at a brokerage firm, bank or other similar organization your shares will be counted towards the quorum if your broker, bank or nominee submits a proxy for those shares and the proxy represents the holder at the Meeting. If you are an ADS holder you will not count towards the quorum of the Meeting. An ordinary shareholder, including Citibank, represented by a proxy at the Meeting will be counted towards the quorum requirement even where the proxy abstains from voting. If a form of the Ordinary Shareholder Proxy Form does not instruct the proxy how to vote, the proxy may vote as he or she sees fit or abstain in relation to any business of the Meeting, but the member represented by that proxy at the Meeting will be counted towards the quorum requirement.

If there is no quorum present within 15 minutes (or such longer interval as the Chair of the Meeting in his or her absolute discretion thinks fit), the Meeting will stand adjourned to such time, date and place as may be fixed by the Chair of the Meeting (being not less than 10 clear days later). Under our current Articles of Association, if a quorum is not present at the adjourned meeting within 15 minutes (or such longer interval as the Chair of the Meeting in his or her absolute discretion thinks fit) from the time appointed for holding the Meeting, the Meeting shall be dissolved.

How do I vote my shares?

Ordinary Shareholders

If you are an ordinary shareholder of record, you may appoint a proxy to vote on your behalf by completing and signing the form of the Ordinary Shareholder Proxy Form and returning it in the envelope provided. If your ordinary shares are held in an account at a brokerage firm, bank or similar organization, you should follow the directions provided by your broker, bank or other nominee. All proxies, however submitted, must be lodged with our registrar, Neville, by no later than 1:30 p.m. London time (8:30 a.m. Eastern Time) on May 22, 2026 for holders of ordinary shares.

ADS Holders

If you are a holder of ADSs, you may exercise your right to vote by completing and submitting the ADS Proxy Card which will be sent to you by Citibank. If your ADSs are held in an account at a brokerage firm, bank or similar organization, you should follow the directions provided by your broker, bank or other nominee. All ADS Proxy Cards, however submitted, must be received by Citibank no later than 10:00 a.m. Eastern Time on May 21, 2026.

Citibank will collate all votes properly submitted by ADS holders and submit a vote to the Company on behalf of all ADS holders.

What is the role of Citibank?

Citibank, as depositary of our ADS program, issues and delivers ADSs representing ordinary shares that have been deposited with Citibank as depositary. We are requesting that Citibank, which holds the ordinary shares underlying the ADSs, seek ADS holders’ instructions as to voting for the AGM. As a result, ADS holders as of the applicable ADS record date may instruct Citibank to vote the ordinary shares underlying their ADSs on their behalf.

Because we have asked Citibank as depositary to seek the voting instructions of ADS holders, Citibank will notify ADS holders of the upcoming vote and arrange to deliver the proxy materials to them. Citibank will then try to vote the ordinary shares as each ADS holder instructs. Citibank does not vote or attempt to exercise the right to vote other than in accordance with the instructions of the ADS holders. We cannot guarantee that ADS holders will receive this proxy statement and the other proxy materials from Citibank in time to permit them to instruct the depositary to vote the shares represented by their ADSs. ADS holders may only exercise their right to directly vote the ordinary shares underlying their ADSs by exchanging their ADSs for the corresponding ordinary shares. However, even though we are subject to U.S. domestic issuer proxy rules and notice of our shareholder meetings are publicly disclosed in our filings with the SEC, ADS holders may not know about the meetings early enough to exchange their ADSs for ordinary shares. To exchange ADSs for underlying ordinary shares, holders of ADSs must present the ADSs to the depositary for cancellation with instructions for the delivery of the underlying shares and payment of applicable fees and taxes.

Citibank is the holder of record for all ordinary shares which underly ADSs. ADS holders are not required to be treated as holders of ordinary shares and do not have the rights of direct holders of our ordinary shares.

How will my shares be voted if I do not specify how they should be voted?

If you sign and send your form of the Ordinary Shareholder Proxy Form or the ADS Proxy Card, but do not indicate how you want your shares to be voted, a proxy may vote or abstain from voting at his or her discretion. We expect, if a member of our management team or Board is appointed as a proxy, that he or she will vote in favor of each of the proposals.

Under the terms of the deposit agreement governing our ADSs, subject to certain exceptions, if Citibank does not receive voting instructions from an ADS holder before the applicable deadline, the ADS holder shall be deemed to have instructed Citibank to give a discretionary proxy to a person designated by the Company to vote the ADSs. If Citibank timely receives voting instructions from an ADS holder which fail to specify the manner in which Citibank is to vote the ADSs, Citibank will deem such ADS holder to have instructed Citibank to vote in favor of the items set forth in such voting instructions.

If you are a beneficial owner of shares or ADSs and your broker, bank or nominee does not receive instructions from you about how your shares are to be voted, such broker, bank or nominee may be permitted to vote your shares on your behalf, depending on the rules applicable to such broker, bank or nominee and the type of proposal. Under rules of the New York Stock Exchange, which are also applicable to Nasdaq-listed companies, brokers, banks and other securities intermediaries that are subject to New York Stock Exchange rules may use their discretion to vote your “uninstructed” shares on matters considered to be “routine” under New York Stock Exchange rules, but they do not have discretionary power to vote your shares on “non-routine” matters.

A “broker non-vote” refers to a share represented at the Meeting held by a broker, bank or other securities intermediary, as to which instructions have not been received from the beneficial owner or person entitled to vote such shares and with respect to which, on one or more, but not all matters, the broker, bank or other securities intermediary does not have discretionary voting power to vote such share because such matter is considered “non-routine” under New York Stock Exchange rules.

We encourage you to submit your proxy with instructions and exercise your right to vote as a shareholder.

Can I change my vote or revoke a proxy?

An ordinary shareholder of record can revoke his or her proxy in several ways by:

(1) mailing a revised form of the Ordinary Shareholder Proxy Form dated later than the prior Ordinary Shareholder Proxy Form. The revised Ordinary Shareholder Proxy Form must be lodged with our registrar, Neville, by no later than 1:30 p.m. London time (8:30 a.m. Eastern Time) on May 22, 2026;

(2) notifying our Company Secretary in writing that you are revoking your proxy. Your revocation must be received at our registered office before the Meeting to be effective; or

(3) entering a new vote during the Meeting.

If your ordinary shares are held in an account at a brokerage firm, bank or similar organization, you may change or revoke your voting instructions by contacting the broker, bank or other nominee holding the shares or by your broker, bank or other nominee validly appointing you as proxy to attend the Meeting. See also “—What if I plan to attend the Meeting?”

If you hold ADSs, directly or through a broker, bank or other nominee, you must follow the instructions provided by Citibank, N.A. or such broker, bank or other nominee if you wish to change your vote. The last instructions you submit prior to the deadline indicated by Citibank, N.A. or the broker, bank or other nominee, as applicable, will be used to instruct Citibank how to vote your ADSs.

You have a power of attorney from an ordinary shareholder – how can you vote?

If you have been appointed as an attorney to act on behalf of an ordinary shareholder, you can vote using the paper proxy form only. You must ensure that the valid power of attorney and the proxy form have been deposited with Neville by no later than by 1:30 p.m. London time (8:30 a.m. Eastern Time) on May 22, 2026.

Who counts the votes?

Neville has been engaged as our independent agent to tabulate shareholder votes. If you are an ordinary shareholder of record, you can return your executed form of the Ordinary Shareholder Proxy Form to Neville for tabulation (see instructions on the Ordinary Shareholder Proxy Form). If you hold your ordinary shares through a broker, bank or similar organization, you should contact that organization in order to vote your ordinary shares.

If you are a registered holder of ADSs, you can return your executed ADS Proxy Card to Citibank for tabulation. If you hold your ADSs through a broker, bank or other organization, you should contact that organization in order to vote your ADS position.

How are votes counted?

Votes will be counted by Neville, our registrar, who will separately count “for,” “against” and “abstain” votes.

An abstain vote is not a vote in law, which means that the vote will not be counted in the calculation of votes for or against the resolution. An “abstain” vote is considered present and entitled to vote at the Meeting.

How many votes do I have?

On a show of hands, each ordinary shareholder of record present in person, and each duly authorized representative present in person of a shareholder that is a corporation, has one vote. On a show of hands, each proxy present in person who has been duly appointed by one or more shareholders has one vote, but a proxy has one vote for and one vote against a resolution if, in certain circumstances, the proxy is instructed by more than one shareholder to vote in different ways on a resolution. On a poll, each shareholder present in person or by proxy or, in the case of a corporation, by a duly authorized representative has one vote for each share held by the ordinary shareholder.

What if I plan to attend the Annual Meeting?

Ordinary shareholders can attend the Meeting, but attendance will be limited to ordinary shareholders of record as of 6:00 p.m. London time (1:00 p.m. Eastern Time) on May 22, 2026. ADS holders are also welcome to attend the Meeting, but attendance will be limited to ADS holders of record as of 5:00 p.m. Eastern Time on April 6, 2026. In order to obtain admittance to the Meeting, each ordinary shareholder or ADS holder may be asked to present valid picture identification, such as a driver’s license or passport. If your ordinary shares or ADSs are held through brokerage accounts or by a bank or other nominee you may be able to attend at the discretion of the Chair.

Directions to our Meeting, which is to be held at Goodwin Procter (UK) LLP, Sancroft, 10-15 Newgate St, London EC1A 7AZ, can be obtained by sending an email to AGM@compasspathways.com.

If you are an ADS holder, please note that while you are welcome to attend the Meeting, you will not be able to cast votes at the Meeting. In order to vote your ADSs, you should complete and submit the ADS Proxy Card in accordance with the instructions set out above.

How do you solicit proxies?

In addition to these proxy materials, our directors, officers, employees and our proxy solicitor, MacKenzie Partners, Inc., may also solicit proxies. No additional compensation for soliciting proxies will be paid to our directors, officers or other employees for their proxy solicitation efforts. The estimated fees anticipated to be paid to MacKenzie Partners, Inc. are approximately $20,000 and those costs will be borne by us (in addition to our paying the cost of mailing proxy materials). We have agreed to customary indemnification obligations with regard to MacKenzie’s solicitation of votes. The initial solicitation of proxies may be supplemented by additional mail communications and by telephone, fax, e-mail, internet and personal solicitation. We will also reimburse Citibank for their expenses in sending materials, including ADS Proxy Cards, to ADS holders of record.

What do I do if I receive more than one proxy form or set of proxy materials?

If you hold your ordinary shares in more than one account, you will receive a form of the Ordinary Shareholder Proxy Form and related proxy materials for each account. If you hold ADSs in more than one account, you will receive an ADS Proxy and related proxy materials for each account. To ensure that all of your shares are voted, please sign, date and return all forms of proxy. Please be sure to vote all of your shares.

Some banks, brokers, and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of the proxy materials is being delivered to multiple shareholders sharing an address unless contrary instructions have been received. We will promptly deliver a separate copy of any of these documents to you if you write to Neville at Neville Registrars Limited, Neville House, Steelpark Road, Halesowen, West Midlands, United Kingdom, B62 8HD, or email Neville at info@nevilleregistrars.co.uk, or call Neville at +44 (0) 121 585 1131. If you want to receive separate copies of the proxy materials in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact Neville at the above address, email, or telephone number.

Will there be any other business conducted at the Meeting?

No. We have not been notified of, and our Board is not aware of, any other matters to be presented for action at the Meeting. In accordance with our Articles of Association, no matters other than proposals 1 through 10 may be presented at this Meeting.

What is Neville’s and Citibank’s role?

Neville is our registrar. All communications concerning ordinary shareholder of record accounts, including address changes, name changes, ordinary share transfer requirements and similar issues can be handled by contacting Neville by telephone at +44 (0) 121 585 1131 or by writing to Neville Registrars Limited, Neville House, Steelpark Road, Halesowen, West Midlands, United Kingdom, B62 8HD.

Citibank serves as our ADS depositary bank. Communications concerning Registered ADS holder positions can be handled by contacting Citibank, N.A. ADR Shareholder Services by telephone: +1-877-248-4237 (toll free within the United States) or +1-781-575-4555 (for international callers) or by email: citibank@shareholders-online.com or at Citibank, N.A. Shareholder Services, P.O. Box 43077, Providence, RI 02940-3077.

How can I find out the results of the voting at the Meeting?

Voting results will be announced by the filing of a Current Report on Form 8-K with the Securities and Exchange Commission (the “SEC”) that we expect to file within four business days following the Meeting. If final voting results are unavailable at that time, we intend to file a Form 8-K to publish preliminary results and will file an amended current report on Form 8-K within four business days of the day the final results are available. In addition, we are required to publish the number of votes cast in favor and against the proposals, along with additional information, on our website.

How can I submit questions to be answered at the Meeting?

Ordinary shareholders and ADS holders are invited to submit their questions relating to the matters presented at the AGM in advance by sending an email to AGM@compasspathways.com by 1:30 pm U.K. time (8:30 am Eastern Time) on May 22, 2026.

We would like to respond to as many shareholders’ questions as possible and therefore we will answer questions during the Meeting in a way that aims to best recognize the interests of all shareholders. To assist with this, we ask that you help us to facilitate access from as many shareholders as possible by limiting the number of questions and keeping your questions succinct, focused on and relevant to the business of the Meeting. In the interests of transparency for all shareholders, responses to questions not able to be addressed during the Meeting will be available on our website as soon as practicable following the Meeting. We will not provide an answer to a question if: (i) to do so would involve the disclosure of confidential information; (ii) the answer has already been given on a website in the form of an answer to a question; or (iii) it is undesirable in the interests of the Company or the good order of the Meeting that the question be answered.

ELECTION OF DIRECTORS

Our Board currently consists of nine members. In accordance with the terms of our Articles of Association, our Board is divided into three classes, Class I, Class II and Class III, with members of each class serving staggered three-year terms. The members of the classes are divided as follows:

•	the Class I directors are David Norton, Wayne Riley and Gino Santini and their terms will expire at the annual general meeting to be held in 2027;

•	the Class II directors are Jeffrey Jonas, Robert McQuade and Kabir Nath and their terms will expire at the annual general meeting to be held in 2028; and

•	the Class III directors are Justin Gover, Annalisa Jenkins, and Daphne Karydas, and their terms will expire at this Meeting.

Upon the expiration of the term of a class of directors, directors in that class will be eligible to be elected for a new three-year term at the annual general meeting in the year in which their term expires.

Our Board has nominated Justin Gover and Daphne Karydas for re-election as Class III directors and Kathleen Tregoning for election as a Class III director at the Meeting, and Jeffrey Jonas for re-election as a Class II director at the Meeting. Effective October 29, 2025, Mr. Jonas was appointed to join the Board and a member of the audit and risk and scientific committees. If re-elected at this Meeting, Mr. Jonas’s term will expire at the annual general meeting to be held in 2028. Ms. Jenkins is retiring by rotation upon conclusion of her current three-year term at the Meeting and the Board has nominated Kathleen Tregoning as a Class III director for election at the Meeting. Effective July 29, 2025, Mr. Gover was appointed to join the Board and a member of the audit and risk and scientific committees. If elected or re-elected at this Meeting, Mr. Gover’s, Ms. Karydas’s and Ms. Tregoning’s terms will expire at the annual general meeting to be held in 2029. Ms. Tregoning has indicated a willingness to serve as a director, if elected. Each of Mr. Gover, Ms. Karydas, and Dr. Jonas are presently directors, and have indicated a willingness to continue to serve as directors, if elected. If the nominees become unable or unwilling to serve, however, the proxies may be voted for a substitute nominee selected by our Board.

In connection with proposals 1, 2, 3 and 4, we set forth the biographical information for the nominees to our Board. For biographical information for the other directors see the section titled “Board and Corporate Governance” in this Proxy Statement.

PROPOSAL 1—RE-ELECTION OF JUSTIN GOVER TO THE BOARD OF DIRECTORS

Justin Gover is currently a member of our Board and has been nominated for re-election as a director. If elected, he will hold office from the date of his election until the 2029 annual general meeting of shareholders where he must retire by rotation and offer himself for re-election, or until his earlier death, resignation or removal. Mr. Gover has agreed to serve if elected, and we have no reason to believe that he will be unable to serve.

Justin Gover has served as a member of our Board since July 2025. Mr. Gover currently serves as a member of the board of directors of Xenon Pharmaceuticals Inc. (Nasdaq: XENE), where he has served as a member since August 2023, and Design Therapeutics, Inc. (Nasdaq: DSGN), where he has served as a member since September 2025. Mr. Gover served as founding Chief Executive Officer and as a member of the board of directors of GW Pharmaceuticals plc (“GW”) from the company’s inception in 1999 until its sale to Jazz Pharmaceuticals plc (Nasdaq: JAZZ) in May 2021. At GW, Mr. Gover led the development and commercialization of Epidiolex® (cannabidiol), which is approved in the U.S. and Europe in the field of childhood onset epilepsy. From 2018 to 2021, Mr. Gover served on the board of directors of the Biotechnology Innovation Organization (BIO). Mr. Gover currently serves as a member of the board of directors of a privately held company and charitable organizations, including as board chair for CURE Epilepsy. Mr. Gover holds an M.B.A. from the INSEAD business school in France and a B.Sc. (Hons) from Bristol University, UK. We believe that Mr. Gover is qualified to serve on our Board because of his experience, qualifications, attributes and skills, including his experience as a chief executive officer leading GW and his public company board experience.

REQUIRED VOTE

Mr. Gover shall be elected as director to serve until the 2029 annual general meeting or until his successor has been duly elected and qualified if the proposal to re-elect Mr. Gover as a director of the Company receives the affirmative vote of more than 50% of the holders of the shares entitled to vote and who are present or represented by proxy at the Meeting. Abstentions and broker non-votes, if any, are not counted in the calculation of votes for or against this proposal.

RECOMMENDATION OF THE BOARD OF DIRECTORS

Our Board unanimously recommends that the shareholders vote “FOR” the re-election of Justin Gover to our Board of Directors.

PROPOSAL 2—RE-ELECTION OF DAPHNE KARYDAS TO THE BOARD OF DIRECTORS

Daphne Karydas is currently a member of our Board and has been nominated for re-election as a director. If elected, she will hold office from the date of her election until the 2029 annual general meeting of shareholders where she must retire by rotation and offer herself for re-election, or until her earlier death, resignation or removal. Ms. Karydas has agreed to serve if elected, and we have no reason to believe that she will be unable to serve.

Daphne Karydas has served as a member of our Board and as a member of our audit and risk committee since September 2023. Ms. Karydas is President and Chief Financial Officer of Flare Therapeutics Inc., a privately-held, biotechnology company targeting transcription factors to discover precision medicines for cancer and other diseases, which Ms. Karydas joined in October 2021. Prior to joining Flare Therapeutics, from July 2020 until October 2021, Ms. Karydas served as Chief Financial Officer and Treasurer of Syndax Pharmaceuticals, Inc. (Nasdaq: SNDX). Previously, Ms. Karydas served in financial and strategy roles at Allergan plc, a publicly traded global pharmaceutical leader, from April 2017 until its acquisition by AbbVie Inc. (NYSE: ABBV) in May 2020, most recently serving as Senior Vice President, Corporate Financial Planning & Analysis and Strategy of Allergan. Ms. Karydas currently serves on the board of directors and as chair of the audit committee for Mineralys Therapeutics, Inc. (Nasdaq: MLYS). Ms. Karydas previously served on the board of directors of LogicBio Therapeutics, Inc., a publicly-traded clinical-stage genomic medicine company that was acquired by the rare disease business group within AstraZeneca (Nasdaq: AZN) and Eucrates Biomedical Acquisition Corp., special purpose acquisition company. Ms. Karydas received a B.S. and M.S. from Massachusetts Institute of Technology and an M.B.A. from Harvard Business School. We believe that Ms. Karydas is qualified to serve on our Board because of her financial, strategic, investor relations, and executive experience and her experience in the life sciences industry.

REQUIRED VOTE

Ms. Karydas shall be elected as director to serve until the 2029 annual general meeting or until her successor has been duly elected and qualified if the proposal to re-elect Ms. Karydas as a director of the Company receives the affirmative vote of more than 50% of the holders of the shares entitled to vote and who are present or represented by proxy at the Meeting. Abstentions and broker non-votes, if any, are not counted in the calculation of votes for or against this proposal.

RECOMMENDATION OF THE BOARD OF DIRECTORS

Our Board unanimously recommends that the shareholders vote “FOR” the re-election of Daphne Karydas to our Board of Directors.

PROPOSAL 3—ELECTION OF KATHLEEN TREGONING TO THE BOARD OF DIRECTORS

Kathleen Tregoning has been nominated for election as a director. If elected, she will hold office from the date of her election until the 2029 annual general meeting of shareholders where she must retire by rotation and offer herself for re-election, or until her earlier death, resignation or removal. Ms. Tregoning has agreed to serve if elected, and we have no reason to believe that she will be unable to serve.

Kathleen Tregoning has been nominated for election as a Class III director. Upon election to the Board, Ms. Tregoning is expected to serve on the Compensation and Leadership Development Committee and the Nominating and Corporate Governance Committee. Ms. Tregoning previously served as Chief Corporate Affairs Officer, from July 2020, and Head of Commercial Strategy, from September 2023, of Cerevel Therapeutics Holdings, Inc. until its acquisition by Abbvie Inc. in August 2024. Prior to joining Cerevel Therapeutics, from February 2017 to March 2020, Ms. Tregoning served as Executive Vice President for External Affairs at Sanofi S.A. (EURONEXT: SAN and NASDAQ: SNY), where she was responsible for leading an integrated organization that brought together market access, communications, public policy, government affairs, patient advocacy and corporate social responsibility. Prior to joining Sanofi, Ms. Tregoning spent more than a decade at Biogen Inc. (Nasdaq: BIIB), first as Vice President, Public Policy & Government Affairs, from 2006 to 2015, and then as Senior Vice President, Corporate Affairs, from December 2015 to February 2017. Previously, Ms. Tregoning served as a professional staff member in the United States Congress, where she held health policy roles with the Senate Budget Committee, the House Energy & Commerce Committee, and the House Ways & Means Committee. Ms. Tregoning began her career with Andersen Consulting, where she developed business strategies and processes for clients in a range of industries, and later served as an Assistant Deputy Mayor for Policy & Budget in the office of the Mayor of Los Angeles. Ms. Tregoning currently serves on the board of directors and as a member of the compensation committee for Spero Therapeutics, Inc. (Nasdaq: SPRO). Ms. Tregoning graduated from Stanford University with a B.A. in International Relations and holds an M.A. in Public Policy from the Kennedy School of Government at Harvard University. We believe that Ms. Tregoning is qualified to serve on our Board because of her senior and executive leadership experience in several biopharmaceutical companies, including her knowledge of healthcare public policy and knowledge of the life sciences industry.

REQUIRED VOTE

Ms. Tregoning shall be elected as director to serve until the 2029 annual general meeting or until her successor has been duly elected and qualified if the proposal to elect Ms. Tregoning as a director of the Company receives the affirmative vote of more than 50% of the holders of the shares entitled to vote and who are present or represented by proxy at the Meeting. Abstentions and broker non-votes, if any, are not counted in the calculation of votes for or against this proposal.

RECOMMENDATION OF THE BOARD OF DIRECTORS

Our Board unanimously recommends that the shareholders vote “FOR” the election of Kathleen Tregoning to our Board of Directors.

PROPOSAL 4—RE-ELECTION OF JEFFREY JONAS TO THE BOARD OF DIRECTORS

Jeffrey Jonas is currently a member of our Board and has been nominated for re-election as a director. If elected, he will hold office from the date of his election until the 2028 annual general meeting of shareholders where he must retire by rotation and offer himself for re-election, or until his earlier death, resignation or removal. Dr. Jonas has agreed to serve if elected, and we have no reason to believe that he will be unable to serve.

Jeffrey Jonas, MD has served as a member of our Board since October 2025. Dr. Jonas has served as a partner at Cure Ventures, a life sciences venture capital firm, since January 2024. From November 2022 until September 2023, Dr. Jonas served as the chief executive officer of ABio-X, a Boston area biotechnology incubator. Previously, Dr. Jonas served as the chief innovation officer of Sage Therapeutics, Inc., a publicly-traded biopharmaceutical company (subsequently acquired by Supernus Pharmaceuticals, Inc. (Nasdaq: SUPN) (“Sage”)), from December 2020 to November 2022 and as the chief executive officer and president of Sage from August 2013 to December 2020. Dr. Jonas recently served on the board of directors of Generation Bio Co (Nasdaq: GBIO) where he had served since 2018 until its acquisition by XOMA Royalty Corporation (NASDAQ: XOMA), and he currently serves on the boards of several private biotechnology companies. He currently serves as a member of the scientific advisory board for Delix Therapeutics. Previously, Dr. Jonas served on the boards of directors of Sage, from August 2013 to December 2024 and of Karuna Pharmaceuticals, Inc., a publicly-traded biopharmaceutical company, from October 2018 until its acquisition by Bristol Myers Squibb (NYSE: BMY) in March 2024. Dr. Jonas earned his B.A. from Amherst College and M.D. from Harvard Medical School. He completed a residency in psychiatry at Harvard Medical School, and he served as chief resident in psychopharmacology at McLean Hospital, Harvard Medical School. We believe that Dr. Jonas is qualified to serve on our Board because of his experience as a chief executive officer and as a public company director in the pharmaceutical and biotechnology industry.

REQUIRED VOTE

Dr. Jonas shall be elected as director to serve until the 2028 annual general meeting or until his successor has been duly elected and qualified if the proposal to re-elect Dr. Jonas as a director of the Company receives the affirmative vote of more than 50% of the holders of the shares entitled to vote and who are present or represented by proxy at the Meeting. Abstentions and broker non-votes, if any, are not counted in the calculation of votes for or against this proposal.

RECOMMENDATION OF THE BOARD OF DIRECTORS

Our Board unanimously recommends that the shareholders vote “FOR” the re-election of Jeffrey Jonas to our Board of Directors.

PROPOSAL 5—RE-APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP, AN ENGLISH LIMITED LIABILITY PARTNERSHIP, AS U.K. STATUTORY AUDITOR OF THE COMPANY, TO HOLD OFFICE UNTIL THE CONCLUSION OF THE NEXT ANNUAL GENERAL MEETING OF SHAREHOLDERS

At each meeting at which the accounts are laid before shareholders, the Company is required to appoint U.K. statutory auditor to serve until the next such meeting. Proposal 5 seeks your approval of the re-appointment of PricewaterhouseCoopers LLP, an English limited liability partnership (“PwC UK”), to serve as our U.K. statutory auditor, to hold office until the conclusion of the 2027 annual general meeting of shareholders. In the event this proposal does not receive the affirmative vote of more than 50% of the holders of the shares entitled to vote and who are present or represented by proxy at the Meeting, the Board may appoint an auditor to fill the vacancy. If the re-appointment of PwC UK is approved, the Audit and Risk Committee, at its discretion, may nonetheless direct the appointment of a different U.K. statutory auditor at any time it decides that such a change would be in the best interest of the Company and its shareholders.

REQUIRED VOTE

The re-appointment of PwC UK requires the affirmative vote of more than 50% of the holders of the shares entitled to vote and who are present or represented by proxy at the Meeting. Abstentions and broker non-votes, if any, are not counted in the calculation of votes for or against this proposal.

RECOMMENDATION OF THE BOARD OF DIRECTORS

Our Board unanimously recommends that the shareholders vote “FOR” the re-appointment of PricewaterhouseCoopers LLP (UK) as our U.K. statutory auditor, to hold office until the conclusion of the 2027 annual general meeting of the shareholders.

PROPOSAL 6—ADVISORY (NON-BINDING) RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP, A DELAWARE LIMITED LIABILITY PARTNERSHIP, AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2026

Proposal 6 seeks your ratification of the appointment of PricewaterhouseCoopers LLP, a Delaware limited liability partnership (“PwC US”), as our independent registered public accounting firm for the fiscal year ending December 31, 2026.

PwC US has indicated its willingness to act as our independent registered public accounting firm. Representatives of PwC US are not expected to be present at the Meeting.

PwC UK served as our independent registered public accounting firm since our initial public offering in September 2020 until the interim period ended March 31, 2025 and the related Form 10-Q. On April 14, 2025, the Audit and Risk Committee (i) accepted notice of the resignation of PwC UK as our independent registered public accounting firm and (ii) appointed PwC US as our independent registered public accounting firm for the fiscal year ending December 31, 2025, including performing reviews of the interim periods beginning with the period ending June 30, 2025. Such resignation by PwC UK and the appointment of PwC US became effective upon the completion of PwC UK’s review of our interim period ended March 31, 2025 and the filing of the related Form 10-Q.

The reports of PwC UK on our consolidated financial statements for the years ended December 31, 2024 and December 31, 2023 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.

During the fiscal years ended December 31, 2024 and 2023, and in the subsequent interim period through April 14, 2025, the date on which PwC UK’s notice of resignation as our independent registered public accounting firm was accepted, (i) there were no disagreements within the meaning of Item 304(a)(1)(iv) of Regulation S-X and the instructions relating thereto with PwC UK on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to PwC UK’s satisfaction, would have caused PwC UK to make reference to the subject matter of the disagreements in its reports on the consolidated financial statements for the fiscal years ended December 31, 2024 and 2023, and (ii) there were no reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K.

During the fiscal years ended December 31, 2024 and 2023, and in the subsequent interim period through April 14, 2025, the date on which PwC US was appointed as our independent registered public accounting firm, neither we nor anyone on our behalf consulted PwC US regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements, and neither a written report nor oral advice was provided by PwC US to us that PwC US concluded was an important factor considered by us in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the instructions relating thereto) or a reportable event (as that term is defined in Item 304(a)(1)(v) of Regulation S-K) relating to the Company.

Our organizational documents do not require that the shareholders ratify the selection of PwC US as our independent registered public accounting firm, and shareholder ratification is not binding on the Company, the Board or the Audit and Risk Committee. We request such ratification, however, as a matter of good corporate practice. Our Board, including our Audit and Risk Committee, values the opinions of our shareholders and, to the extent there is any significant vote against the ratification of the selection of PwC US as disclosed in this Proxy Statement, we will consider our shareholders’ concerns and evaluate what actions may be appropriate to address those concerns, although the Audit and Risk Committee, in its discretion, may still retain PwC US.

FEES FOR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The table below sets forth a summary of the fees billed to us by our former independent registered public accounting firm, PwC UK, for the fiscal year ended December 31, 2024, and our current independent registered public accounting firm, PwC US, for the fiscal year ended December 31, 2025, for professional services rendered during the fiscal years. All such services and fees were pre-approved by the Audit and Risk Committee, which concluded that the provision of such services was compatible with the maintenance of each firm’s independence in the conduct of its auditing functions.

Fees	December 31, 2025 ($‘000)	December 31, 2024 ($‘000)
Audit Fees (1)	1,674	1,465
All Other Fees (2)	10	2
Total	1,684	1,467

(1) “Audit Fees” consist of fees billed for the audit of our annual consolidated financial statements and the review of our SEC interim consolidated financial statements. Audit fees also include services provided in connection with statutory and regulatory filings or engagements, including comfort letters, consents, and assistance with registration statements filed with the SEC.

(2) “All Other Fees” consist of fees billed for products and services other than the services reported above.

The Audit and Risk Committee has determined that the rendering of non-audit services by PwC US is compatible with maintaining the principal accountant’s independence.

Pre-Approval Procedures

The Audit and Risk Committee pre-approves all audit and permissible non-audit services provided by the independent registered certified public accounting firm unless an exception to such pre-approval exists under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or the rules of the SEC. These services may include audit services, audit-related services, tax services and other services. Our Audit and Risk Committee has pre-approved all services performed by the independent registered public accounting firm since the pre-approval policy was adopted prior to our initial public offering.

REQUIRED VOTE

The ratification of the selection of PwC US as our independent registered public accounting firm requires the affirmative vote of more than 50% of the holders of the shares entitled to vote and who are present or represented by proxy at the Meeting. This vote is advisory and non-binding. Abstentions and broker non-votes, if any, are not counted in the calculation of votes for or against this proposal.

RECOMMENDATION OF THE BOARD OF DIRECTORS

Our Board unanimously recommends that the shareholders vote “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP, a Delaware limited liability partnership, as our independent registered public accounting firm for the fiscal year ending December 31, 2026.

PROPOSAL 7—AUTHORIZATION FOR THE AUDIT AND RISK COMMITTEE TO DETERMINE THE AUDITORS’ REMUNERATION FOR THE FISCAL YEAR ENDING DECEMBER 31, 2026

Proposal 7 authorizes the Audit and Risk Committee to determine our auditors’ remuneration for the fiscal year ending December 31, 2026. Fees for PwC US, our independent registered public accounting firm in respect of the year ended December 31, 2025 and PwC UK, our independent registered public accounting firm for the year ended December 31, 2024 (and through April 14, 2025) and our statutory auditor, in respect of the years ended December 31, 2025 and December 31, 2024, are set forth in Proposal 6 above.

The Audit and Risk Committee is directly responsible for the appointment, retention and termination, and for determining the compensation of the Company’s independent registered public accounting firm. The Audit and Risk Committee shall pre-approve all auditing services and the terms thereof and non-audit services (other than non-audit services prohibited under Section 10A(g) of the Exchange Act or the applicable rules of the SEC or the Public Company Accounting Oversight Board (“PCAOB”)), except that pre-approval is not required for the provision of non-audit services if the “de minimis” provisions of Section 10A(i)(1)(B) of the Exchange Act are satisfied. The Audit and Risk Committee may delegate to the chairperson of the Audit and Risk Committee the authority to grant pre-approvals for audit and non-audit services, provided such approvals are presented to the Audit and Risk Committee at its next scheduled meeting. All services provided by PwC US and PwC UK during fiscal year 2025 were pre-approved by the Audit and Risk Committee in accordance with the pre-approval policy described above, and all audit-related fees, tax fees and other fees during the fiscal year 2025 were approved by the Audit and Risk Committee.

REQUIRED VOTE

The authorization of the Audit and Risk Committee to determine auditor remuneration requires the affirmative vote of more than 50% of the holders of the shares entitled to vote and who are present or represented by proxy at the Meeting. Abstentions and broker non-votes, if any, are not counted in the calculation of votes for or against this proposal.

RECOMMENDATION OF THE BOARD OF DIRECTORS

Our Board unanimously recommends that the shareholders vote “FOR” the authorization of our Audit and Risk Committee to determine our auditors’ remuneration for the fiscal year ending December 31, 2026.

PROPOSAL 8—RESOLUTION TO RECEIVE THE COMPANY’S U.K. STATUTORY ANNUAL ACCOUNTS AND REPORTS

At the Meeting, our Board will present our U.K. statutory annual accounts and reports for the period January 1, 2025 through December 31, 2025, which includes the audited portion of the directors’ annual report on remuneration. The Board does not recommend the payment of any dividend for the year ended December 31, 2025.

REQUIRED VOTE

The receipt of the U.K. statutory annual accounts and reports requires the affirmative vote of more than 50% of the holders of the shares entitled to vote and who are present or represented by proxy at the Meeting. Abstentions and broker non-votes, if any, are not counted in the calculation of votes for or against this proposal.

RECOMMENDATION OF THE BOARD OF DIRECTORS

Our Board unanimously recommends that the shareholders vote “FOR” the resolution to receive our U.K. statutory annual accounts and reports.

PROPOSAL 9— ADVISORY (NON-BINDING) APPROVAL OF OUR U.K. STATUTORY DIRECTORS’ ANNUAL REPORT ON REMUNERATION

Our U.K. statutory directors’ remuneration report is set forth in Annex A to this Proxy Statement. The directors’ remuneration report includes the annual report on remuneration. This document describes in detail our remuneration policies and procedures and explains how these policies and procedures help to achieve our compensation objectives with regard to our directors and the retention of high-quality directors. Our Board and our Compensation and Leadership Development Committee believe that the policies and procedures as articulated in the directors’ remuneration report are effective and that as a result of these policies and procedures we have and will continue to have high-quality directors. Our Board has approved and signed the report in accordance with English law.

At the Meeting, the shareholders will vote on the annual report on remuneration. This vote is advisory and non-binding. Although non-binding, our Board and Compensation and Leadership Development Committee will review and consider the voting results when making future decisions regarding our director remuneration program. Following the Meeting, and as required under English law, the directors’ annual report on remuneration will be delivered to the U.K. Registrar of Companies.

REQUIRED VOTE

The approval of our U.K. statutory directors’ annual report on remuneration requires the affirmative vote of more than 50% of the holders of the shares entitled to vote and who are present or represented by proxy at the Meeting. This vote is advisory and non-binding. Abstentions and broker non-votes, if any, are not counted in the calculation of votes for or against this proposal.

RECOMMENDATION OF THE BOARD OF DIRECTORS

Our Board unanimously recommends that the shareholders vote “FOR” approval of our U.K. statutory directors’ annual report on remuneration set forth in Annex A.

PROPOSAL 10—ADVISORY (NON-BINDING) VOTE TO APPROVE THE COMPANY’S EXECUTIVE COMPENSATION

Section 14A of the Exchange Act requires that we provide our shareholders with the opportunity to vote to approve, on a non-binding, advisory basis, not less frequently than once every three years, the compensation of our named executive officers. Based on the voting results of the vote on the frequency of future votes on executive compensation at our 2022 annual general meeting of shareholders, our Board has determined that an advisory vote by the shareholders regarding named executive officer compensation will be conducted on an annual basis.

Our compensation programs are designed to effectively align our executives’ interests with the interests of our shareholders by focusing on long-term equity incentives that correlate with the growth of sustainable long-term value for our shareholders.

Shareholders are urged to read the section titled “Executive Compensation” in this Proxy Statement, which discusses our executive compensation policies and practices and contains tabular information and narrative discussion about the compensation of our named executive officers for the year ended December 31, 2025. Our Board and our Compensation and Leadership Development Committee believe that these policies and practices are effective in implementing our compensation philosophy and in achieving our compensation program goals.

The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our named executive officers, as described in this Proxy Statement in accordance with the compensation disclosure rules of the SEC.

Accordingly, we are asking our shareholders to vote on the following resolution at the Meeting:

To approve, on a non-binding advisory basis, the compensation paid to the Company’s named executive officers, as disclosed in the Company’s Proxy Statement for the 2026 Annual General Meeting, pursuant to the compensation disclosure rules of the SEC, including the Executive Compensation section, the compensation tables and the narrative discussions that accompany the compensation tables.

REQUIRED VOTE

The approval of this advisory non-binding proposal requires the affirmative vote of more than 50% of the holders of the shares entitled to vote and who are present or represented by proxy at the Meeting. Abstentions and broker non-votes, if any, are not counted in the calculation of votes for or against this proposal.

The vote is advisory, which means that the vote is not binding on the Company, our Board or our Compensation and Leadership Development Committee. To the extent there is any significant vote against our named executive officer compensation as disclosed in this Proxy Statement, our Compensation and Leadership Development Committee will evaluate whether any actions are necessary to address the concerns of shareholders.

RECOMMENDATION OF THE BOARD OF DIRECTORS

Our Board unanimously recommends that the shareholders vote “FOR” the approval, on a non-binding advisory basis, of the compensation of our named executive officers, as disclosed in this Proxy Statement.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

BOARD OF DIRECTORS

Below is a list of our directors and their positions and ages as of April 6, 2026.

Name	Age	Position
Gino Santini	69	Chair of the Board
Kabir Nath	61	Chief Executive Officer, Director
Justin Gover	55	Director
Annalisa Jenkins, MBBS(1)	60	Director
Jeffrey Jonas	73	Director
Daphne Karydas	53	Director
Robert McQuade	69	Director
David Norton	74	Director
Wayne Riley	66	Director

(1) Dr. Jenkins will serve out her remaining term as a Class III director expiring at the Meeting and has not been renominated for re-election.

During the year ended December 31, 2025, there were 10 meetings of our Board. All of our then serving Directors attended a minimum of 75% of the aggregate of the meetings of the Board and meetings of the committees of which he or she was a member during 2025. Under our Corporate Governance Guidelines, each of our directors is expected to make reasonable efforts to attend meetings of the Board and its committees. Directors are also expected to attend our annual general meeting of shareholders to the extent practicable.

The biographical information for Justin Gover, Daphne Karydas, and Jeffrey Jonas, the nominees to our Board, is provided in “Proposal 1—Re-Election of Justin Gover to the Board of Directors,” “Proposal 2—Re-Election of Daphne Karydas to the Board of Directors,” and “Proposal 4—Re-Election of Jeffrey Jonas to the Board of Directors,” respectively.

Below is biographical information for those directors who are not standing for re-election at this Meeting and who will remain seated following the Meeting.

Gino Santini has served as Chair and a member of our Board since September 2024. Mr. Santini currently serves as Chairman of the Board of Collegium Pharmaceutical, Inc. (Nasdaq: COLL), where he has served as a member since July 2012 and has served as lead independent director since May 2015. Mr. Santini was also recently nominated to the board of directors of Galapagos NV (Nasdaq: GLPG) with the intention to appoint him as board chair, subject to shareholder approval at Galapagos’ annual shareholders’ meeting. Mr. Santini currently serves as a member of the board of directors of several privately held companies. Since 2011, Mr. Santini has been a senior advisor providing financing and business consulting services to U.S. and European venture capital, pharmaceutical and biotechnology companies. Previously during the past five years, Mr. Santini served on the board of directors of Intercept Pharmaceuticals, Inc. (Nasdaq: ICPT), Horizon Therapeutics plc (Nasdaq: HZNP), Allena Pharmaceuticals, Inc. (Nasdaq: ALNA), and AMAG Pharmaceuticals Inc. (Nasdaq: AMAG). Previously, Mr. Santini held various positions at Eli Lilly and Company (“Lilly”), from 1983 until his retirement from Lilly in December 2010, most recently as Senior Vice President of Corporate Strategy and Business Development, a position he held since 2007. Prior to his retirement, Mr. Santini also served as a member of Lilly’s Executive Committee and as President of U.S. Operations. He graduated from the University of Bologna, Italy with a B.S. in Mechanical Engineering in 1981 and received an M.B.A. from the Simon School of Business at the University of Rochester in 1983. We believe that Mr. Santini is qualified to serve on our Board because of his extensive experience in the pharmaceutical industry, including in senior leadership roles in corporate strategy, and his experience as a board member for a number of publicly-traded biotechnology companies, including serving as lead independent director.

Kabir Nath has served as our Chief Executive Officer and a member of our Board since August 2022. Previously from March 2016 until July 2022, Mr. Nath held positions of increasing responsibility and leadership at Otsuka Holdings Co., Ltd., a leading global healthcare group listed on the Tokyo Stock Exchange (JP 4578). Most recently, from March 2020 until July 2022, Mr. Nath served as senior managing director of global pharmaceuticals at Otsuka. From March 2016 until April 2022, Mr. Nath served as president and chief executive officer of Otsuka’s North America Pharmaceutical Business. Prior to Otsuka, from 2003 until December 2015, Mr. Nath held positions of increasing responsibility and leadership at Bristol-Myers Squibb Company (NYSE: BMS). Mr. Nath currently serves on the board of directors of the American Foundation for Suicide Prevention (AFSP), a leading suicide prevention organization. Mr. Nath holds an M.A. from King’s College, University of Cambridge, and an M.B.A. from INSEAD. We believe that Mr. Nath is qualified to serve on our Board because of his extensive experience in the pharmaceutical and biotechnology sector and his commercial and senior leadership experience.

Robert McQuade, Ph.D. has served as a member of our Board since April 2020. From 2004 to his retirement in 2023, Dr. McQuade held roles of increasing responsibility and most recently served as the Executive Vice President & Chief Strategic Officer at Otsuka Pharmaceutical Development & Commercialization, Inc. Dr. McQuade served as Chairman of the Management Committee of the McQuade Center for Strategic Research and Development LLC from 2023 until March 2026 and previously served as an officer thereof from February 2020 to his retirement in 2023. Dr. McQuade currently serves on the board of directors of Camurus (NASDAQ STO: CAMX) and entities related to Otsuka, including Otsuka America Pharmaceutical, Inc. and Otsuka Pharmaceutical Development & Commercialization, Inc. He also serves on the board of directors of The Technology Accelerator Co., which is based in Charleston, SC. Prior to joining Otsuka, Dr. McQuade worked in drug discovery research at Schering-Plough Corp. and in global medical affairs at Bristol-Myers Squibb Company (NYSE: BMS). Dr. McQuade received his degree in biology from Davidson College and completed his Ph.D. in biochemistry from University of North Carolina at Chapel Hill. We believe that Dr. McQuade is qualified to serve on our Board because of his experience in clinical development and regulatory affairs, in addition to his qualifications, attributes and skills, including his extensive pharmaceutical experience.

David Norton has served as a member of our Board since May 2018. Until his retirement in September 2011, Mr. Norton was Company Group Chairman, Global Pharmaceuticals for Johnson & Johnson, a public healthcare company. Mr. Norton began his Johnson & Johnson career in 1979 and held a number of positions at the company, including Company Group Chairman, Worldwide Commercial and Operations for the CNS, Internal Medicine franchise from 2006 to 2009, Company Group Chairman for the pharmaceutical businesses in Europe, the Middle East and Africa from 2004 to 2006, and Company Group Chairman for the pharmaceutical businesses in North America from 2003 to 2004. Mr. Norton currently serves on the strategic advisory board of Forepont Capital, LLC, and the Global Alliance for TB Drug Development (now known as TB Alliance). Previously during the past five years, Mr. Norton served on the board of directors of Mallinckrodt, PLC (NYSE American: MNK) and Vivus, Inc. Mr. Norton is a graduate of Control Data Institute, Australia and the College of Distributive Trades, United Kingdom. We believe that Mr. Norton is qualified to serve on our Board because of his experience, qualifications, attributes and skills, including his extensive global pharmaceutical experience.

Wayne J Riley, M.D., MPH, M.B.A. has served as a member of our Board since March 2021. Dr. Riley serves as the President of the State University of New York (SUNY) Downstate Health Sciences University, Brooklyn, NY, USA where he holds tenured professorships in internal medicine, and health policy and management and has served since January 2017. Prior to this, Dr. Riley served as a clinical professor of medicine and adjunct professor of health policy at Vanderbilt University from July 2007 until June 2017, and as President and Chief Executive Officer of Meharry Medical College from January 2007 until July 2013. In addition, Dr. Riley currently serves as an elected member of the U.S. National Academy of Medicine, a Commissioner of the U.S. Medicare Payment Advisory Commission, Chair of the Board of the New York Academy of Medicine, President of the Society of Medical Administrators, an organization of leading North American physician executives, and a President Emeritus of the American College of Physicians. Dr. Riley is also a member of the board of directors of HCA Healthcare Inc. (NYSE: HCA), where he serves as Chair of the Patient Safety & Quality Committee and

a member of the Audit & Compliance and Nominating & Corporate Governance Committees and a member of the board of directors of HeartFlow, Inc. He also previously served as a Director of Vertex Pharmaceuticals Inc. (Nasdaq: VRTX). Dr. Riley holds a BA from Yale University, Masters in Public Health from the Tulane University School of Public Health and Tropical Medicine, M.D. from the Morehouse School of Medicine, and MBA from Rice University. We believe that Dr. Riley is qualified to serve on our Board because of his experience, qualifications, attributes and skills, including his extensive medical and health policy experience.

CORPORATE GOVERNANCE

Structure of our Board of Directors

Our Articles of Association and Corporate Governance Guidelines gives our Board the flexibility to determine the appropriate leadership structure for the Board, including whether the offices of Chief Executive Officer and Chair of the Board should be separate or combined and why the Board’s leadership structure is appropriate given the specific characteristics or circumstances of our Company and the Board’s assessment of its leadership from time to time. We currently separate the roles of Chief Executive Officer and Chair of the Board. Separating the duties of the Chair from the duties of the Chief Executive Officer allows our Chief Executive Officer to focus on our day-to-day business, while allowing the Chair to lead the Board in its fundamental role of providing advice to and independent oversight of management. Specifically, the Chair presides over meetings of the Board, presides over executive sessions of the independent directors, facilitates communications between management and the Board, serves as point of contract for written communications from our security holders and assists with other corporate governance matters. We believe that having an independent non-executive Chair can enhance the effectiveness of the Board as a whole.

Independence of our Board of Directors

Our Board has determined that all of our current directors, other than Kabir Nath, our Chief Executive Officer, qualify as “independent” directors in accordance with the independence requirements under the applicable Nasdaq rules as well as applicable rules promulgated by the SEC. Mr. Nath is not considered independent because he is an executive officer and employee of the Company.

Our Board has made a subjective determination as to each independent director that no relationships exist that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, our Board reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management. There are no family relationships among any of our directors or executive officers.

Our independent directors meet in regularly scheduled executive sessions at which only independent directors are present. The Audit and Risk Committee, the Compensation and Leadership Development Committee and the Nominating and Corporate Governance Committee are each comprised entirely of directors determined by the Board to be independent.

Board Oversight of Risk Management

Our management is primarily responsible for assessing and managing risk and one of the key functions of the Board is informed oversight of our risk management process. In carrying out its risk oversight responsibilities, the Board reviews the long and short-term operational and external risks facing the Company through its participation in long-range strategic planning, and ongoing reports from various Board standing committees that address risks inherent in their respective areas of oversight. On an ongoing basis, the Board and management identify key long and short-term risks, assess their potential impact and likelihood, and, where appropriate, implement operational measures and controls or purchase insurance coverage in order to help ensure adequate risk mitigation.

The Board is supported by its committees in fulfillment of its risk oversight responsibilities. For example, our Audit and Risk Committee focuses on our overall financial risk by evaluating our internal controls and disclosure policies as well as ensuring the integrity of our financial statements and periodic reports. The Audit and Risk Committee also monitors compliance with legal and regulatory requirements and oversees our risk and compliance framework, including risks related to cybersecurity, information security and data privacy, and our code of conduct and ethics. At its meetings, our Audit and Risk Committee receives reports concerning material risks and significant updates on compliance and risk management matters from our executive officers and senior leaders, as necessary. Our Compensation and Leadership Development Committee strives to create incentives that encourage an appropriate level of risk-taking consistent with our business strategy. Finally, our Nominating and Corporate Governance Committee works to ensure that our governance policies and procedures are appropriate in light of the risks we face.

Board Evaluation Process

Our Board is committed to assessing its own performance as a board in order to identify its strengths as well as areas in which it may improve its performance. The board evaluation process, which is overseen by the Nominating and Corporate Governance Committee, involves the completion of annual written questionnaires by the directors and, where appropriate from time to time, may include interviews with members of the Board, key members of management and key advisors to the Board. The results of the board evaluation process are reviewed and discussed, including considerations of action plans to address any issues, by both the Nominating and Corporate Governance Committee and our Board.

Committees of Our Board of Directors

Our Board has four standing committees: the Audit and Risk Committee, the Compensation and Leadership Development Committee, the Nominating and Corporate Governance Committee and the Scientific Committee. The charters for our Audit and Risk Committee, Compensation and Leadership Development Committee and Nominating and Corporate Governance Committee can be found on the “Corporate Governance–Documents and Charters” section of our investor relations website at ir.compasspathways.com. Each such committee reviews these charters at least annually. Our current committee composition is set forth below.

Name	Audit and Risk Committee	Compensation and Leadership Development Committee	Nominating and Corporate Governance	Scientific Committee
Gino Santini, MBA		X	Chair
Kabir Nath
Justin Gover, MBA	X			X
Annalisa Jenkins, MBBS		Chair		X
Jeffrey Jonas	X			X
Daphne Karydas, MBA	Chair	X
Robert McQuade, PhD	X			Chair
David Norton		X	X
Wayne Riley, MD, MBA			X	X

Audit and Risk Committee

Our Audit and Risk Committee currently consists of Justin Gover, Daphne Karydas, Jeffrey Jonas and Robert McQuade and assists our Board in overseeing our accounting and financial reporting processes. Ms. Karydas serves as chair of our Audit and Risk Committee. Our Audit and Risk Committee consists exclusively of members of our Board who are financially literate, and Ms. Karydas and Mr. Gover are each considered an “audit committee financial expert” as defined by applicable SEC rules and has the requisite financial sophistication as defined under the applicable Nasdaq rules and regulations. Our Board has determined that all of the members of our Audit and Risk Committee satisfy the “independence” requirements set forth in Rule 10A-3 under the Exchange Act. Our Audit and Risk Committee met five times in 2025 and oversees and reviews our internal controls, accounting policies and financial reporting, and provides a forum through which our independent registered public accounting firm reports. Our Audit and Risk Committee meets regularly with our independent registered public accounting firm without management present. Our Audit and Risk Committee operates under a written charter that satisfies the applicable standards of the SEC and Nasdaq.

Our Audit and Risk Committee’s responsibilities include:

•	appointing, approving the compensation of, and assessing the performance and independence of our independent registered public accounting firm;

•	approving auditing and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;

•

reviewing the audit plan with the independent registered public accounting firm and members of management responsible for preparing our financial statements and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures as well as critical accounting policies and practices used by us;

•	discussing with the independent registered public accounting firm its independence and obtaining required written communications required by the PCAOB;

•	exercising general oversight over our information security and technology risks, including our cybersecurity and information security and related risk management programs; and

•

monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements and reviewing all related party transactions for potential conflict of interest situations and approving all such transactions.

Compensation and Leadership Development Committee

Our Compensation and Leadership Development Committee currently consists of Gino Santini, Annalisa Jenkins, Daphne Karydas and David Norton. Dr. Jenkins serves as chair of our Compensation and Leadership Development Committee. Under SEC and Nasdaq rules, there are heightened independence standards for members of our Compensation and Leadership Development Committee, including a prohibition against the receipt of any compensation from us other than standard board member fees. Each member of our Compensation and Leadership Development Committee is a non-employee director, as defined in Rule 16b-3 promulgated under the Exchange Act. Our Board has determined that each member of our Compensation and Leadership Development Committee is “independent” as defined under the applicable Nasdaq rules. Our Compensation and Leadership Development Committee held four meetings during 2025.

Our Compensation and Leadership Development Committee’s responsibilities include:

•	reviewing policies relevant to the consideration and determination of compensation of our directors and executive officers;

•	overseeing and administering our employee equity incentive plans in operation from time to time, including reviewing and approving grants and awards;

•

reviewing and approving certain corporate goals and objectives relating to the compensation of our chief executive officer, evaluating the performance of our chief executive officer in light of such corporate goals and objectives, and recommending the compensation of our chief executive officer to the Board based on such evaluation;

•	reviewing and recommending to our Board the compensation of our other executive officers and our directors;

•	overseeing our strategies, programs and initiatives related to creating a positive working environment;

•

reviewing and overseeing our human capital management strategies, policies and practices, including employee health, safety and well-being, workforce belonging and inclusion and overall employee engagement and retention; and

•	reviewing and approving the retention of consulting firm or outside advisor to assist in the evaluation of compensation matters.

The Compensation and Leadership Development Committee has the authority to delegate certain responsibilities to one or more subcommittees consisting of one or more of its members, but has not delegated such authority to a subcommittee.

Our Board has delegated to the Compensation and Leadership Development Committee the authority to approve any proposed compensation for our executive officers other than the Chief Executive Officer whose compensation is recommended to the Board for approval based on the Compensation and Leadership Development Committee’s evaluation of his performance in relation to our goals and objectives. Non-executive director compensation is recommended by our Compensation and Leadership Development Committee to the Board for approval. Our Chief Executive Officer may participate in general discussions with our Compensation and Leadership Development Committee and Board about these compensation matters, but he does not participate in discussions during which his individual compensation is being considered and approved.

In 2025, the Compensation and Leadership Development Committee retained the services of Aon’s Human Capital Solutions practice, a division of Aon plc (“Aon”), an independent compensation consultant, to assist the Compensation and Leadership Development Committee with respect to compensation actions in 2025 with the goal of ensuring that our compensation arrangements for our Chief Executive Officer, our other executive officers and our non-executive directors were competitive.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee currently consists of Gino Santini, David Norton and Wayne Riley. Mr. Santini serves as chair of our Nominating and Corporate Governance committee. Our Board has determined that each member of our Nominating and Corporate Governance Committee is “independent” as defined under the applicable Nasdaq rules. Our Nominating and Corporate Governance Committee held two meetings during 2025.

Our Nominating and Corporate Governance committee’s responsibilities include:

•	developing and recommending to the Board criteria for board and committee membership;

•

establishing procedures for identifying and evaluating board of director candidates, including nominees recommended by shareholders, including procedures by which shareholders may recommend director candidates;

•	identifying individuals qualified to become members of the Board;

•	evaluating the suitability of individual prospective director candidates, including considering the benefits of diverse perspectives, experiences and backgrounds;

•	recommending to our Board the persons to be nominated for election as directors and to each of our Board’s committees;

•	developing and recommending to our Board a set of corporate governance guidelines, and regularly reviewing policies and guidelines adopted by the Board or its committees; and

•	overseeing the evaluation of our Board and its committees.

Our Board is responsible for filling vacancies on our Board and for nominating candidates for election by our shareholders each year in the class of directors whose term expires at the relevant annual general meeting. The Board delegates the selection and nomination process to the Nominating and Corporate Governance Committee, with the expectation that other members of the Board, and of management, will be requested to take part in the process as appropriate.

The Nominating and Corporate Governance Committee considers candidates for Board of Director membership by soliciting recommendations from any of the following sources: independent directors, the Chief Executive Officer, other executive officers, third-party search firms, or any other source it deems appropriate. Additionally, the Nominating and Corporate Governance Committee will review and evaluate the qualifications of any such proposed candidate, and conduct inquiries it deems appropriate. Any shareholder who wishes to recommend a candidate for consideration by the committee as a nominee for director should follow the procedures described later in this Proxy Statement under the heading “Shareholder Recommendations and Nominees” and “Additional Information—Shareholder Proposals.”

Director Nomination Process

The process followed by our Nominating and Corporate Governance Committee to identify and evaluate director candidates includes requests to board members and others for recommendations, including through the use of search firms or other advisors, meetings from time to time to evaluate biographical information and background material relating to potential candidates, and interviews of selected candidates by management, recruiters, members of the committee and our Board.

Once candidates have been identified, the Nominating and Corporate Governance Committee confirms that the candidates meet all of the minimum qualifications and other criteria for director nominees approved by the Board and all facts and circumstances that it deems appropriate or advisable. The Nominating and Corporate Governance Committee may gather information about the candidates that relate to their skills, their depth and breadth of business experience or other background characteristics, their independence, the needs of the Board and any other item of information that the Nominating and Corporate Governance Committee deems to be appropriate in the evaluation process. The Nominating and Corporate Governance Committee then meets as a group to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of our Board. Based on the results of the evaluation process, the Nominating and Corporate Governance Committee recommends candidates for the Board’s approval to fill a vacancy or as director nominees for election to the Board by our shareholders each year in the class of directors whose term expires at the relevant annual general meeting.

The qualifications, qualities and skills that our Nominating and Corporate Governance Committee believes must be met by a nominee for a position on our Board are as follows:

•	The nominee shall have experience at a strategic or policymaking level in a business, government, non-profit or academic organization of high standing.

•	The nominee shall be accomplished in his or her respective field, with superior credentials and recognition.

•	The nominee shall be well regarded in the community and shall have a long-term reputation for the high ethical and moral standards.

•	The nominee shall have sufficient time and availability to devote to the affairs of the Company, particularly in light of the number of boards of directors on which such nominee may serve.

•	To the extent such nominee serves or has previously served on other boards, the nominee shall have a demonstrated history of actively contributing at board meetings.

While we have no formal policy regarding board diversity, our Corporate Governance Guidelines and Nominating and Corporate Governance Committee charter provide that when evaluating proposed director candidates, the Nominating and Corporate Governance Committee (or any search firm acting under the direction of the Nominating and Corporate Governance Committee) shall consider the benefits of diversity of perspectives, backgrounds and experiences. Our priority in selection of board members is identification of members who will further the interests of our shareholders through consideration of a number of facts and circumstances, including among other things, the skills of the prospective director candidate, his or her depth and breadth of business experience or other background characteristics, his or her independence and the needs of the Board.

Shareholder Recommendations and Nominees

Our Nominating and Corporate Governance Committee considers both recommendations and nominations for candidates to the Board from shareholders so long as such recommendations and nominations comply with our Articles of Association, Nominating and Corporate Governance Committee charter and applicable laws, including the rules and regulations of the SEC. Shareholders may recommend director nominees for consideration by the Nominating and Corporate Governance Committee by writing to our Company Secretary at the address below not less than 120 days prior to the anniversary date on which the Company’s proxy statement was released to shareholders in connection with the previous year’s annual meeting. Shareholder recommendations for director candidates must include the nominee’s name and address of record, a representation that the shareholder is a holder of the Company’s securities, as well as the nominee’s detailed biographical data and qualifications for board membership, information regarding any arrangements or understandings between the shareholder and the recommended candidate, the consent of the proposed nominee to be named in the proxy statement and serve as a director if elected and any other information regarding the nominee that is required to be included in a proxy statement.

Following verification of the shareholder status of the person submitting the recommendation, all properly submitted recommendations will be promptly brought to the attention of the Nominating and Corporate Governance Committee. Shareholders who desire to nominate persons directly for election to the Board at an annual general meeting of shareholders must meet the deadlines and other requirements set forth under “Additional Information —Shareholder Proposals.” Any vacancies on the Board occurring between our annual general meetings of shareholders may be filled by persons selected by a majority of the directors then in office, in which case any director so elected will serve until the next annual general meeting of shareholders when such director will offer himself/herself for re-election, or by persons elected by an ordinary resolution of the shareholders of the Company.

You may write to the Nominating and Corporate Governance Committee at:

c/o Ben Harber

Company Secretary

COMPASS Pathways plc

3rd Floor

1 Ashley Road, Altrincham

Cheshire WA14 2DT

United Kingdom

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics applicable to all of our directors, officers, employees and certain designated agents. The Code of Business Conduct and Ethics is available on the “Corporate Governance –Documents and Charters” section of our investor relations website at ir.compasspathways.com. We expect that any amendments to this code or any waivers of its requirements will be disclosed on our website.

Shareholder Communication with the Board of Directors

Our Board has implemented a process by which our shareholders or any interested parties may communicate with our Board as a whole or with individual members of our Board. Communications directed to our Board as a whole should be addressed to COMPASS Pathways plc 3rd Floor, 1 Ashley Road, Altrincham Cheshire WA14 2DT, United Kingdom Attn: Chair of the Board, and communications directed to individual directors should be addressed to the attention of the individual director at the same address. Such communications may be made on an anonymous or confidential basis. All such communications received by the Company shall be delivered initially to the Company’s Corporate Counsel, who shall review and maintain a log of all such communications.

Directors may at any time review this log and request copies of any shareholder communication. Communications received will be promptly forwarded to the specified addressees thereof at the Company’s discretion. In general, communications relating to board and chief executive officer succession planning, corporate governance matters, executive compensation matters, general board oversight matters and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances, and matters as to which we tend to receive repetitive or duplicative communications. Any interested party with concerns about our company may report such concerns to the Board or the chairman of our Board and Nominating and Corporate Governance Committee by following the procedures described above.

A copy of any such written communication may also be forwarded to our legal counsel and a copy of such communication may be retained for a reasonable period of time. The director may discuss the matter with our legal counsel, with independent advisors, with non-management directors, or with our management, or may take other action or no action as the director determines in good faith, using reasonable judgment, and applying his or her own discretion.

Communications may be forwarded to other directors if they relate to important substantive matters and include suggestions or comments that may be important for other directors to know.

The Audit and Risk Committee oversees the procedures for the receipt, retention, and treatment of complaints received by us regarding accounting, internal accounting controls or audit matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting, internal accounting controls or auditing matters. Any shareholder communications that include concerns or complaints regarding accounting, internal controls or auditing matters or potential violations of the federal securities laws or the Foreign Corrupt Practices Act will be handled in accordance with procedures adopted by the Audit and Risk Committee. We have also established a toll-free telephone number for the reporting of such activity, which is +1 877 306 1965 or +44 (0) 800 032 5911.

DIRECTOR COMPENSATION

Under our Directors’ Remuneration Policy for Non-Executive Directors (“Director Compensation Policy”), the Board has the discretion to pay cash and equity fees to our non-executive directors for their Board and committee service. Our compensation arrangements for non-executive directors during 2025, as set forth in our Director Compensation Policy, were comprised of an award of a fixed number of share options plus cash payment.

Our Director Compensation Policy during 2025 provided that each non-executive director will receive the following cash retainers for service on our Board: (a) $100,000 for our Board Chair, (b) $40,000 for each member, (c) an additional $20,000 for a lead independent director (if applicable), (d) $20,000 (prior to June 12, 2025, $18,000) for the chair of the Audit and Risk Committee, (e) $15,000 (prior to June 12, 2025, $14,000) for the chair of the Compensation and Leadership Development Committee, (f) $12,000 for the chair of the Scientific Committee, (g) $10,000 for the chair of our Nominating and Corporate Governance Committee, (h) $10,000 (prior to June 12, 2025, $9,000) for each member of our Audit and Risk Committee, (i) $7,500 (prior to June 12, 2025, $7,000) for each member of the Compensation and Leadership Development Committee, (j) $6,000 for each member of the Scientific Committee, and (i) $5,000 for each member of our Nominating and Corporate Governance Committee. Fees are reviewed on a periodic basis against those in similar sized companies to ensure they remain competitive and adequately reflect the time commitments and scope of the role. Directors may also receive limited travel or hospitality-related benefits in connection with their duties.

In addition to cash compensation, each non-executive director is eligible to receive share options under our equity incentive plans. We have historically awarded share options to certain non-executive directors in an amount determined at the discretion of the Board or Compensation and Leadership Development Committee. The value of all equity awards and cash compensation to any non-executive director in any calendar year for services as a non-executive director shall not exceed £750,000. We do not have a formal share ownership guideline policy for non-executive directors.

During 2025, our Director Compensation Policy provided that each new non-executive director elected to our Board was granted an initial one-time equity award of options to purchase 52,000 of our ADSs on the date of such director’s initial election or appointment to the Board and each continuing non-executive director will receive an option to purchase 26,000 ADSs (or an option to purchase 39,000 ADSs in the case of the Board Chair) on the date of our annual general meeting. Accordingly, on June 12, 2025, the date of our 2025 AGM, our Board Chair, Gino Santini, was granted an option to purchase 39,000 of our ADSs and each ongoing non-executive director that continued to serve on the board (excluding the Board Chair) was granted an option to purchase 26,000 of our ADSs. On July 29, 2025, Mr. Gover was granted an initial option to purchase 52,000 ADSs in connection with his appointment to the Board and on October 29, 2025, Dr. Jonas was granted an initial option to purchase 52,000 ADSs in connection with his appointment to the Board. For the initial grants, options vest in 36 equal monthly installments, subject to continued service on the Board. For the annual grants, options vest in full upon the earlier to occur of the first anniversary of the date of grant or the date of the next Annual Meeting, subject to continued service on the Board.

The table below shows the compensation paid to our non-executive directors during the year ended December 31, 2025. Mr. Nath did not receive compensation for service on the Board. The compensation paid to Mr. Nath is set forth under the heading “Named Executive Officer Compensation—Summary Compensation Table” below. As a U.K.-incorporated company, we have received shareholder approval at our AGM in 2024 for our U.K. statutory directors’ remuneration policy.

Director Compensation for 2025

Name	Fees Earned or Paid in Cash ($)	Option Awards ($) (1) (2)	Total ($)
Gino Santini(2)	109,375	123,427	232,802
David Norton (2)	52,450	82,285	134,735
Justin Gover(2)(3)	23,333	164,320	187,653
Annalisa Jenkins (2)	64,636	82,285	146,921
Jeff Jonas(2)(4)	9,333	237,120	246,453
Daphne Karydas(2)	63,542	82,285	145,826
Thomas Lönngren(2)(5)(7)	57,308	235,714	293,022
Linda McGoldrick(2)(6)(7)	45,417	226,864	272,281
Robert McQuade(2)	61,583	82,285	143,868
Wayne Riley(2)	53,917	82,285	136,201

(1) The amount reported represents the aggregate grant date fair value of share options awarded to our non-employee directors during the 2025 fiscal year, calculated in accordance with FASB, ASC Topic 718. Such grant date fair value does not take into account any estimated forfeitures. The assumptions used in calculating the grant date fair value of the share option reported in this column are set forth in Note 8 in our annual report on Form 10-K filed with the SEC on March 24, 2026. The amount reported in this column reflects the accounting cost for these share option awards and does not correspond to the actual economic value that may be received by the directors upon the exercise of the share options or any sale of the shares.

(2) At December 31, 2025, the following number of outstanding and unexercised share options were held by persons who held the position of non-employee Director during the course of 2025: Gino Santini (91,000), David Norton (255,404), Justin Gover (52,000), Annalisa Jenkins (242,404), Jeff Jonas (52,000), Daphne Karydas (104,000), Thomas Lönngren (141,095), Linda McGoldrick (102,584) Robert McQuade (128,584), and Wayne Riley (123,750).

(3) Mr. Gover joined the Board in July 2025 and received his initial equity award on July 29, 2025. His cash fees are pro-rated for the period of the year during which he served on the Board.

(4) Dr. Jonas joined the Board in October 2025 and received his initial equity award on October 29, 2025. His cash fees are pro-rated for the period of the year during which he served on the Board.

(5) Mr. Lönngren retired from the Board effective December 31, 2025.

(6) Ms. McGoldrick retired from the Board effective October 31, 2025 and her cash fees are pro-rated for the period of the year during which she served on the Board.

(7) In connection with the retirements of Mr. Lönngren and Ms. McGoldrick, the Board approved amendments to extend the option exercise period for their outstanding, vested share options until December 31, 2026. The amounts reported in the “Option Awards” column include the incremental fair value in connection with such share option amendments.

EXECUTIVE OFFICERS OF THE COMPANY

Below is a list of our executive officers and their positions and ages as of the date of April 6, 2026. There is no arrangement or understanding between any executive officer and any other person pursuant to which the executive officer was selected.

Name	Age	Position
Kabir Nath	61	Chief Executive Officer, Director
Guy Goodwin	78	Chief Medical Officer
Teri Loxam	54	Chief Financial Officer

For biographical information regarding Mr. Nath, see the section titled “Board of Directors and Corporate Governance.”

Guy Goodwin has served as our Chief Medical Officer since August 2021. Dr. Goodwin currently serves as Emeritus Professor of Psychiatry at The University of Oxford, where he has been a professor of psychiatry since October 1996. Additionally, Dr. Goodwin served as Medical Director at P1vital, where he worked between April 2018 and July 2021. Dr. Goodwin previously served as WA Handley Chair of Psychiatry and Head of the University of Oxford’s Department of Psychiatry. Dr. Goodwin is a Fellow of the Academy of Medical Sciences, the American College of Neuropsychopharmacology, and former President of the British Association for Psychopharmacology and of the European College of Neuropsychopharmacology. Dr. Goodwin received his BA, DPhil, BM, and BCh from the University of Oxford.

Teri Loxam has served as our Chief Financial Officer since March 2024 and worked with us on a consulting basis from December 2023 to March 2024. Prior to joining the Company, Ms. Loxam served as Chief Financial Officer of Gameto, Inc., a privately held, clinical-stage biotechnology company from April 2023 until October 2023. Previously, Ms. Loxam served as Chief Financial Officer and Chief Operating Officer of Kira Pharmaceuticals, a privately held, clinical-stage biotechnology company, from November 2021 to April 2023 and as Chief Financial Officer of SQZ Biotechnologies (OTC: SQZB), from August 2019 to November 2021. From August 2015 to August 2019, Ms. Loxam served in various roles at Merck & Co., Inc. (NYSE: MRK), including serving as Senior Vice President of Investor Relations and Global Communications. Before that, from July 2012 to August 2015, Ms. Loxam served as Vice President of Investor Relations at IMAX Corporation (NYSE: IMAX). From June 2001 to July 2012, Ms. Loxam had a number of roles of increasing responsibility across Strategy, Treasury and Investor Relations at Bristol-Myers Squibb (NYSE: BMY). Ms. Loxam currently serves on the boards of directors and as audit committee chairperson at Cardiol Therapeutics Inc. (Nasdaq: CRDL) (TSX: CRDL) where she has served since May 2022 and Vaxcyte, Inc. (Nasdaq: PCVX) where she has served since September 2021. Ms. Loxam holds an M.B.A. from the University of California, Irvine, Paul Merage School of Business, and a B.Sc. from the University of Victoria.

EXECUTIVE COMPENSATION

This Executive Compensation section describes our executive compensation program and the 2025 compensation awarded to, earned by, or paid to each individual who served as our principal executive officer for the year ended December 31, 2025, or fiscal year 2025, our next two most highly compensated executive officers in respect of their service to our company for fiscal year 2025 and up to two individuals for whom disclosure would have been provided if the individual had been serving as an executive officer as of December 31, 2025. We refer to these individuals as our named executive officers. This Executive Compensation section should be read with the compensation tables and related disclosures for our named executive officers.

Our named executive officers for 2025 were as follows:

•	Kabir Nath, our Chief Executive Officer and a Director;

•	Guy Goodwin, our Chief Medical Officer; and

•	Teri Loxam, our Chief Financial Officer.

This Executive Compensation section describes the material elements of our executive compensation program during 2025. It also provides an overview of our executive compensation philosophy and objectives. Finally, it discusses how the Compensation and Leadership Development Committee of our Board arrived at the specific compensation decisions for our executive officers, including our named executive officers, for 2025, including the key factors that our Compensation and Leadership Development Committee considered in determining their compensation.

EXECUTIVE SUMMARY

Business Overview

We are a late-stage, clinical biotechnology company dedicated to accelerating patient access to evidence-based innovation in mental health. Our initial focus is on treatment-resistant depression, or TRD, a subset of major depressive disorder, or MDD, comprising patients who are inadequately served by the current treatment paradigm. In 2025, we completed enrollment for our Phase 3 clinical program in TRD, consisting of two pivotal trials, which were the first Phase 3 trials of a psilocybin agent. We successfully achieved the primary endpoint in the first of these two pivotal trials in June 2025.

Corporate Performance Highlights

We have made substantial progress during 2025, including:

Prepare for NDA Readiness for COMP360 in TRD:

•	Completed enrollment in our Phase 3 program in TRD, consisting of two pivotal trials, which is the first ever Phase 3 program of psilocybin.

•	Announced successful achievement of primary endpoint in our first pivotal trial in TRD.

•	Advanced clinical pharmacology studies in preparation for planned submission of a new drug application.

Expand into PTSD

•

Finalized our study design and secured FDA acceptance of its IND for a Phase 2b/3 study in post-traumatic stress disorder. Selected a clinical research organization for this study and began site selection.

Manage our cash runway and realize long-term shareholder value

•

Raised $140.4 million in net proceeds from sales of securities through a registered underwritten offering in January 2025. With these proceeds and our focus on maintaining fiscal discipline throughout 2025, we extended our cash runway and met our budget goals throughout 2025.

Prepare for U.S. commercial launch of COMP360 in TRD

•

Took key steps to prepare for a scalable commercial launch of COMP360 treatment, if regulatory approval is obtained, that will support access for as many patients as possible, including entering into agreements with representative healthcare delivery centers to research and investigate models for the delivery of scalable, commercial COMP360 treatment within different types of healthcare delivery systems, assuming FDA approval, and progressing state-level rescheduling efforts.

Maintain our unique culture and bolster our industry leadership

•	Improved our net promoter score by 32 points.

•	Strengthened our board by recruiting and appointing two new independent board members.

OVERVIEW OF EXECUTIVE COMPENSATION PROGRAM

Executive Compensation Philosophy

Our executive compensation program is guided by our overarching philosophy of paying for performance. Consistent with this philosophy, we have designed our executive compensation program with the following principles in mind:

•	Attract, retain, and motivate high caliber executive talent and focus them on the delivery of the Company’s strategic and business objectives;
•	Be competitive against appropriate market benchmarks and have a strong link to performance, providing the ability to earn above-market rewards for strong performance;
•	Be simple and understandable, both internally and externally;
•	Encourage increased equity ownership to motivate executives in the overall interests of shareholders, the Company, employees and customers; and
•	Take due account of good governance and promote the long-term success of the Company.

Executive Compensation Program Design

Our executive compensation program is designed to be reasonable and competitive, and balance our goal of attracting, motivating, rewarding and retaining top-performing senior executives with our goal of aligning their interests with those of our shareholders. The Compensation and Leadership Development Committee annually evaluates our executive compensation program to ensure that it is consistent with our short-term and long-term goals and market competitive practices.

Our executive compensation program consists of a mix of compensation elements that balance achievement of our short-term goals with our long-term performance. We provide short-term incentive compensation opportunities in the form of annual cash bonuses, which focus on our achievement of annual goals. We also provide long-term incentive compensation opportunities in the form of equity awards. We provide a combination of share options with an exercise price equal to fair market value, or “market-priced” options, and full-value awards (in the form of restricted share units for U.S. taxpayers and options with an exercise price equal to the nominal value of a share, or nominal cost options, for non-U.S. taxpayers) and which focus executive attention on our long-term performance. We believe that market-priced options provide a strong reward for growth in the market price of our shares because their entire value depends on future share price appreciation. We believe that restricted share units and nominal cost options are important elements of a competitive compensation program from a retention perspective because they deliver value even during periods of stock market or stock price underperformance, reinforcing an ownership culture and commitment to us, and because the companies with whom we compete for talent typically offer a combination of share options and restricted share units.

Our executive compensation program is also designed to incorporate sound practices for compensation governance. Below we summarize such practices.

What We Do:

✓	Maintain an Independent Compensation and Leadership Development Committee. The Compensation and Leadership Development Committee consists solely of independent directors.

✓

Retain an Independent Compensation Advisor. The Compensation and Leadership Development Committee engages its own independent compensation advisor to provide information and analysis related to annual executive compensation decisions, including the 2025 director and executive compensation decisions.

✓

Review Executive Compensation Annually. The Compensation and Leadership Development Committee annually reviews our compensation strategy, including a review and determination of our compensation peer group used for comparative purposes.

✓

Design Compensation At-Risk. Our executive compensation program is designed so that a significant portion of our executive officers’ compensation is “at risk” based on our corporate performance, as well as equity-based, to align the interests of our executive officers and shareholders.

✓

Use a Pay-for-Performance Philosophy. Our executive officers’ compensation is directly linked to achievement of company goals and includes a significant long-term equity component, thereby making a substantial portion of each executive officer’s total compensation dependent upon our share price.

✓	Maintain a Compensation Recovery Policy. We adopted a compensation recovery policy designed to comply with the mandatory compensation “clawback” requirements under Nasdaq rules.

What We Don’t Do:

×	No Excessive Executive Perquisites or Personal Benefits. We do not provide excessive executive perquisites or personal benefits to our executive officers.

×	No Post-Employment Tax Payment Reimbursement. We do not provide any tax reimbursement payments (including “gross-ups”) on any change-in-control or severance payments or benefits.

×

No Hedging or Pledging. Our Insider Trading Policy prohibits our executive officers, the non-employee members of our Board and certain designated employees from hedging or pledging our securities, or engaging in short sales or trading in standardized options related to our securities.

“Say-on-Pay” Vote on Executive Compensation

At our annual general meeting of shareholders, we hold a non-binding advisory vote regarding the compensation of our named executive officers, which we refer to as say-on-pay. The Compensation and Leadership Development Committee has considered and will continue to consider the outcome of such say-on-pay votes, including the percentage of votes cast in favor and against the say-on-pay proposal, when making future compensation decisions for our named executive officers. The Compensation and Leadership Development Committee also relies on advice from its compensation consultants, its evaluation of Company performance against pre-defined corporate goals, its understanding of the challenges facing the Company and its observations of executive officer performance to determine executive officer compensation.

At our 2025 annual general meeting, the non-binding advisory vote of shareholders supported the compensation of the named executive officers identified in our 2025 proxy statement by 89.78% of the votes cast at the meeting. These votes for and against the say-on-pay proposal, together with available feedback from investors, have been and will continue to be considered by the Compensation and Leadership Development Committee when making compensation decisions for our executive officers.

Our current directors’ remuneration policy was approved by the shareholders at our 2024 annual general meeting. Our directors’ remuneration policy applies to our executive and non-executive directors and covers allowable compensation for our current and future executive and non-executive directors. Our directors’ remuneration policy applies to Mr. Nath, our current Chief Executive Officer, who was an executive director of the Company during 2025 and will continue to serve on our Board for 2026. In 2025, Mr. Nath did not receive any additional compensation for his service on our Board.

Among other things, our directors’ remuneration policy sets a cap on the annual bonus payable to an executive director at 100% of his or her annual base salary and provides that the bonus amount may be paid in cash or shares, at the Compensation and Leadership Development Committee’s election, and limits the pension contribution or cash supplement payable by the Company to up to 5% of base salary, or such lesser percentage which is available to the general workforce for the U.K.-based executive directors, but may be up to 5% for certain executive officers. Mr. Nath joined us in 2022 and was initially based in the U.S. and eligible to participate in our 401(k) retirement plan on the same terms as our U.S. based employees, including the company match of up to 4% of salary, subject to statutory limitations on contributions. After he relocated to the United Kingdom, he became eligible for a pension or cash supplement payable by the Company in the amount of up to 5% of his base salary, or such lesser amount as is available to the general workforce. Mr. Nath currently receives a pension contribution or cash supplement of 3% of his base salary, in line with the level currently available to the general workforce.

Compensation Program Determination Process

Role of the Compensation and Leadership Development Committee and the Board of Directors

Our Compensation and Leadership Development Committee, which is comprised entirely of independent directors, is responsible for discharging our Board’s responsibilities relating to compensation of our directors and executives, overseeing our overall compensation structure, policies and programs, and reviewing our processes and procedures for the consideration and determination of director and executive compensation.

The Compensation and Leadership Development Committee’s approach to remuneration matters is to enable the Company to attract and retain talent, incentivize long-term value generation, and effectively manage the Company’s cash resources. It is the belief of the Compensation and Leadership Development Committee that this is best achieved through a greater emphasis on variable rather than fixed remuneration, comprised of a mix of base salary and benefits, along with the flexibility to appropriately reward and incentivize with variable pay and long-term incentives.

Our Compensation and Leadership Development Committee has the authority to retain, at our expense, one or more third-party compensation consultants to assist the Compensation and Leadership Development Committee in performing its responsibilities. At the beginning of the year, the Compensation and Leadership Development Committee reviews and recommends, in the case of our Chief Executive Officer, and approves, in the case of our other named executive officers, the primary elements of compensation—base salary increases, cash bonus targets, and annual equity awards, as authorized by the Board pursuant to the Compensation and Leadership Development Committee charter. In addition, the Compensation and Leadership Development Committee may deem it advisable to review and approve subsequent compensation opportunities for our executive officers, including our named executive officers.

Compensation-Setting Factors

When reviewing and approving the amount of each compensation element and the target total compensation opportunity for our executive officers, the Compensation and Leadership Development Committee considers the following factors:

•	the Company’s performance during the year, based on business and corporate goals and priorities established by the Chief Executive Officer and the Board of Directors;

•	each executive officer’s skills, experience and qualifications relative to other similarly-situated executives at the companies in our compensation peer group;

•	the scope of each executive officer’s role compared to other similarly-situated executives at the companies in our compensation peer group;

•

the performance of each individual executive officer, based on an assessment of their contributions to our overall performance, ability to lead their department and work as part of a team, all of which reflect our values;

•	internal equity among our executive officers;

•	the dilutive impact of equity awards;

•	our retention goals;

•	general economic and market conditions and rate of inflation;

•	changes in the size and complexity of the Company’s business operations;

•	the expectations of institutional shareholders and any specific feedback received from shareholders; and

•	the recommendations provided by the Chief Executive Officer with respect to the compensation of our executive officers, other than his own compensation.

These factors provide the framework for compensation decisions for each of our executive officers, including our named executive officers. The Compensation and Leadership Development Committee and the Board, as applicable, do not assign relative weights or rankings to these factors, and do not consider any single factor as determinative in the compensation of our executive officers. Rather, the Compensation and Leadership Development Committee and the Board, as applicable, rely on their own knowledge and judgment in assessing these factors and making compensation decisions. Our Chief Executive Officer, Mr. Nath, does not participate in the Compensation and Leadership Development Committee’s deliberations concerning his own compensation.

Role of Management

In discharging its responsibilities, the Compensation and Leadership Development Committee works with management, including our Chief Executive Officer. Our management assists the Compensation and Leadership Development Committee by providing information on corporate and individual performance, market compensation data and management’s perspective on compensation matters.

In addition, at the beginning of each year, our Chief Executive Officer reviews the performance of our other executive officers, including our other named executive officers based on our achievement of our corporate goals and each executive officer’s overall performance during that year. The Compensation and Leadership Development Committee solicits and reviews our Chief Executive Officer’s recommendations for base salary increases, annual cash bonuses, annual equity awards and any other compensation opportunities for our other executive officers, including our other named executive officers, and considers our Chief Executive Officer’s recommendations in determining such compensation.

Role of Compensation Consultant

The Compensation and Leadership Development Committee engages an external compensation consultant to assist it by providing information, analysis and other advice relating to our executive compensation program. For

2025, the Compensation and Leadership Development Committee engaged Aon as its independent compensation consultant to advise on executive compensation matters including:

•	review and analysis of the compensation for our non-employee directors and our executive officers, including our named executive officers;

•	research, development and review of our compensation peer group and our equity grant guidelines; and

•	support on other compensation matters as requested throughout the year.

Aon reports directly to the Compensation and Leadership Development Committee and to the Compensation and Leadership Development Committee chair. Aon also coordinates with our management for data collection and job matching for our executive officers. The Compensation and Leadership Development Committee reviewed its relationship with Aon and considered Aon’s independence in light of all relevant factors, including those set forth in the Exchange Act and in applicable Nasdaq listing rules. The Compensation and Leadership Development Committee concluded that the work performed by Aon and Aon’s senior advisors involved in the engagements did not raise any conflict of interest, and that Aon is independent. In reaching these conclusions, our Compensation and Leadership Development Committee considered the factors set forth in the SEC rules and the applicable Nasdaq rules.

Role of Market Data

For purposes of comparing our executive compensation against the competitive market, the Compensation and Leadership Development Committee reviews and considers the compensation levels and practices of a group of peer companies. This compensation peer group consists of public biotechnology companies that are similar to us in terms of market capitalization, stage of development and number of employees. As a Nasdaq-listed biotechnology company with operations in the U.S. and the U.K., we operate within a global marketplace for talent. Given that the market for experienced executive talent in the biotechnology industry is competitive, particularly in the U.S., the Compensation and Leadership Development Committee references the U.S. market as the leading indicator for remuneration levels and practices. The Committee also considers the general U.K. compensation frameworks when making decisions on executive compensation. The Compensation and Leadership Development Committee reviews our compensation peer group annually and makes adjustments to our peer group if necessary, taking into account changes in both our business and our peer companies’ businesses. The Compensation and Leadership Development Committee also uses market data from our compensation peer group as one factor in evaluating whether the compensation for our executive officers is competitive in the market. The Compensation and Leadership Development Committee and the Board, as applicable, also rely on their own knowledge and judgment in evaluating market data and making compensation decisions.

To determine the composition of the peer group for 2025, the Compensation and Leadership Development Committee considered the following criteria:

•

publicly-traded companies listed in the U.S. (including both U.S.-headquartered and European-headquartered companies), with a preference towards companies which had completed an initial public offering at any time since 2015;

•	companies in the pre-commercial biotechnology sectors, with preference towards mental health care and neuroscience companies, as appropriate;

•	similar market capitalization—within a range of approximately 0.33x to approximately 3.0x our market capitalization in the third quarter of 2024;

•	the stage of development of each company’s development candidates, with a focus on companies with phase 3 clinical programs; and

•	similar headcount—within a range of 50 to 550 employees based on our fiscal year 2024 headcount;

This analysis led to the selection of the following peer group which was used to make the relevant compensation assessments for 2025 for purposes of establishing 2025 annual base salary, target bonus and equity awards for our named executive officers.

Compensation Peer Group

AC Immune SA	Centessa Pharmaceuticals plc	PureTech Health plc
Adaptimmune Therapeutics plc	Definium Therapeutics, Inc. (formerly MindMed)	Replimmune Group, Inc.
Alector, Inc.	Helus Pharma (formerly Cybin)	Sage Therapeutics, Inc.*
Anavex Life Sciences Corp.	Kymera Therapeutics, Inc.	Scholar Rock Holding Corporation
Annexon, Inc.	Neumora Therapeutics, Inc.	Vigil Neuroscience, Inc.
ATAI Life Sciences SA	Praxis Precision Medicine, Inc.	Voyager Therapeutics, Inc.
Autolus Therapeutics plc	Prothena Corporation plc	Y-mAbs Therapeutics, Inc.
Bicycle Therapeutics plc
*Subsequently acquired by Supernus Pharmaceuticals, Inc.

PRIMARY ELEMENTS OF EXECUTIVE COMPENSATION PROGRAM

The primary elements of our executive compensation program are:

•	base salary;

•	short-term incentive compensation in the form of annual cash bonuses; and

•	long-term incentive compensation in the form of annual equity awards.

Our executive officers, including our named executive officers, are also eligible to participate in our standard employee benefit plans, such as our health and welfare benefits plans, and defined contribution retirement plans on the same basis as our other employees in the U.S. or U.K., as applicable. In addition, as described below, our executive officers, including our named executive officers, are entitled to certain severance payments, change-in-control severance payments and benefits pursuant to their employment agreements, described herein.

Base Salary

We pay base salaries to our executive officers, including our named executive officers, to provide a market competitive fixed remuneration that reflects the responsibilities of the role undertaken, the experience of the individual, and their performance in the role over time. At the time of hire, base salaries are determined for our executive officers, including our named executive officers, based on the factors described in “Governance of Executive Compensation Program—Compensation-Setting Factors” above. Typically, at the beginning of each year, the Compensation and Leadership Development Committee reviews base salaries for our executive officers, including our named executive officers, based on such factors to determine if an increase is appropriate. In addition, base salaries may be adjusted in the event of a promotion or significant change in responsibilities.

2025 Annual Base Salary

In January 2025, the Compensation and Leadership Development Committee determined not to make any changes to the base salaries for the named executive officers.

Named Executive Officer (1)	2024 Annual Base Salary	2025 Annual Base Salary	Percentage Increase

Kabir Nath	$647,278	$647,278	—%

Guy Goodwin	$448,906	$448,906	—%

Teri Loxam(2)	$490,000	$490,000	—%

(1) All amounts, except those for Ms. Loxam, have been converted from GBP to USD using the 2025 average FX rate (£1:$1.3167).

(2) Ms. Loxam joined us as our Chief Financial Officer in March 2024. Prior to joining, Ms. Loxam received consulting fees of $54,958 in the aggregate (based on a specified hourly rate) for advisory services provided prior to her appointment as Chief Financial Officer pursuant to the terms of a consulting agreement with us.

The actual base salaries paid to our named executive officers in 2025 are set forth in the “Summary Compensation Table” below.

Short-Term Incentive Compensation

Annual Cash Bonuses

We provide short-term incentive compensation opportunities to our executive officers, including our named executive officers, in the form of annual cash bonuses to incentivize and reward execution of the Company’s strategy and corporate objectives on an annual basis. For 2025, we determined annual cash bonuses for our named executive officers based on a review of our overall corporate performance relative to defined pre-set objectives.

Performance Goals

At the beginning of each year, the Board discusses with the Chief Executive Officer the annual corporate performance objectives that are intended to be the most significant drivers of our short-term and long-term success.

After the end of the relevant financial year, the Compensation and Leadership Development Committee assesses the Company’s performance relative to the corporate goals, reviews management’s self-assessment, evaluates specific achievements that advanced the prior year’s corporate objectives, and determines our overall success in the prior year. The Compensation and Leadership Development Committee considers our Chief Executive Officer’s recommendations, and independently reviews and approves the total percentage achievement level for each of the other named executive officers.

Target Annual Bonuses

At the time of hire, the target annual bonus is determined for each of our named executive officers, and at the beginning of each year, the Compensation and Leadership Development Committee reviews and determines whether to change the target annual bonus for each such individual. The Compensation and Leadership Development Committee considers the factors described in “Governance of Executive Compensation Program—Compensation-Setting Factors” above, with an emphasis on market data from our compensation peer group for comparable positions. Target annual bonuses represent a specific percentage of annual base salary. Each year, we evaluate our target annual bonuses relative to our executive peer group and adjust the targets, as appropriate, to stay aligned with our compensation philosophy. In January 2025, we kept the target annual bonuses at 60% of base salary for Mr. Nath, 40% of base salary for Dr. Goodwin and 45% of base salary for Ms. Loxam.

2025 Annual Cash Bonuses

The 2025 corporate goals and achievements are set forth below. The Compensation and Leadership Development Committee determines the range of our corporate performance from a threshold of 50% to a maximum of 125%. No bonus is paid to any executive officer unless 50% of the corporate goals are achieved.

Corporate Goals and Achievements

•

Prepare for NDA readiness for COMP360 in TRD – During 2025, we completed enrollment for our Phase 3 program in TRD, consisting of two pivotal trials, which is the first ever Phase 3 program of psilocybin. In June 2025, we announced that we successfully achieved the primary endpoint for the first of our two pivotal trials. We also advanced clinical pharmacology studies in preparation for our planned NDA submission.

•

Expand into PTSD – We held a pre-IND meeting with the FDA. We finalized our study design for a Phase 2b/3 trial in post-traumatic stress disorder. We secured FDA acceptance of its IND for such Phase 2b/3 trial. We selected a clinical research organization for this trial and began site selection.

•

Manage our cash runway – During 2025, we raised $140.4 million in net proceeds from sales of securities in an underwritten offering in January 2025. With these proceeds and our focus on maintaining fiscal discipline throughout 2025, we extended our cash runway and met our budget goals throughout 2025.

•

Prepare for U.S. commercial launch in TRD – Delivering COMP360 is expected to require the ability to implement COMP360 seamlessly within a provider’s operating practice. In order to ensure we understand implementation challenges, we entered into additional agreements with several representative healthcare delivery centers to research and investigate models for the delivery of scalable, commercial COMP360 treatment within different types of healthcare delivery systems, assuming FDA approval. We progressed state-level rescheduling efforts.

•

Maintain our unique culture and bolster our industry leadership – We strengthened our board by recruiting and appointing two new independent board members. We increased our net promoter score by 32 points.

In meetings in December 2025 and January 2026, the Compensation and Leadership Development Committee evaluated our achievement of the 2025 corporate objectives. Based on our 2025 results, the Compensation and Leadership Development Committee evaluated achievement of the 2025 corporate objectives and determined that the company met its objectives at target, including completing enrollment in its Phase 3 clinical trials, announcing successful achievement of the primary endpoint in its first pivotal trial, preparing for a new drug application, completing the study design and obtaining FDA clearance of its IND for a Phase 2b/3 study in post-traumatic stress disorder, and raising additional capital while managing its cash runway and significantly increased the net promotor score. Based on this assessment, the Compensation and Leadership Development Committee set the corporate performance score at 100%, a percentage reached as a weighted average of scores against our corporate goals. After evaluating our achievement of the 2025 corporate objectives and determining the level at which to fund the annual bonus pool, the Compensation and Leadership Development Committee then determines the bonus amounts for named executive officers (and recommends for full board approval in the case of the Chief Executive Officer), after considering the aggregate bonus pool funding level and evaluating each person’s contributions in light of company goals. The Compensation and Leadership Development Committee, in its discretion, makes adjustments to award sizes for named executive officers, other than our Chief Executive Officer, based on the achievements in their respective functions and its assessment of individual performance in the year. This year the Compensation and Leadership Development Committee determined to pay the current named executive officers annual bonus based on a combination of individual performance and corporate performance and recommended for approval by the full board the chief executive officer’s annual bonus at the 100% corporate performance score.

The table below sets forth the 2025 annual base salaries, target annual cash bonuses, and the 2025 annual cash bonuses earned by our named executive officers.

Named Executive Officer (1)	2025 Annual Base Salary	Target Annual Cash Bonus (% of Annual Base Salary)	2025 Payout (% of Target)	2025 Annual Cash Bonus
Kabir Nath	$647,278	60%	100%	$388,367
Guy Goodwin	$448,906	40%	100%	$179,595
Teri Loxam	$490,000	45%	100%	$220,500

(1) All amounts, except those for Ms. Loxam and Mr. Nath (to the extent such amounts were paid in USD while he was based in the U.S.), have been converted from GBP to USD using the 2025 average FX rate (£1:$1.3167).

Long-Term Incentive Compensation

Long-term incentive compensation in the form of equity incentives aligns the interests of our executive officers, including our named executive officers, with long-term shareholder interests and allows us to attract, incentivize, and retain staff in a competitive market. As a form of compensation, share-based incentives also enable us to more effectively manage the Company’s cash resources.

We make equity grants under the COMPASS Pathways plc 2020 Share Option and Incentive Plan (the “2020 Plan”). The 2020 Plan allows for the grant of options, restricted share awards, restricted share unit awards (“RSUs”), other share or cash-based awards and dividend equivalent awards to employees, non-employee directors and consultants.

Typically, at the beginning of each year, the Compensation and Leadership Development Committee determines the size and relative weighting of the annual equity awards for our executive officers, including our named executive officers, it deems reasonable and appropriate based on such factors. In addition, the Compensation and Leadership Development Committee may deem it advisable to grant subsequent equity awards to our executive officers, including our named executive officers, and may make additional equity awards in the event of a promotion or significant change in responsibilities.

With the help of our compensation consultant, we determine whether to grant additional equity awards, the mix of RSUs and options and the amount of equity awards to give to our executive officers based on benchmarking the position of each executive officer against the compensation paid to people in similar positions in our peer group.

In March 2025, the Compensation and Leadership Development Committee approved the following annual equity grants to our named executive officers.

Named Executive Officer	Annual Option Award	Annual Restricted Share Unit/Nominal Cost Option Awards
Kabir Nath	275,000	92,000
Guy Goodwin	63,000	32,000
Teri Loxam	76,000	25,000

Employment Arrangements with our Named Executive Officers
We engage our named executive officers using standard terms as set out in our executive employment agreements. These agreements set forth the individual’s base salary and bonus target based on a percentage of annual base salary and entitle the executive officer to participate in our equity incentive plans, with the amount of such equity participation to be determined at the Compensation and Leadership Development Committee’s sole discretion, and other employee benefits generally available to our employees. If an executive officer is based outside the U.K., additional benefits and assistance with relocation may be provided which reflect local market norms or legislation. The agreements also prohibit our named executive officers from engaging directly or indirectly in competition with us, recruiting or soliciting our employees, or disclosing our confidential information or business practices.
Our post-employment compensation arrangements set forth in the employment agreements are designed to provide reasonable compensation to executive officers who leave the Company under certain circumstances to facilitate their transition to new employment. In addition, we believe that the possibility of a change in control creates uncertainty for our executive officers, including our named executive officers, regarding their continued employment because such transactions frequently result in senior management changes. Change in control protections help to alleviate concerns of our executive officers, including our named executive officers, regarding the possible occurrence of such a transaction, allowing them to focus their attention on our business. In addition, these protections encourage executive officers to remain with us during the threat or negotiation of a change in control transaction, which preserves our value and the potential benefit to be received by our shareholders in the transaction. Further, we seek to mitigate any potential employer liability and avoid future disputes or litigation by requiring a departing executive officer to sign a separation and release agreement acceptable to us as a condition to receiving post-employment compensation payments or benefits.
Our Compensation and Leadership Development Committee and the Board do not consider specific amounts payable under these post-employment compensation arrangements when establishing annual compensation. It does believe, however, that these arrangements are necessary to offer compensation packages that are competitive.
For more information on the service and employment agreements with our named executive officers and post-employment compensation arrangements, see the discussion under the headings “
Employment Agreements, Change of Control and Severance Arrangements with Named Executive Officers
” later in this Proxy Statement.
Other Elements of Compensation
Retirement Plans
We currently maintain a 401(k) retirement savings plan for our U.S.-based employees, including any U.S.-based named executive officers, who satisfy certain eligibility requirements. The U.S. Internal Revenue Code (the “
Code
”) allows eligible employees to defer a portion of their compensation, within prescribed limits, on a pre-tax
basis through contributions to the 401(k) plan. We currently contribute a 4% safe harbor match in cash on employee contributions up to the statutory limit.
We also maintain a defined contribution plan for U.K. employees, including any U.K.-based named executive officers, who satisfy certain eligibility requirements. During 2025, all employees who participate in the plan receive an employer contribution, which is generally a 3% contribution, and in some cases may be up to 5%.
Other Compensation Policies and Practices
Insider Trading Policy and Prohibitions on Hedging and Pledging
We have adopted an Insider Trading Policy and implemented procedures governing the purchase, sale, transfer, gift and other dispositions of our securities by directors, officers and employees, that we believe are reasonably

4
4

designed to promote compliance with insider trading laws, rules and regulations, and any applicable listing standards. Our Insider Trading Policy also applies to the securities of other companies with which we do business, such as a collaboration partner, contract research organization, contract manufacturer, vendor or supplier of ours, or that is involved in a potential transaction or business relationship with us. In addition, with regard to the Company’s trading in its own securities, it is the Company’s policy to comply with the federal securities laws and the applicable exchange listing requirements.

While our executive officers are not required to enter into trading plans in advance of any transactions in our securities, our executive officers and directors are permitted to enter into trading plans that are intended to comply with the requirements of Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, provided that such plans are approved in advance by our counsel.

Our Insider Trading Policy prohibits our executive officers, the non-employee members of our Board and certain designated employees who in the course of the performance of their duties have access to material, non-public information regarding the Company from engaging in the following transactions:

•	selling any of our securities that they do not own at the time of the sale;

•

buying or selling puts, calls, other derivative securities of the Company or any derivative securities that provide the economic equivalent of ownership of any of our securities or an opportunity, direct or indirect, to profit from any change in the value of our securities or engaging in any other hedging transaction with respect to our securities at any time;

•	using our securities as collateral in a margin account; and

•	pledging our securities as collateral for a loan (or modifying an existing pledge).

A copy of our Insider Trading Policy is filed with our Annual Report on Form 10-K for the year ended December 31, 2025.

Compensation Recovery Policy

We adopted a compensation recovery policy designed to comply with the mandatory compensation “clawback” requirements under Nasdaq rules. Our compensation recovery policy provides that in the event we are required to prepare an accounting restatement, then we will seek to recover any erroneously awarded performance-based incentive compensation received by our current or former executive officers during the three completed fiscal years of the Company immediately preceding such financial restatement.

This recovery is required without regard to any individual knowledge or responsibility related to the financial restatement. Notwithstanding the foregoing, we will not be required to seek such recovery if the Compensation and Leadership Development Committee determines it impracticable to do so (when permitted by Nasdaq rules), after reviewing all the relevant facts and circumstances and determining the direct expenses paid to third parties to assist in enforcing the policy would exceed the amount to be recovered and the Company has made a reasonable attempt to recover. A copy of our Compensation Recovery Policy is filed with our Annual Report on Form 10-K for the year ended December 31, 2025.

Tax Considerations

Taxation of “Parachute” Payments

Sections 280G and 4999 of the U.S. Code provide that executive officers and directors who hold significant equity interests and certain other service providers may be subject to significant additional taxes if they receive payments or benefits in connection with a change in control of the company that exceeds certain prescribed limits, and that the company (or a successor) may forfeit a deduction on the amounts subject to this additional tax. We have not agreed to provide any executive officer, including any named executive officer, with a “gross-up” or other reimbursement payment for any tax liability that the executive officer might owe as a result of the application of Sections 280G or 4999 of the U.S. Code.

SUMMARY COMPENSATION TABLE

The following table shows the total compensation paid or accrued during the last two fiscal years ended December 31, 2025 and 2024 to each individual who served as our principal executive officer for the year ended December 31, 2025, or fiscal year 2025, our next two most highly compensated executive officers in respect of their service to our company for fiscal year 2025 and up to two individuals for whom disclosure would have been provided if the individual had been serving as an executive officer as of December 31, 2025. These individuals are our named executive officers.

				Stock	Option	All Other
		Salary	Bonus	Awards	Awards	Compensation	Total
Name and Principal Position(1)	Year	($)	($) (2)	($) (3)	($) (3)	($)	($)
Kabir Nath (4)	2025	647,278	388,367	331,200	705,403	32,463	2,104,710
Chief Executive Officer	2024	628,352	267,139	1,043,280	2,364,340	36,191	4,339,303
Guy Goodwin (5)	2025	448,906	179,595	—	276,545	3,908	908,954
Chief Medical Officer	2024	435,781	132,419	—	904,273	5,031	1,477,504
Teri Loxam (6)(7)	2025	490,000	220,500	90,000	273,600	23,649	1,097,749
Chief Financial Officer	2024	388,230	140,000	720,003	1,031,153	68,758	2,348,144

(1) All 2025 amounts, except for Teri Loxam, have been converted from GBP to USD using the 2025 average FX rate (£1:$1.3167).

(2) The amounts reported in this column represent bonuses paid to each named executive officer based on the Compensation and Leadership Development Committee’s determination of performance against 2025 and 2024 goals, respectively, in its discretion.

(3) The amount reported in the Stock Awards and Option Awards column represents the aggregate grant date fair value of time-based RSUs and time-based share options granted to each of the named executive officers in the applicable year, calculated in accordance with the provisions of FASB ASC Topic 718. The assumptions we used in calculating these amounts are included in Note 8 of our audited consolidated financial statements for the year ended December 31, 2025 included in our Annual Report on Form 10-K, filed with the SEC on March 24, 2026. The amounts reported in the Summary Compensation Table for these time-based RSUs and options may not represent the amounts that the named executive officers will actually realize from the awards. Whether, and to what extent, a named executive officer realizes value will depend on our actual operating performance, share price fluctuations and the named executive officer’s continued employment.

(4) All other compensation for Mr. Nath in 2025 consists of (i) UK pension allowance of $19,448, (ii) a health savings account contribution of $3,125 and (iii) $9,890 in relation to tax advice paid by the Company on his behalf.

(5) All other compensation for Mr. Goodwin in 2025 consists of a health savings account contribution of $3,908.

(6) All other compensation for Ms. Loxam in 2025 consists of (i) 401(k) company contributions of $14,000 and (ii) a health savings account contribution of $9,649.

(7) Effective March 1, 2024, Ms. Loxam was appointed as our Chief Financial Officer. In 2024, the amount reported for salary represents the amount earned following her commencement of employment, and the amount of her annual bonus was prorated to reflect her partial year of employment.

EMPLOYMENT AGREEMENTS, CHANGE OF CONTROL AND SEVERANCE ARRANGEMENTS WITH NAMED EXECUTIVE OFFICERS

Kabir Nath

General Terms. Effective August 1, 2022, we entered into an employment agreement with Mr. Nath in connection with his appointment as our Chief Executive Officer. The employment agreement was amended in December 2023 to provide that the initial term will continue through the date Mr. Nath relocated to the United

Kingdom. Upon his relocation to the United Kingdom in the second quarter of 2024, Mr. Nath entered into a new agreement, as amended in April 2025, on substantially similar terms to his current employment agreement and those of our other U.K.-based executives. Pursuant to his U.K. employment agreement, Mr. Nath is entitled to a £7,500 allowance for tax advice and his spouse’s visa fees.

Mr. Nath’s new employment agreement, as amended, provides for an annual base salary of £491,600 ($628,363), which is subject to annual review and redetermination. Pursuant to his employment agreement, Mr. Nath is eligible to earn an annual incentive bonus, with a target bonus amount of 60% of his then-current annual base salary (and the ability to earn up to 125% of that target bonus amount in certain circumstances) as determined by our Board in its discretion. In addition, Mr. Nath received (i) a housing stipend of £12,000 per month through August 2023; (ii) a one-time reimbursement payment of up to $5,000 for attorneys’ fees; and (iii) a one-time cash payment of $250,000 to cover expenses in connection with his relocation to the United Kingdom. Mr. Nath will receive no additional compensation for his services as a director of the Company. Mr. Nath is also eligible to participate in all our generally-available employee benefit plans and programs in effect from time to time.

Payments Upon Termination. The Company may, in its discretion, terminate Mr. Nath’s employment at any time with immediate effect by providing notice to Mr. Nath that it is exercising its right and will make a payment in lieu of notice (“PILON”). Such PILON is equal to the base salary which Mr. Nath would be entitled to receive during the notice period of fifteen months plus his target annual bonus less deductions required by law and will be paid within 28 days.

Mr. Nath is subject to immediate termination and is not entitled to any further payment, including any PILON which the Company is entitled to recover if payment was already made, other than amounts accrued as of the termination date in the event he is terminated for certain reasons for cause, including gross misconduct, serious breach of his employment agreement, gross negligence or incompetence and certain other requirements, as set forth in his employment agreement. In the event Mr. Nath is terminated for any reason, under most circumstances, the Company is required to reimburse him for any unused holiday entitlements.

Following service of notice to terminate the employment by either party, which is required to be given with not less than three months’ prior written notice, the Company may place Mr. Nath on garden leave for the whole or part of the remainder of his employment. Under garden leave, Mr. Nath would receive his base salary for the period, but would not be entitled to receive any bonus or other incentive in respect of the period of garden leave.

If Mr. Nath is terminated other than for misconduct, lack of capability or poor performance, or if Mr. Nath terminates employment in response to a fundamental breach of contract by the Company within 12 months following a change of control of the Company (as defined in the employment agreement), subject to certain conditions, Mr. Nath is entitled to (a) 15 months’ base salary, (b) the annual target bonus he would have received for the year in which his employment is terminated had he not been dismissed, but not including any pro rata bonus for a notice period which is not worked, (c) an amount equivalent to the cost to the Company of providing Mr. Nath with his other employment benefits for 12 months and (d) the accelerated vesting for any outstanding equity awards with time-based vesting provisions, such that those equity awards vest in full on his termination date.

Guy Goodwin

General Terms. In July 2021, we entered into an employment agreement, as amended in April 2025, with Dr. Goodwin in connection with his appointment as our Chief Medical Officer.

Dr. Goodwin’s employment agreement provides for a base salary of £324,450 ($446,346), which is subject to annual review and redetermination. In addition, Dr. Goodwin is entitled to participate in our executive variable cash compensation program. In his employment agreement, Dr. Goodwin is eligible to earn an annual incentive bonus, with a target bonus amount of 35% of his base salary (and the ability to earn up to 125% of that target bonus amount in certain circumstances) as determined by our Board of Directors in its discretion. Dr. Goodwin is only entitled to payment of a bonus payment if he is in the Company’s employment on the date that the bonus is paid and is not eligible for a bonus payment if he is subject to any disciplinary action or investigation at the date any bonus is being considered or paid. Dr. Goodwin is also eligible to participate in all our generally-available employee benefit plans and programs in effect from time to time.

Payments upon Termination. The Company may, in its discretion, terminate Dr. Goodwin’s employment at any time with immediate effect by providing notice to Dr. Goodwin that it is exercising its right and will make a PILON. Such PILON is equal to the base salary which Dr. Goodwin would be entitled to receive during the notice period of three months less deductions required by law and will be paid within 28 days.

Dr. Goodwin is subject to immediate termination and is not entitled to any further payment, including any PILON which the Company is entitled to recover if payment was already made, other than amounts accrued as of the termination date in the event he is terminated for certain reasons for cause, including gross misconduct, serious breach of his employment agreement, gross negligence or incompetence and certain other requirements, as set forth in his employment agreement. In the event Dr. Goodwin is terminated for any reason, under most circumstances, the Company is required to reimburse him for any unused holiday entitlements.

Following service of notice to terminate the employment by either party, which is required to be given with not less than three months’ prior written notice, the Company may place Dr. Goodwin on garden leave for the whole or part of the remainder of his employment. Under garden leave, Dr. Goodwin would receive his base salary for the period, but would not be entitled to receive any bonus or other incentive in respect of the period of garden leave.

If Dr. Goodwin is terminated other than for misconduct, lack of capability or poor performance, or if Dr. Goodwin terminates employment in response to a fundamental breach of contract by the Company within 12 months following a change of control of the Company (as defined in the employment agreement), subject to certain conditions, Dr. Goodwin is entitled to (a) 12 months’ base salary, (b) the pro rata bonus Dr. Goodwin would have received for the year in which his employment is terminated had he not been dismissed, but not including any pro rata bonus for a notice period which is not worked, (c) an amount equivalent to the cost to the Company of providing Dr. Goodwin with his other employment benefits for 12 months and (d) the accelerated vesting for any outstanding equity awards with time-based vesting provisions, such that those equity awards vest in full on his termination date.

Teri Loxam

General Terms. In December 2023, we entered into an employment agreement with Ms. Loxam in connection with her appointment as our chief financial officer, which was effective as of March 1, 2024 and amended in April 2025.

Ms. Loxam’s employment agreement provides for a base salary of $490,000, which is subject to annual review and redetermination. Pursuant to her employment agreement, Ms. Loxam is eligible to earn an annual incentive bonus, with a target bonus amount of 45% of her then-current annual base salary (and the ability to earn up to 125% of that target bonus amount in certain circumstances) as determined by the board of directors of the Company in its discretion. Ms. Loxam is also eligible to participate in all our generally-available employee benefit plans and programs in effect from time to time.

Payments upon termination.

Either party may terminate Ms. Loxam’s employment agreement upon ninety (90) days’ written notice. The Company may terminate Ms. Loxam’s employment agreement at any time for “cause” (as such term is defined in her employment agreement), subject to Ms. Loxam’s right to cure the deficiency within thirty days’ notice of such deficiency. Ms. Loxam may terminate her employment upon thirty (30) days’ written notice for “good reason” (as such term is defined in her employment agreement), subject to Company’s right to cure the deficiency within thirty days’ notice of such deficiency. In the event the Company terminates Ms. Loxam’s employment without “cause” or Ms. Loxam terminates her employment for “good reason” prior to a “change in control” (as such term is defined in her employment agreement), Ms. Loxam is entitled to a cash severance payment equal to six months’ base salary plus one-half of the target annual bonus amount for the year in which such termination occurs. In the event the Company terminates Ms. Loxam’s employment without “cause” or Ms. Loxam terminates her employment for “good reason” on or within 12 months following a “change in control”, Ms. Loxam is entitled to (a) a cash severance payment equal to twelve months’ base salary plus the pro rata bonus that Ms. Loxam would have received for the financial year in which her employment was terminated had she not been terminated (but not including any pro rata bonus in respect of any part of her notice period which is not worked (i.e. payment in lieu)) for the year in which such termination occurs and (b) the accelerated vesting for any outstanding equity awards with time-based vesting provisions, such that those equity awards vest in full on her termination date.

2020 Share Option and Incentive Plan

In September 2020, we adopted the 2020 Plan. The 2020 Plan allows the Compensation and Leadership Development Committee to make equity-based and cash-based incentive awards to our officers, employees, directors and other key persons (including consultants).

We have initially reserved 2,074,325 ordinary shares (the “Initial Limit”) for the issuance of awards under the 2020 Plan. The 2020 Plan provides that the number of shares reserved and available for issuance under the plan will automatically increase each January 1, beginning on January 1, 2022, by four percent of the outstanding number of ordinary shares on the immediately preceding December 31, or such lesser number of shares as determined by our Compensation and Leadership Development Committee (the “Annual Increase”). This number is subject to adjustment in the event of a sub-division, consolidation, share dividend or other change in our capitalization. The ordinary shares underlying any awards that are forfeited, cancelled, held back upon exercise or settlement of an award to satisfy the exercise price or tax withholding, reacquired by us prior to vesting, satisfied without any issuance of shares, expire or are otherwise terminated (other than by exercise) under the 2020 Plan will be added back to the ordinary shares available for issuance under the 2020 Plan.

The maximum aggregate number of shares that may be issued in the form of incentive share options shall not exceed the Initial Limit cumulatively increased on January 1, 2022 and on each January 1 thereafter by the lesser of the Annual Increase for such year or 2,074,325 ordinary shares.

The 2020 Plan is administered by our Compensation and Leadership Development Committee. Our Compensation and Leadership Development Committee has full power to select, from among the individuals eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, and to determine the specific terms and conditions of each award, subject to the provisions of the 2020 Plan. Persons eligible to participate in the 2020 Plan will be those full or part-time officers, employees, non-employee directors and other key persons (including consultants) as selected from time to time by our Compensation and Leadership Development Committee in its discretion.

The 2020 Plan permits the granting of options to purchase ordinary shares intended to qualify as incentive share options under Section 422 of the Code, options intended to qualify as U.K. tax advantaged options under our company share option plan, or CSOP, which is a sub-plan under the 2020 Plan and options that do not so qualify for any tax advantages. Other than the nominal cost options granted to non-U.S. tax persons in lieu of restricted share units, the option exercise price of each option will be determined by our Compensation and Leadership Development Committee but may not be less than 100% of the fair market value of our ordinary shares on the date of grant. The term of each option will be fixed by our Compensation and Leadership Development Committee and may not exceed ten years from the date of grant. Our Compensation and Leadership Development Committee development committee will determine at what time or times each option may be exercised.

Our Compensation and Leadership Development Committee may award share appreciation rights subject to such conditions and restrictions as it may determine. Share appreciation rights entitle the recipient to ordinary shares, or cash, equal to the value of the appreciation in our share price over the exercise price. The exercise price of each share appreciation right may not be less than 100% of the fair market value of the ordinary shares on the date of grant.

Our Compensation and Leadership Development Committee may award restricted shares and restricted share units to participants subject to such conditions and restrictions as it may determine. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment with us through a specified vesting period. Our Compensation and Leadership Development Committee may also grant ordinary shares that are free from any restrictions under the 2020 Plan. Unrestricted shares may be granted to participants in recognition of past services or other valid consideration and may be issued in lieu of cash compensation due to such participant. Our Compensation and Leadership Development Committee may grant cash bonuses under the 2020 Plan to participants, subject to the achievement of certain performance goals.

The 2020 Plan provides that in the case of, and subject to, the consummation of a “sale event” as defined in the 2020 Plan, all outstanding awards may be assumed, substituted or otherwise continued by the successor entity. To the extent that the successor entity does not assume, substitute or otherwise continue such awards, then (i) all share options and share appreciation rights will automatically become fully exercisable and the restrictions and conditions on all other awards with time-based conditions will automatically be deemed waived, and awards with conditions and restrictions relating to the attainment of performance goals may become vested and non-forfeitable in connection with a sale event in the Compensation and Leadership Development Committee’s discretion and (ii) upon the effectiveness of the sale event, the 2020 Plan and all awards will automatically terminate. In the event of such termination, (i) individuals holding options and share appreciation rights will be permitted to exercise such options and share appreciation rights (to the extent exercisable) prior to the sale event, or (ii) we may make or provide for a cash payment to participants holding options and share appreciation rights equal to the difference between the per share cash consideration payable to shareholders in the sale event and the exercise price of the options or share appreciation rights (to the extent then exercisable).

Our Board may amend or discontinue the 2020 Plan and our Compensation and Leadership Development Committee may amend the exercise price of options and amend or cancel outstanding awards for purposes of satisfying changes in law or any other lawful purpose but no such action may adversely affect rights under an award without the holder’s consent. Certain amendments to the 2020 Plan require the approval of our shareholders. No awards may be granted under the 2020 Plan after the date that is ten years from the date of shareholder approval.

OUTSTANDING EQUITY AWARDS AT 2025 FISCAL YEAR-END

The following table sets forth information concerning the outstanding equity awards held by each of the named executive officers as of December 31, 2025:

	Option Awards				Stock Awards

						Market

					Number of	Value of

	Number of Securities				Shares or	Shares or

	Underlying Unexercised		Option		Units That	Units That

	Options		Exercise	Option	Have Not	Have Not

	Exercisable	Unexercisable	Price	Expiration	Vested	Vested

Name	(#)	(#)	($)	Date	(#)	($) (1)
Kabir Nath (2)	500,000	100,000	14.94	07/31/2032
(3)	109,012	44,888	10.85	02/01/2033
(4)	126,041	148,959	11.34	1/31/2034
(5)	51,562	223,438	3.60	3/10/2035
(6)					12,500	86,250
(7)					12,600	86,940
(8)					69,000	476,100
(9)					92,000	634,800
Guy Goodwin (10)	100,000	—	30.26	08/15/2031
(11)	43,125	1,875	15.75	01/31/2032
(12)	6,000	2,000	0.01	01/31/2032
(13)	5,400	5,400	0.01	02/01/2033
(3)	45,262	18,638	10.85	02/01/2033
(4)	28,875	34,125	11.34	01/31/2034
(14)	8,000	24,000	0.01	01/31/2034
(5)	11,812	51,188	3.60	03/10/2035
(15)	—	32,000	0.01	03/10/2035
Teri Loxam (16)	51,468	66,175	11.48	02/28/2034
(5)	14,250	61,750	3.60	3/10/2035
(17)					47,038	324,562
(9)					25,000	172,500

(1) Market value has been computed in accordance with SEC rules as the number of unvested shares or units multiplied by the closing price per share of our ADSs on The Nasdaq Global Select Market as of December 31, 2025 ($6.90).

(2) Options vest over a 4-year service period with 25% of the award vesting on the first anniversary of the commencement date and the balance vesting monthly over the remaining three years, subject to continued service through each applicable vesting date. The vesting commencement date is August 1, 2022. This grant was awarded outside the 2020 Plan pursuant to the inducement grant exception under Nasdaq Listing Rule 5635(c).

(3) Options vest over a
4-year
service period in 48 equal monthly installments, subject to continued service through each applicable vesting date. The vesting commencement date is February 2, 2023. This grant was made under the 2020 Plan.
(4) Options vest over a
4-year
service period in 48 equal monthly installments, subject to continued service through each applicable vesting date. The vesting commencement date is February 1, 2024.
(5) Options vest over a
4-year
service period in 48 equal monthly installments, subject to continued service through each applicable vesting date. The vesting commencement date is March 11, 2025.
(6) The restricted share units vest in four equal annual installments, subject to continued service through each applicable vesting date. The vesting commencement date is August 1, 2022. This grant was made under the 2020 Plan.
(7) The restricted share units vest in four equal annual installments, subject to continued service through each applicable vesting date. The vesting commencement date is February 2, 2023. This grant was made under the 2020 Plan.
(8) The restricted share units vest in four equal annual installments, subject to continued service through each applicable vesting date. The vesting commencement date is February 1, 2024. This grant was made under the 2020 Plan.
(9) The restricted share units vest in four equal annual installments subject to continued service through each applicable vesting date. The vesting commencement date is March 11, 2025. This grant is made under the 2020 Plan.
(10) Options vest over a
4-year
service period with 25% of the award vesting on the first anniversary of the commencement date and the balance vesting monthly over the remaining three years, subject to continued service through each applicable vesting date. The vesting commencement date is August 16, 2021 This grant was made under the 2020 Plan.
(11) Options vest over a
4-year
service period in 48 equal monthly installments, subject to continued service through each applicable vesting date. The vesting commencement date is February 1, 2022. This grant was made under the 2020 Plan.
(12) Options vest in four equal annual installments, subject to continued service through each applicable vesting date. The vesting commencement date is February 1, 2022. This grant was made under the 2020 Plan.
(13) Options vest in four equal annual installments, subject to continued service through each applicable vesting date. The vesting commencement date is February 2, 2023. This grant was made under the 2020 Plan.
(14) Options vest in four equal annual installments, subject to continued service through each applicable vesting date. The vesting commencement date is February 1 2024. This grant was made under the 2020 Plan.
(15) Options vest in four equal annual installments, subject to continued service through each applicable vesting date. The vesting commencement date is March 11, 2025. This grant was made under the 2020 Plan.
(16) Options vest over a
4-year
service period with 25% of the award vesting on the first anniversary of the commencement date and the balance vesting monthly over the remaining three years, subject to continued service through each applicable vesting date. The vesting commencement date is March 1, 2024. This grant was made under the 2020 Plan.
(17) The restricted share units vest in four equal annual installments, subject to continued service through each applicable vesting date. The vesting commencement date is March 1, 2024. This grant was made under the 2020 Plan.
POLICIES AND PRACTICES RELATED TO TIMING OF EQUITY AWARDS
We have adopted an Equity Award Grant Policy that sets forth the process for us to follow when we grant equity awards to our directors, executive officers and employees, including our advisors or consultants, pursuant to any of our equity compensation plans. Pursuant to the policy, all grants of equity awards must be approved in advance by our Board of Directors or the Compensation and Leadership Development Committee.
Currently, our general practice is to not take material nonpublic information into account when determining the timing and terms of an award and to not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation. The Compensation and Leadership Development Committee realizes, however, that a release of information in close proximity to an equity award could create the appearance of an effort to time the recipient’s equity award to the recipient’s benefit, even if no such benefit was intended and the Compensation and Leadership Development Committee may consider adjusting the planned timing of equity awards to avoid the grant of an equity award in close proximity to the release of material nonpublic information.
Generally, equity awards are granted on the following regularly scheduled basis as set forth in the policy:

•
equity awards to newly appointed
non-employee
directors and newly hired executive officers and other senior level employees are granted on the date of such appointment to our Board of Directors or the date of hire for such executive team members and senior level employees;

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•	equity awards to newly hired employees are generally granted on a monthly basis with grants being made on the first business day of the applicable month;

•	annual equity awards for our non-employee directors are granted on the date of our annual general meeting; and

•
annual equity awards to our employees, including our executive officers, are generally granted on the second business day following the filing of the annual report each year and mid-year
promotion grants are generally granted on the second business day following the filing of the quarterly report for the second quarter each year.

During fiscal year 2025, we did not grant share options, share appreciation rights or similar instruments with option-like features to our named executive officers during the four business days prior to or the one business day following the filing of our periodic reports or the filing or furnishing of a Form
8-K
that discloses material nonpublic information.
PAY VERSUS PERFORMANCE
The following table shows the total compensation for each of our principal executive officers (each a “PEO”) and the average compensation for our other named executive officers during the last three fiscal years ended December 31, 2025, 2024, and 2023 compared to our net income and total shareholder return for the last three fiscal years.

Year	Summary Compensation Table Total for PEO	Compensation Actually Paid to PEO	Average Summary Compensation Table Total for Non-PEO Named Executive Officers(1)	Average Compensation Actually Paid to Non-PEO Named Executive Officers(1)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return	Net Income
(a)	(b)	(c)	(d)	(e)	(f)	(g)
2025	2,120,105	4,233,078	964,495	1,517,964	86	(269,767,000)
2024	4,339,303	163,397	1,817,413	734,056	22	(155,122,000)
2023	2,824,757	2,375,232	1,259,653	931,410	51	(118,464,000)
(1) For fiscal 2025, our
non-PEO
named executive officers were Guy Goodwin and Teri Loxam. For fiscal 2024, our non-PEO
named executive officers were Guy Goodwin, Teri Loxam and Matthew Owens. For fiscal 2023, our non-PEO
named executive officers were Guy Goodwin, Matthew Owens, Ekaterina Malievskaia and Michael Falvey.
(2) The 2025 compensation actually paid to our PEO and the average compensation actually paid to our non-PEO
named executives reflects the following adjustments from total compensation reported in the Summary Compensation Table:

	PEO	Average of Non-PEO’s
Total compensation reported in the Summary Compensation Table	2,120,105	964,495
Deduct the equity compensation reported in the Summary Compensation Table in column (Stock Awards) and column (Option Awards),	(1,036,603)	(280,746)
Add year end fair value all awards granted during 2025 that are outstanding and unvested as of the end of the fiscal year;	1,856,390	505,260

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	PEO	Average of Non-PEO’s
Add change in fair value (from prior year-end) of prior year equity awards that are unvested and outstanding	966,036	268,052
Add for awards that were granted and vested in 2025, the fair value as of the vesting date	188,789	47,712
Add the change in fair value (from prior year-end to vesting date) of prior year equity awards that vested in the 2025	138,361	13,190
Subtract for any awards granted in any prior fiscal year that fail to meet the applicable vesting conditions during 2025, the amount equal to the fair value at the end of the prior fiscal year	—	—
Compensation Actually Paid for fiscal year 2025	4,233,078	1,517,964
(5) The 2024 compensation actually paid to our PEO and the average compensation actually paid to our non-PEO
named executives reflects the following adjustments from total compensation reported in the Summary Compensation Table:

	PEO	Average of Non-PEO’s
Total compensation reported in the Summary Compensation Table	4,339,303	1,817,413
Deduct the equity compensation reported in the Summary Compensation Table in column (Stock Awards) and column (Option Awards),	(3,407,620)	(1,197,449)
Add year end fair value all awards granted during 2024 that are outstanding and unvested as of the end of the fiscal year;	774,210	299,090
Add change in fair value (from prior year-end) of prior year equity awards that are unvested and outstanding	(1,618,908)	(213,287)
Add for awards that were granted and vested in 2024, the fair value as of the vesting date	254,795	42,927
Add the change in fair value (from prior year-end to vesting date) of prior year equity awards that vested in the 2024	(178,382)	(14,640)
Subtract for any awards granted in any prior fiscal year that fail to meet the applicable vesting conditions during 2024, the amount equal to the fair value at the end of the prior fiscal year	—	—
Compensation Actually Paid for fiscal year 2024	163,397	734,056
(6) The 2023 compensation actually paid to our PEO and the average compensation actually paid to our non-PEO
named executives reflects the following adjustments from total compensation reported in the Summary Compensation Table:

	PEO	Average of Non-PEO’s
Total compensation reported in the Summary Compensation Table	2,824,757	1,259,653
Deduct the equity compensation reported in the Summary Compensation Table in column (Stock Awards) and column (Option Awards),	(1,515,203)	(636,067)
Add year end fair value all awards granted during 2023 that are outstanding and unvested as of the end of the fiscal year;	931,442	298,372
Add change in fair value (from prior year-end) of prior year equity awards that are unvested and outstanding	32,631	620
Add for awards that were granted and vested in 2023, the fair value as of the vesting date	74,709	74,709

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	PEO	Average of Non-PEO’s
Add the change in fair value (from prior year-end to vesting date) of prior year equity awards that vested in the 2023	26,896	(11,276)
Subtract for any awards granted in any prior fiscal year that fail to meet the applicable vesting conditions during 2023, the amount equal to the fair value at the end of the prior fiscal year	—	(54,602)
Compensation Actually Paid for fiscal year 2023	2,375,232	931,410
Analysis of the Information Presented in the Pay Versus Performance Table
We generally seek to incentivize long-term performance, and therefore do not specifically align our performance goals with “compensation actually paid” (as computed in accordance with Item 402(v) of Regulation
S-K)
for a particular year. In accordance with Item 402(v) of Regulation
S-K,
we are providing the following descriptions of the relationships between information presented in the Pay Versus Performance table.
Compensation Actually Paid and Net Loss
As a late-stage clinical biotechnology company primarily focused on research and development of novel treatments for serious mental health conditions, our company has not historically utilized net income (loss) as a performance measure for our executive compensation program. For 2023, 2024 and 2025, our net loss increased. The compensation actually paid to our PEO increased significantly from 2024 to 2025 due to fair value of equity awards in 2025 and change in fair value of previous equity awards at the end of 2025 and the compensation actually paid to our named executive officers as a group (excluding our PEO) increased slightly from 2024 to 2025. The compensation actually paid to our named executive officers as a group (excluding our PEO) and the compensation actually paid to our PEO decreased from 2023 to 2024.
Compensation Actually Paid and TSR
As shown in the following graph, from 2023 to 2024, the compensation actually paid to our named executive officers as a group (excluding our PEO) and our PEO decreased and our TSR decreased. From 2024 to 2025, our TSR increased and our compensation actually paid to our PEO and to our named executive officers as a group (excluding the PEO) also increased. As discussed above in “
Executive Compensation—Primary Elements of Compensation Program
” we use a combination of short-term cash incentive compensation opportunities for our named executive officers, in the form of annual cash bonuses to incentivize and award delivery of the Company’s strategy and corporate objectives, and long-term equity incentive compensation consisting of share options, which provide value only if the market price of our shares increases and if the executive officer continues in our employment over the vesting period, and restricted share units, which provide value only if the executive officer continues in our employment over the vesting period. These equity awards strongly align our executive officers’ interests with those of our shareholders by providing a continuing financial incentive to maximize long-term value for our shareholders and by encouraging our executive officers to continue in our employment for the long-term.

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Compensation Actually Paid and Cumulative TSR

150
100
50
0
Investment Value (USD)
2,500,000
0
(2,500,000)
Compensation Actually Paid (USD)
12/31/22
12/31/23
12/31/24
12/31/25
PEO - Nath
Avg Non-PEO NEOs
Investment Value

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SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

Equity Compensation Plans Table

The following table sets forth information as of December 31, 2025 regarding ordinary shares that may be issued under our equity compensation plans:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (#)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights ($) (1)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column) (3)(4)
Equity Compensation Plans Approved by Security Holders (2)	7,003,293	$10.14	3,184,218
Equity Compensation Plans not Approved by Security Holders(5)	600,000	$14.94	—
Total	7,603,293	$10.52	3,184,218

(1) The weighted average exercise price is calculated based solely on outstanding share options.

(2) Includes the following plans: our 2020 Plan, our 2017 Plan and our Employee Stock Purchase Plan (“ESPP”).

(3) The Company initially reserved 2,074,325 of its ordinary shares for the issuance of awards under the 2020 Plan. The 2020 Plan provides that the number of shares reserved and available for issuance under the plan will automatically increase each January 1, beginning on January 1, 2022, by up to 4% of the outstanding number of ordinary shares on the immediately preceding December 31, or such lesser number of shares as determined by our Compensation and Leadership Development Committee. This number is subject to adjustment in the event of a sub-division, consolidation, share dividend or other change in our capitalization. The total number of ordinary shares that may be issued under the 2020 Plan was 7,938,129 shares as of December 31, 2024, of which 768,108 shares remained available for future grant. The ESPP initially reserves and authorizes the issuance of up to a total of 340,053 ordinary shares to participating employees. The ESPP provides that the number of shares reserved and available for issuance will automatically increase each January 1, beginning on January 1, 2022 and each January 1 thereafter through January 1, 2022, by the lesser of (i) 1% of the outstanding number of ordinary shares on the immediately preceding December 31 or (ii) 510,058 ordinary shares. The number of shares reserved under the ESPP is subject to change in the event of a share split, share dividend or other change in our capitalization. On October 1, 2021, the Company launched the Share Incentive Plan and the ESPP, through which employees can purchase shares at a discounted price. At the end of each six month purchase period, shares will automatically be purchased at the lower of the opening and closing price of the shares for the purchase period minus a 15% discount.

(4) Amount does not include any purchase rights accruing under the ESPP during the current purchase period, which commenced on November 1, 2025, because the purchase right (and therefore the number of shares to be purchased) will not be determined until the end of the purchase period on April 30, 2026.

(5) On August 1, 2022, we granted a non-qualified share option to purchase an aggregate of 600,000 shares to Mr. Nath in connection with his appointment as Chief Executive Officer. In accordance with Nasdaq Listing Rule 5635(c)(4), the non-qualified share option award was approved by Compensation and Leadership Development Committee and made as a material inducement to Mr. Nath’s entry into employment as our new Chief Executive Officer. The non-qualified share option has a 10-year term and vests as to one-fourth on August 1, 2023 (the first anniversary of his employment commencement date) and as to the remaining three-fourths in equal monthly installments over the following 36 months, subject to Mr. Nath remaining an employee on the applicable vesting dates. The non-qualified share option has other terms that mirror those of non-qualified share options granted under our 2020 Plan and the standard form of non-qualified share option agreement.

AUDIT AND RISK COMMITTEE REPORT

The Audit and Risk Committee oversees the accounting and financial reporting processes of COMPASS Pathways plc (the “Company”) and the audits of the Company’s financial statements, evaluates auditor performance, manages relations with the Company’s independent registered public accounting firm and evaluates policies and procedures relating to internal control systems. The Audit and Risk Committee operates under a written Audit and Risk Committee charter that has been adopted by the Board of the Company (the “Board”). All members of the Audit and Risk Committee currently meet the independence and qualification standards for audit committee membership set forth in the listing standards provided by Nasdaq and the U.S. Securities and Exchange Commission (“SEC”), and the Board has determined that Daphne Karydas and Justin Gover are “audit committee financial experts,” as the SEC has defined that term in Item 407 of Regulation S-K.

The Audit and Risk Committee members are not professional accountants or auditors. The members’ functions are not intended to duplicate or to certify the activities of management and the independent registered public accounting firm. The Audit and Risk Committee serves a board-level oversight role in which it provides advice, counsel and direction to management and the auditors on the basis of the information it receives, discussions with management and the auditors, and the experience of the Audit and Risk Committee’s members in business, financial and accounting matters.

The Audit and Risk Committee oversees the Company’s financial reporting process on behalf of the Board. The Company’s management has the primary responsibility for the financial statements and reporting process, including the Company’s system of internal controls. In fulfilling its oversight responsibilities, the Audit and Risk Committee reviewed with management the audited financial statements included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2025. This review included a discussion of the quality and the acceptability of the Company’s financial reporting, including the nature and extent of disclosures in the financial statements and the accompanying notes. The Audit and Risk Committee also reviewed the progress and results of the testing of the design and effectiveness of its internal controls over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002.

The Audit and Risk Committee also reviewed with PricewaterhouseCoopers LLP (“PwC US”), our independent registered public accounting firm for the year ended December 31, 2025, which is responsible for expressing an opinion on the conformity of the audited financial statements with accounting principles generally accepted in the United States of America, their judgments as to the quality and the acceptability of the Company’s financial reporting and such other matters as are required to be discussed with the Committee by Public Company Accounting Oversight Board (“PCAOB”) AU 380, Communications with Audit Committees, and SEC Regulation S-X Rule 207, Communication with Audit Committees.

The Audit and Risk Committee has received the written disclosures and the letter from PwC US required by the applicable requirements of the PCAOB regarding PwC US’s communications with the audit committee concerning independence. The Audit and Risk Committee has discussed with PwC US its independence from management and the Company.

In addition to the matters specified above, the Audit and Risk Committee discussed with PwC US the overall scope, plans and estimated costs of their audit. The Audit and Risk Committee met with PwC US periodically, with and without management present, to discuss the results of PwC’s examinations, the overall quality of the Company’s financial reporting and PwC US’s reviews of the quarterly financial statements, and drafts of the quarterly and annual reports.

Based on the reviews and discussions referred to above, and subject to the limitations of the Audit and Risk Committee’s role and responsibilities referred to above and in the Audit and Risk Committee charter, Audit and Risk Committee recommended to the Board that the Company’s audited financial statements should be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 for filing with the SEC.

The Audit and Risk Committee of the Board

Daphne Karydas, Chair

Justin Gover

Jeffrey Jonas

Robert McQuade

The information contained in this Audit and Risk Committee report shall not be deemed to be “soliciting material,” “filed” with the SEC, subject to Regulations 14A or 14C of the Exchange Act, or subject to the liabilities of Section 18 of the Exchange Act. No portion of this audit and risk committee report shall be deemed to be incorporated by reference into any filing under the Securities Act, or the Exchange Act, through any general statement incorporating by reference in its entirety the proxy statement in which this report appears, except to the extent that we specifically incorporate this report or a portion of it by reference. In addition, this Audit and Risk Committee report shall not be deemed filed under either the Securities Act or the Exchange Act.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table and related footnotes set forth information with respect to the beneficial ownership of our ordinary shares, as of April 6, 2026, by:

•	each beneficial owner of more than 5% of our ordinary shares;

•	each of our named executive officers and directors; and

•	all of our current executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC. Under these rules, beneficial ownership includes any shares as to which a person has sole or shared voting power or investment power. In computing the number of ordinary shares beneficially owned by a person and the percentage ownership of that person, ordinary shares subject to options, or other rights held by such person that are currently exercisable or will become exercisable within 60 days of April 6, 2026 are considered outstanding. These ordinary shares, however, are not included in the computation of the percentage ownership of any other person. Applicable percentage ownership is based on 134,923,295 ordinary shares outstanding as of April 6, 2026.

Unless otherwise indicated, addresses of the directors, executive officers and named beneficial owners are in care of COMPASS Pathways plc, 3rd Floor, 1 Ashley Road, Altrincham, Cheshire WA14 2DT, United Kingdom.

	Ordinary Shares Beneficially Owned
Name of Beneficial Owner	Number	Percent
Greater than 5% Shareholders

RTW Investments, LP(1)	9,474,397	9.99%

Entities affiliated with Deep Track(2)	9,274,589	9.99%

Named Executive Officers and Directors

Kabir Nath(3)	1,017,390	*

Guy Goodwin(4)	300,244	*

Teri Loxam(5)	121,802	*

Justin Gover(6)	14,444	*

Annalisa Jenkins(7)	246,954	*

Jeffrey Jonas(8)	10,111	*

Daphne Karydas(9)	98,222	*

Robert McQuade(10)	1,723,261	1.28%

David Norton(11)	275,760	*

Wayne Riley(12)	123,250	*

Gino Santini(13)	69,334	*

Kathleen Tregoning(14)	—	—%

All Current Executive Officers, Directors and Nominees as a Group (12 persons)(15)	4,000,772	2.82%

* Represents beneficial ownership of less than one percent.

(1) Based on information contained in the Schedule 13G/A filed with the SEC on August 14, 2025 by RTW Investments, LP (“RTW Investments”) and Roderick Wong, M.D., which sets forth their beneficial ownership as of June 30, 2025. Each of RTW Investments and Roderick Wong disclosed shared voting power and shared dispositive power with respect to (i) 8,221,929 American Depositary Shares, each representing one ordinary share, nominal value £0.008 each, of the Company (“ADSs”), and (ii) 1,252,468 ADSs underlying pre-funded warrants to purchase ADSs, subject to a 9.99% maximum percentage exercise limitation. The address for RTW Investments and Roderick Wong is 40 10th Avenue, Floor 7, New York, New York 10014.

(2) Based on information contained in the Schedule 13G filed with the SEC on January 17, 2025 by Deep Track Capital, LP, Deep Track Biotechnology Master Fund, Ltd. and David Kroin, which sets forth their beneficial ownership as of January 10, 2025. Each of Deep Track Capital, LP, Deep Track Biotechnology Master Fund, Ltd. and David Kroin disclosed shared voting power and shared dispositive power with respect to (i) 8,859,648 ADSs, (ii) 8,700,000 ADSs underlying pre-funded warrants to purchase ADSs, subject to a 9.99% maximum percentage exercise limitation, and (iii) 17,559,648 ADSs underlying warrants to purchase ADSs, subject to a 9.99% maximum percentage exercise limitation. The address for Deep Track Capital, LP is 200 Greenwich Ave, 3rd Floor, Greenwich, CT 06830. The address for Deep Track Biotechnology Master Fund, Ltd. is c/o Walkers Corporate Limited, 190 Elgin Ave, George Town, KY1-9001, Cayman Islands. The address for David Kroin is c/o Deep Track Capital, LP, 200 Greenwich Ave, 3rd Floor, Greenwich, CT 06830.

(3) Represents (i) 58,190 ADSs and (ii) 959,200 ADSs underlying options to purchase ADSs from the Company exercisable within 60 days after April 6, 2026.

(4) Represents (i) 1,994 ADSs and (ii) 298,250 ADSs underlying options to purchase ADSs from the Company exercisable within 60 days after April 6, 2026.

(5) Represents (i) 26,893 ADSs and (ii) 94,909 ADSs underlying options to purchase ADSs from the Company exercisable within 60 days after April 6, 2026.

(6) Represents 14,444 ADSs underlying options to purchase ADSs from the Company exercisable within 60 days after April 6, 2026.

(7) Represents (i) 19,480 ADSs and (ii) 227,474 ADSs underlying options to purchase ADSs from the Company exercisable within 60 days after April 6, 2026.

(8) Represents 10,111 ADSs underlying options to purchase ADSs from the Company exercisable within 60 days after April 6, 2026.

(9) Represents ADSs 98,222 underlying options to purchase ADSs from the Company exercisable within 60 days after April 6, 2026.

(10) Represents (i) 1,594,677 ADSs held by McQuade Center for Strategic Research and Development LLC and (ii) 128,584 ADSs underlying options to purchase ADSs from the Company exercisable within 60 days after April 6, 2026 held by Dr. McQuade. Dr. McQuade holds the share options for the benefit of the McQuade Center for Strategic Research and Development LLC and disclaims beneficial ownership of any shares underlying such share options. Dr. McQuade, the Officer and Manager of McQuade Center for Strategic Research and Development LLC, may be deemed to have voting and investment power over the shares beneficially owned by McQuade Center for Strategic Research and Development LLC, but he disclaims beneficial ownership of such shares.

(11) Represents (i) 20,356 ADSs and (ii) 255,404 ADSs underlying options to purchase ADSs from the Company exercisable within 60 days after April 6, 2026.

(12) Represents 123,250 ADSs underlying options to purchase ADSs from the Company exercisable within 60 days after April 6, 2026.

(13) Represents 69,334 ADSs underlying options to purchase ADSs from the Company exercisable within 60 days after April 6, 2026.

(14) Ms. Tregoning is a director nominee and, as of April 6, 2026, does not beneficially own any of the Company’s securities.

(15) Represents (i) 2,279,182 ADSs and (ii) 1,721,590 ADSs underlying options to purchase ADSs from the Company exercisable within 60 days after April 6, 2026 held by our current officers and directors.

DELINQUENT SECTION 16(a) REPORTS

Under Section 16(a) of the Exchange Act, directors, executive officers, our principal accounting officer and beneficial owners of 10% or more of our common stock, or reporting persons, are required to report to the SEC on a timely basis the initiation of their status as a reporting person and any changes with respect to their beneficial ownership of our common stock. Based solely on our review of copies of such forms that have been filed with the SEC, or written representations from reporting persons, we believe that during the fiscal year ended December 31, 2025, all reporting persons complied with all applicable filing requirements.

CERTAIN RELATIONSHIPS AND TRANSACTIONS WITH RELATED PERSONS

Other than the compensation arrangements described above under the sections “Director Compensation” and “Executive Compensation” and the transactions described below, in the period from January 1, 2024 through the date of this Proxy Statement, we have engaged in the following transactions with our directors, executive officers or holders of more than 5% of our outstanding share capital and their affiliates, which we refer to as our related parties.

AGREEMENTS WITH OUR EXECUTIVE OFFICERS AND DIRECTORS

We have entered into employment agreements with our executive officers and service agreements with our non-executive directors. These agreements contain customary provisions and representations, including confidentiality, non-competition, non-solicitation and inventions assignment undertakings by the executive officers. However, the enforceability of the non-competition provisions may be limited under applicable law.

AGREEMENTS WITH ALITHOS, INC.

Effective July 16, 2024, in connection with exploring a potential sale of our proprietary digital tools and technology to test evidence-based methods for assessing mental health treatments and the associated team and intellectual property to Alithos, Inc., a new company established by our co-founders, George Goldsmith and Ekaterina Malievskaia (who are former executive officers and directors and previously greater than 5% shareholders), we entered into a limited license agreement and consulting agreement with Alithos. Pursuant to the terms of the limited license agreement, we granted Alithos a revocable, non-exclusive, non-transferable, nonsublicensable (except with our prior written approval), royalty-free, worldwide, limited right and license to certain proprietary rights, software, and know-how related to our digital tools and technologies for certain specified purposes. The limited license agreement may be terminated by either party upon five days’ notice. Pursuant to the terms of the consulting agreement, we are providing certain consulting services to Alithos. Through March 31, 2025, the Company recorded approximately $0.6 million in other income as a result of this transaction. Alithos ceased to be a related party as of March 31, 2025.

FAMILY RELATIONSHIPS

As of the date of this Proxy Statement, there were no family relationships between our executive officers and any of our directors.

INSURANCE AND INDEMNIFICATION

To the extent permitted by the Companies Act 2006 and in accordance with our Articles of Association, we are empowered to indemnify our directors against any liability they incur by reason of their directorship. We maintain directors’ and officers’ insurance to insure such persons against certain liabilities. We also enter into a deed of indemnity with each of our directors and executive officers. These agreements and our Articles of Association require us to indemnify our directors and executive officers to the fullest extent permitted by law.

RELATED PARTY TRANSACTION POLICY

We have adopted a related party transaction policy. Pursuant to this policy, the Audit and Risk Committee has the primary responsibility for reviewing and approving or disapproving “related party transactions,” which are transactions between us and related parties in which the related party has a direct or indirect material interest. For purposes of this policy, a related party is defined as a director, executive director, nominee for director, or greater than 5% beneficial owner of any class of our voting securities, and their immediate family members.

DELIVERY OF PROXY MATERIALS

Our 2025 Annual Report, including audited financial statements, accompanies this Proxy Statement. Copies of our Annual Report on Form 10-K and the exhibits thereto are available from the Company without charge upon written request of a shareholder. Copies of these materials are also available online through the SEC at www.sec.gov. The Company may satisfy SEC rules regarding delivery of proxy materials, including this Proxy Statement and our 2025 Annual Report, by delivering a single set of proxy materials to an address shared by two or more Company shareholders or ADS holders. This delivery method can result in meaningful cost savings for the Company. In order to take advantage of this opportunity, the Company may deliver only a single set of proxy materials to multiple shareholders or ADS holders who share an address, unless contrary instructions are received prior to the mailing date. Similarly, if you share an address with another shareholder or ADS holder and have received multiple copies of our proxy materials, you may write or call us at the address and phone number below to request delivery of a single copy of the proxy materials in the future. We undertake to deliver promptly upon written or oral request a separate copy of the proxy materials, as requested, to a shareholder or ADS holders at a shared address to which a single copy of the proxy materials was delivered. If you are an ordinary shareholder of record and prefer to receive separate copies of proxy materials either now or in the future, please contact Ben Harber, Company Secretary, COMPASS Pathways plc, 3rd Floor, 1 Ashley Road, Altrincham, Cheshire, WA14 2DT, United Kingdom or by telephone at +44 (0) 781 843 0289 or by email at benh@woodhamcorpservices.com. If you hold ADSs and you prefer to receive separate copies of proxy materials either now or in the future, please contact the Depositary, your brokerage firm or bank, as applicable.

EACH ORDINARY SHAREHOLDER IS URGED TO COMPLETE, DATE, SIGN

AND PROMPTLY RETURN THE ENCLOSED PROXY FORM.

EACH ADS HOLDER IS URGED TO COMPLETE, DATE, SIGN AND PROMPTLY RETURN

THE ADS PROXY CARD TO CITIBANK, N.A., THE DEPOSITARY FOR THE ADSs.

ADDITIONAL INFORMATION

U.K. STATUTORY ANNUAL ACCOUNT AND REPORTS OF THE BOARD OF DIRECTORS AND AUDITORS OF COMPASS PATHWAYS PLC FOR THE YEAR ENDED DECEMBER 31, 2025

Consistent with its obligations under the U.K. Companies Act 2006, our Board will present at the AGM our U.K. statutory annual accounts and reports for the year ended December 31, 2025, which have been approved by and, where appropriate, signed on behalf of our Board and will be delivered to the Registrar of Companies in the United Kingdom following the AGM. A copy of our U.K. statutory directors’ remuneration report, including the annual report on remuneration, is included as Annex A to this Proxy Statement. A complete copy of our U.K. statutory annual accounts and reports, including the statutory Board of Directors report, strategic report, and auditor’s report on our U.K. accounts will be sent separately to you no less than 21 days prior to the AGM. You will be provided an opportunity to raise questions in relation to such accounts and reports at the AGM. Full accounts and reports will be available for inspection prior to and during the AGM.

SHAREHOLDERS’ RIGHT TO CALL A GENERAL MEETING

Our shareholders have the right to call a meeting of our shareholders. The U.K. Companies Act 2006 generally requires the directors to call a general meeting once we have received requests to do so from shareholders representing at least 5% of our paid-up shares entitled to vote at a general meeting. The U.K. Companies Act 2006 generally prohibits shareholders of a U.K. public limited company from passing written resolutions. However, significant shareholders would, in any case, still have the power to call a general meeting and propose resolutions. These provisions are mandatory under the U.K. Companies Act 2006 and cannot be waived by our shareholders.

SHAREHOLDER PROPOSALS

Pursuant to Rule 14a-8 under the Exchange Act, in order to be considered for inclusion in our proxy statement for our 2026 annual general meeting of shareholders, shareholder proposals must be received by the Company at the Office of the Company Secretary, 3rd Floor, 1 Ashley Road, Altrincham, Cheshire, WA14 2DT, United Kingdom no later than 120 days before the anniversary of the date on which we sent our proxy materials for the AGM, or December 18, 2026. However, if the date of such annual general meeting is more than 30 calendar days from the date of the anniversary of the AGM, then the notice must be received by our Company Secretary a reasonable time before we begin to print and send our proxy materials. To comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice at our principal executive offices that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 28, 2027. We also encourage anyone sending in a shareholder proposal to additionally send such proposals via email AGM@compasspathways.com.

Under Section 338 of the U.K. Companies Act 2006, shareholders representing at least 5% of holders entitled to vote on a resolution at an annual general meeting may require the Company to include such resolution in its notice of an annual general meeting. Provided the applicable thresholds are met, notice of the resolution must be received by the Company at the Office of the Company Secretary, 3rd Floor, 1 Ashley Road, Altrincham, Cheshire, WA14 2DT, United Kingdom at least six weeks prior to the date of the annual general meeting, or, if later, at the time notice of the annual general meeting is delivered to shareholders.

QUESTIONS?

If you have any questions or need more information about the AGM please write to us at:

Ben Harber

Company Secretary

COMPASS Pathways plc

3rd Floor

1 Ashley Road

Altrincham

Cheshire WA14 2DT

United Kingdom

Annex A

DIRECTORS’ REMUNERATION REPORT

REMUNERATION POLICY

This part of the Remuneration Report sets out the revised Director Remuneration Policy (the “Policy”) for the Company which was approved by shareholders in a binding vote at the AGM held on 9 May 2024. At the 2024 AGM, 99.85% of shares represented in person or by proxy were voted in favour of the binding proposal to approve the Policy, with 0.15% voting against such proposal. The Policy became effective from 9 May 2024 for three years and applies to all Executive Directors and Non-Executive Directors.

Key considerations when determining the Policy

The Policy was designed by the Committee with a number of specific principles in mind:

•	attract, retain and motivate high calibre Senior Management and focus them on the delivery of the Company’s strategic and business objectives;
•	encourage a corporate culture that promotes the highest level of integrity, teamwork and ethical standards;
•

be competitive against appropriate market benchmarks (being predominantly the US biotech sector) and have a strong link to performance, providing the ability to earn above-market rewards for strong performance;

•	be simple and understandable, both internally and externally;
•	encourage increased equity ownership to motivate executives in the overall interests of shareholders, the Company, employees and other stakeholders; and
•	take due account of good governance and promote the long-term success of the Company.

In seeking to achieve the above objectives, the Committee is mindful of the views of a broad range of stakeholders in the business and accordingly takes account of a number of factors when setting remuneration including: market conditions; pay and benefits in relevant comparator organisations; terms and conditions of employment across the Company; the Company’s risk appetite; the expectations of institutional shareholders; any specific feedback received from shareholders and other stakeholders and any applicable requirements of the Nasdaq or SEC. In 2025, the Committee reviewed and updated the peer group used to benchmark remuneration for Senior Management.

The Directors identify any conflicts of interest at the beginning of each Board meeting and the beginning of each Committee meeting. No conflicts of interest relevant to remuneration have been identified.

The Policy for Executive Directors

During 2025 the Company had one Executive Director, but the Policy will apply equally to any additional Executive Directors who may be appointed in the future. The Committee annually reviews the operation of the remuneration packages to ensure they are operating within an acceptable risk profile and that they do not inadvertently encourage any economic, social or governance issues. The total remuneration for the Executive Director is made up of the following elements:

•	salary;

DIRECTORS’ REMUNERATION REPORT

•	benefits;

•	annual bonus;

•	long-term incentive awards; and

•	pension contribution or non-pensionable allowance.

Long-term incentive awards: The Company adopted the 2020 Plan and the ESPP, on completion of its Nasdaq IPO in September 2020. On 1 October 2021, the Company launched the Share Incentive Plan (the “SIP”) and the ESPP. Since the completion of the Nasdaq IPO, the Company has issued equity under these plans and has issued an inducement grant, on such terms as are defined under applicable Nasdaq listing rules, in connection with hiring of Mr. Nath as our Chief Executive Officer in 2022. In the period from 1 January 2020 to 18 September 2020, the Company granted options under the 2017 Plan.

Purpose and link to strategy

Salary	Provides market competitive fixed remuneration that reflects the responsibilities of the role undertaken, the experience of the individual and performance in the role over time.

Benefits	Provides market competitive, yet cost-effective employment benefits.

Annual Bonus	To incentivise and award delivery of the Company’s strategy and corporate objectives on an annual basis.

Long-term incentive awards	To align the interests of Executive Directors and management with long-term shareholder interests and to attract, incentivise and retain staff. To incentivise and recognise achievement of longer term corporate objectives and sustained shareholder value creation. To effectively manage the Group’s cash resources.

Pension/401K contribution	To provide a competitive and tax-efficient pension or retirement savings plan which complies with at least the minimum contributions requirements of the applicable jurisdiction.

Operation

Salary	Reviewed annually taking into account individual responsibilities, experience, performance, inflation and market rates. The Committee will also consider the pay and employment conditions in the wider workforce when determining Executive Directors’ salaries. Where there has been a change in role, or the individual is new to the role, increases could be higher. Salary increases are normally effective from 1 January each year. Salaries are periodically benchmarked against a relevant peer group of biotech companies, most of which are listed on Nasdaq, with others listed on European stock exchanges, with a similar stage of clinical development, similar headcount and similar market capitalisation or net assets.

Benefits	Employment benefits, including medical insurance, are provided on similar terms as those of other employees. If an Executive Director is based outside the UK additional benefits and assistance with relocation may be provided which reflect local market norms or legislation. Any reasonable business-related expenses can be reimbursed, including tax there-on.

DIRECTORS’ REMUNERATION REPORT

Annual Bonus	Annual bonus performance targets are set at the start of the year by the Board and performance against objectives is assessed by the Compensation and Leadership Development Committee after the end of the relevant financial year. Bonuses may be paid in cash or shares, as determined by the Compensation and Leadership Committee, after the award has been approved by the Committee and, as applicable for the Chief Executive Officer, the Board.

Long-term incentive awards	Long-term equity incentive awards are granted annually under the 2020 Plan. The awards have time-based vesting conditions and vest over a period of at least three years and may include a mix of share options, restricted share units, performance shares and other awards available for issuance under the 2020 Plan. Awards vest in accordance with the vesting schedule set for the relevant award in its equity agreement. Executive Directors are eligible to participate in the SIP and ESPP under the same conditions as other employees. The SIP and ESPP generally allow employees to save a portion (up to a specified maximum) of their salary over a six-month savings period and at the end of the savings period, shares will automatically be purchased at the lower of the opening and closing price of the shares for the saving period minus a 15% discount in the case of the ESPP and plus issuance of matching shares equal to 15% of the investment for the SIP. The Committee maintains discretion over the types and terms of equity awards granted.

Pension/401K contribution	Executive Directors are eligible to join a defined contribution pension scheme or a 401(k) defined contribution retirement plan, as applicable. Beginning in 2024, Executive Directors may opt out of the UK pension scheme and receive a taxable, non-pensionable allowance in lieu of Compass employer pension contributions in the amount of up to 5% of their base salary, or such lesser amount as is available to the general workforce. Executive Directors who are based in the United States are eligible to join the Company’s 401(k) and to receive the Company match, which is equal to 100% of the amount an employee contributes to the 401(k) plan for each payroll period up to a maximum of 4% of cash compensation earned by such employee.

Maximum potential value

Salary	The current base salary of the Executive Director is set out in the application of policy section of the Remuneration Report. Whilst there is no prescribed formulaic maximum, any increases will take into account prevailing market and economic conditions and the approach to employee pay throughout the organisation. Base salary increases are awarded at the discretion of the Committee; however, salary increases will normally be no greater than the general increase awarded to the wider workforce, in percentage of salary terms. However, a higher increase may be made where an individual had been appointed to a new role at below-market salary while gaining experience. Subsequent demonstration of strong performance may result in a salary increase which is higher than that awarded to the wider workforce.

DIRECTORS’ REMUNERATION REPORT

Benefits	The value of each benefit is not predetermined and is typically based upon the cost to the Company of providing said benefit which will vary from year to year based on the cost from third-party providers. If an Executive Director is based outside the UK additional benefits and assistance with relocation may be provided which reflect local market norms or legislation, including without limitation relocation bonus, housing allowance, and tax advisory and preparation services. Any reasonable business-related expenses can be reimbursed, including tax there-on.

Annual Bonus	The maximum payable to an Executive Director is up to 100% of such Executive Director’s base salary. The target bonus level for the Chief Executive Officer is 60% of base salary. The annual bonus may be paid in cash or shares as determined by the Compensation and Leadership Development Committee.

Long-term incentive awards

The Company initially reserved 2,074,325 of its ordinary shares for the issuance of awards under the 2020 Plan. The 2020 Plan provides that the number of shares reserved and available for issuance under the plan will automatically increase each 1 January, beginning on 1 January 2022, by up to 4% of the outstanding number of ordinary shares on the immediately preceding 31 December, or such lesser number of shares as determined by our Compensation and Leadership Development Committee. This number is subject to adjustment in the event of a sub-division, consolidation, share dividend or other change in our capitalisation.

The total number of ordinary shares that may be issued under the 2020 Plan was 10,680,217 shares as of 31 December 2025, of which 3,184,218 shares remained available for future grant at 31 December 2025. During the years ended 31 December 2025 and 2024, the Company granted awards of 3,113,087 and 3,493,340 ordinary shares under the 2020 Plan to employees and non-employees, respectively.

Pension/401K contribution	For the pension, the maximum contribution, cash supplement (or combination thereof) payable by the Company is up to 5% or such lesser amount which is available to the general workforce. For the 401(k) defined contribution plan available to employees, including Executive Directors, in the United States, the Company match is equal to 100% of the amount an employee contributes to the 401(k) plan for each payroll period up to a maximum of 4% of cash compensation earned by such employee.

Performance metrics

Salary	The overall performance of the Company and the individual, including against individual performance objectives, is a key determinant for salary increases.

Benefits	None.

Annual Bonus

Operational targets related to research and development, business development, financial goals, talent and culture goals and commercial- planning goals are discussed with the Compensation and Leadership

DIRECTORS’ REMUNERATION REPORT

Development Committee and set at the start of the year by the Board. Details of the performance measures for the current year are provided in the Remuneration Report, subject to any nondisclosure on the basis of commercially-sensitive information. The payment of any bonus is at the absolute discretion of the Committee which has the discretion to override or adjust the bonus if appropriate to do so, including but not limited to factors such as the underlying financial and operational performance of the Company and individual performance. The Committee also may determine to pay the annual bonus in cash or shares.

Long-term incentive awards	Vesting may be on a time-phased basis or subject to performance conditions, as determined at the discretion of the Committee. During the years ended 31 December 2025 and 2024, the Company granted equity awards with time-phased vesting.

Pension/401K contribution	None.

The Committee operates the annual bonus and 2020 Plan, in accordance with their rules, and where relevant, Nasdaq listing rules. To maintain an efficient administrative process, the Committee retains the following discretion relating to remuneration:

a.	the eligibility to participate in the plans;
b.	the timing of grant of awards and any payments;
c.	the size of awards and payments (subject to the maximum limits set out in the Policy table above and the respective plan rules);
d.	the determination of whether any performance conditions have been met;
e.	the annual review of performance objectives for the annual bonus plan; and
f.

to make certain exceptions to the Compensation Recovery Policy (to the extent permitted under applicable Nasdaq listing rules) and to determine whether to recover, and if so, the method for recovering, erroneously awards compensation from current and former Executive Directors in the event of an accounting restatement.

In certain exceptional circumstances, such as a material acquisition/divestment of a Group business or a change in the broader business environment, which mean the original performance conditions are no longer appropriate, the Committee may adjust the objectives, alter weightings or set different measures as necessary, to ensure the conditions achieve their original purpose and are not materially less difficult to satisfy.

Historical equity incentive awards

Awards which were granted prior to 18 September 2020 are disclosed in this Remuneration Report in the Statement of Directors’ Shareholding and Share Interests section. These awards remain eligible to vest, based on their original terms which are described separately in the Directors’ Remuneration Report.

Annual bonus

The annual bonus is designed to drive the achievement of the Company’s strategic and corporate objectives. These targets are agreed by the Board and selected because of their importance in value creation for shareholders. Objectives are weighted for the Executive Director in proportion to the degree of importance of that objective for the Company. The weightings are agreed by the Committee.

DIRECTORS’ REMUNERATION REPORT

Remuneration on recruitment

The remuneration package for any new Executive Director will be determined by the Committee in accordance with the terms of the Policy at the time of appointment (including salary, benefits, annual bonus, long-term incentive awards and pension). It is recognised that in order to attract and recruit talented individuals the Policy needs to allow sufficient flexibility with respect to remuneration on recruitment. The following policies apply to the remuneration on recruitment of new Executive Directors:

Salary: Base salary will be determined based on the responsibilities of the role, experience of the individual and current market rates. It may be considered necessary to appoint a new Executive Director on above or below market rates (e.g. to reflect limited Board experience). In such circumstances, phased increases above those of the wider workforce may be required over an appropriate time period, to bring the salary to the desired market level, subject to the continued development in the role.

Annual bonus: The ongoing annual bonus maximum will be in line with that outlined in the policy table for existing Executive Directors, prorated to reflect the period of service. Depending on the timing or nature of an appointment it may be necessary to set different initial performance measures and targets for the first year of appointment.

Long-term incentive awards: 2020 Plan awards are granted in line with the policy outlined for existing Executive Directors. An initial award may be made on the date of appointment or shortly following an appointment. For internal appointments, existing awards will continue on their original terms.

Benefits: Benefits provided should be in line with those of existing Executive Directors. For external and internal appointments, where required to meet business needs, reasonable relocation support will be provided. In addition, if it becomes necessary to appoint a new Executive Director from outside the UK, additional benefits may be provided to reflect local market norms or legislation.

Pension/401(k): A company contribution or cash supplement up to the maximum as outlined for the Executive Director. Our current Chief Executive Officer received a company contribution to his 401(k) while he was based in the United States. Upon his relocation to the United Kingdom, he became eligible for pension or cash supplement equivalent to the level that is available to the general workforce (which is currently 3%) and subject to a maximum of 5%. He opted for the cash supplement. Any new Executive Director will be offered a pension or 401(k), as applicable, at the same level as the general workforce.

Sign-on payments and buy-out awards: To enable the recruitment of exceptional talent, the Committee may offer additional cash and/or share-based remuneration to take account of and compensate for remuneration that the Executive Director is required to relinquish when leaving a former employer. The Committee will seek to structure any such replacement awards to be no more generous overall in terms of quantum or vesting than the award to be forfeited from the previous employer and will take into account the timing, form and performance requirements of the awards forgone. Where appropriate, any long-term incentive awards will be granted under the 2020 Plan, however, the Committee will have discretion to make use of the flexibility to make awards under any relevant exemptions in the Nasdaq listing rules.

For an internal Executive Director appointment, any variable pay element awarded in respect of the prior role will be allowed to pay out according to its terms. In addition, any other contractual remuneration obligations existing prior to appointment may continue.

DIRECTORS’ REMUNERATION REPORT

The fees for any new Chair and Non-Executive Director appointments will be set in accordance with the prevailing policy and at a level that is consistent with those of the existing Chair and Non-Executive Directors.

Policy for payments on loss of office

The Company does not have a policy of fixed term employment contracts, however, the Directors are required to retire and are entitled to put themselves forward for re-election at the AGM in accordance with their respective Director class, as prescribed by the Company’s articles of association (“Articles of Association”). The notice period for the current Chief Executive Officer’s employment contract is 15 months’ notice by the Company provided however, that if the Company terminates his employment contract without cause, the Chief Executive Officer is entitled to PILON equal to 15 months annual salary plus the target annual bonus amount for the year in which such termination occurs.

Payments upon Termination.

The Company may, in its discretion, terminate the Chief Executive Officer’s employment at any time with immediate effect by providing notice to the Chief Executive Officer that it is exercising its right and will make a payment in lieu of notice (“PILON”). Such PILON is equal to the base salary which the Chief Executive Officer would be entitled to receive during the notice period of fifteen months and his target annual bonus less deductions required by law and will be paid within 28 days.

The Chief Executive Officer is subject to immediate termination and is not entitled to any further payment, including any PILON which the Company is entitled to recover if payment was already made, other than amounts accrued as of the termination date in the event he is terminated for certain reasons for cause, including gross misconduct, serious breach of his employment agreement, gross negligence or incompetence and certain other requirements, as set forth in his employment agreement.

Following service of notice to terminate the employment by either party, which is required to be given with not less than nine months’ prior written notice by the Chief Executive Officer and fifteen months’ prior written notice by the Company, the Company may place the Chief Executive Officer on garden leave for the whole or part of the remainder of his employment. Under garden leave, the Chief Executive Officer would receive his base salary for the period, but would not be entitled to receive any bonus or other incentive in respect of the period of garden leave.

If the Chief Executive Officer is terminated other than for misconduct, lack of capability or poor performance, or if the Chief Executive Officer terminates employment in response to a fundamental breach of contract by the Company within 12 months following a change of control of the Company (as defined in the employment agreement), subject to certain conditions, the Chief Executive Officer is entitled to (a) 15 months’ base salary, (b) the target annual bonus the Chief Executive Officer would have received for the year in which his employment is terminated had he not been dismissed, (c) an amount equivalent to the cost to the Company of providing the Chief Executive Officer with his other employment benefits for 12 months and (d) the accelerated vesting for any outstanding equity awards with time-based vesting provisions, such that those equity awards vest in full on his termination date.

Annual bonus: Except for the current Chief Executive Officer, there is no automatic contractual entitlement to bonus or pro-rata bonus on termination, although this may be considered at the discretion of the Committee. The current Chief Executive Officer is entitled to his target annual bonus in the event his employment is terminated by the Company without “cause” (as defined in his employment agreement) or by the Chief Executive Officer due to fundamental breach within twelve (12) months of a “change of control” (as defined in his employment agreement).

DIRECTORS’ REMUNERATION REPORT

Long-term incentives: Whether any long-term incentive awards would vest and be exercisable upon loss of office would be subject to the relevant plan rules under which such award was granted. The 2020 Plan allows vesting and exercise of awards in the event of death, retirement, ill-health, injury, redundancy and any other reason at the discretion of the Committee. The Committee retains discretion to determine the extent to which the award will vest, taking into consideration the circumstances. Unvested awards normally lapse, although the Committee retains the power to determine, in accordance with the “good leaver” provisions of the relevant plan rules, what proportion of unvested awards will be retained and what proportion will lapse. In determining this, the Committee will give consideration to the reason for leaving, the extent of achievement of performance objectives at the date of leaving and may decide to pro-rate awards.

Change of Control: The relevant plan rules generally provide that the Committee retains the discretion to accelerate vesting of all unvested equity awards upon a change of control. In addition, if the Chief Executive Officer is terminated other than for misconduct, lack of capability or poor performance, or if the Chief Executive Officer terminates employment in response to a fundamental breach of contract by the Company within 12 months following a change of control of the Company (as defined in the employment agreement), subject to certain conditions, all of the outstanding equity awards with time-based vesting held by the Chief Executive Officer will vest in full on his termination date.

Additional payments: The Committee reserves the right to make payments it considers reasonable under a settlement agreement, including payment or reimbursement of reasonable legal and professional fees, untaken holiday and any payment for the settlement of potential claims against the Company in the UK or other jurisdictions. Payment or reimbursement of reasonable outplacement fees may also be provided.

Compensation Recovery Policy

During 2023, we adopted our Compensation Recovery Policy designed to comply with the mandatory compensation “clawback” requirements under Nasdaq rules that became effective as of 1 December 2023. Under this policy, in the event of certain accounting restatements, we will be required to recover erroneously received incentive compensation tied to a financial reporting measure (including measures related to stock price and total shareholder return) from our Executive Directors. The amount of erroneously awarded compensation to be recovered shall equal the excess of the amount actually received over the amount that would have been received had the financial statements been correct in the first instance. Where the financial reporting measure is related to stock price or total shareholder return, the Committee shall make a reasonable estimate of the effect of the accounting restatement upon the stock price or total shareholder return and the amount of the compensation to be recovered. The Committee also has the discretion to make certain exceptions to the Compensation Recovery Policy (to the extent permitted under applicable Nasdaq listing rules) and to determine whether to recover, and if so, the method for recovering, erroneously awarded compensation from current and former Executive Directors in the event of an accounting restatement. Currently, none of the incentive compensation payable to our Executive Director is based on a financial reporting measure and therefore none of our current compensation is subject to recovery under this policy.

The Directors’ service contracts are available for inspection at the Company’s registered office:

3rd Floor, 1 Ashley Road

Altrincham

Cheshire

WA14 2DT

DIRECTORS’ REMUNERATION REPORT

The Policy for the Chair

The Board approves fees payable to the Chair.

The Policy for the Chief Executive Officer (CEO)

The Board approves any compensation paid to the Chief Executive Officer who does not participate in any discussions relating to his own compensation.

The Policy for Non-Executive Directors

The Board approves the fees payable to the Company’s Non-Executive Directors.

Remuneration element	Purpose and link to strategy	Operation and Maximum	Performance Related
Chair’s fee	To attract and retain a high calibre individual with the requisite experience and knowledge.	The Chair’s fee for 2025 was determined by the Compensation Committee and recommended to the full Board for approval without his participation. The Chair’s fee is reviewed on a periodic basis against those in public biotechnology companies that are similar to the company in terms of market capitalisation, stage of development and number of employees to ensure they remain competitive and adequately reflect the time commitments and scope of the role. Any increase in fee levels may be above that of the wider workforce in a particular year to reflect the periodic nature of any review and/or any change in responsibilities/ time commitments. The Chair may also receive limited travel and/or hospitality-related benefits in connection with the role. The Chair may not receive any consultancy or other payments outside his fee.	No

Non-Executive Director fee	To attract and retain high calibre individuals with the requisite experience and knowledge.

The current fee levels are set out in the Non-Executive Director cash fees section of the Remuneration Report. Fees are reviewed on a periodic basis against those in public biotechnology companies that are similar to the company in terms of market capitalisation, stage of development and number of employees to ensure they remain competitive and adequately reflect the time commitments and scope of the role. A Board fee is paid to each Non-Executive Director. Supplemental fees may be paid to the Lead Independent Director (where one is appointed) and for chairmanship and

No.

DIRECTORS’ REMUNERATION REPORT

Remuneration element	Purpose and link to strategy	Operation and Maximum	Performance Related

membership of Committees to recognise the additional time commitments and responsibilities of these roles. Any increase in fee levels may be above that of the wider workforce in a particular year to reflect the periodic nature of any review and/or any change in responsibilities/time commitments. If business needs arise, Non-Executive Directors may also be engaged to provide limited consulting services outside their director responsibilities and receive fees for those services. Non-Executive Directors may also receive limited travel and/or hospitality-related benefits in connection with the role.

Non-Executive Director long-term incentive awards	To provide alignment with the interest of shareholders.

The Company has historically awarded share options, and in some cases restricted share units, to all employees and Non-Executive Directors in order to align long-term employee interests with those of shareholders, and this will be the case going forward for any new Non-Executive Directors. Notwithstanding anything to the contrary in the 2020 Plan, the value of all Awards awarded under this Plan and all other cash compensation paid by the Company to any Non-Employee Director in any calendar year for services as a Non-Employee Director shall not exceed £750,000 or such higher amount as may be approved by shareholders. For the purpose of this limitation, the value of any Award shall be its grant date fair value, as determined in accordance with the Accounting Standards Codification (ACS) 718 Compensation – Stock Compensation or successor provision but excluding the impact of estimated forfeitures related to service-based vesting provisions.

No.

DIRECTORS’ REMUNERATION REPORT

Statement of consideration of employees’ pay and remuneration conditions elsewhere in the Group

The Company does not formally consult with employees when drawing up the Policy. However, the Committee is made aware of employment conditions in the wider Group. The same broad principles apply to the Policy both for the Executive Director and the wider employee population. However, the remuneration for the Executive Director has a stronger emphasis on variable pay than for other employees. In particular, the following approach is used for the wider employee population in the Group:

•

Salaries, benefits and pensions or matching contributions under our 401(k) plan, as applicable, are compared to appropriate market rates and set at approximately mid-market level with allowance for role, responsibilities and experience.

•	When setting salary levels for the Executive Director, the Committee considers the salary increases provided to other employees.
•	An annual bonus plan is available to all employees and is based on business and individual performance. Payments under the bonus plan are entirely discretionary.

Illustrations of Application of Remuneration Policy

The charts set out for illustrative purposes only, what annual remuneration the Company expects the Executive Director to obtain as a base case and expected achievement of performance targets with respect to the year ending 31 December 2026.

The assumptions used in the calculations are set out below:

2026	Chief Executive Officer US $

Base salary	683,180

Benefits*	32,463

Fair value of options and restricted share units	2,526,923

Base case	3,242,566

Expected bonus (assumed at 100% of target)	409,908

Expected case	3,652,474

Maximum bonus (assumed at 100% of base salary)	683,180

Maximum bonus case	3,925,746

*The 2026 benefits figure is calculated as an estimate based on 2025 benefits received by Mr Nath for UK pension allowance, health insurance contributions and tax advice paid for by the company.

i.	Base case: this illustration assumes a fixed base case, as set out above. This illustration assumes no annual bonus;
ii.

Expected case: this illustration assumes the base case remuneration set out above, plus an annual bonus. We make the assumption that our Chief Executive Officer, who is our only Executive Director, will receive his target annual bonus of 60%;

DIRECTORS’ REMUNERATION REPORT

iii.

Maximum case: this illustration assumes the base case remuneration set out above, plus an annual bonus of 100% of base salary (it does not include any amount in relation to long-term incentive as there is no maximum opportunity under the Policy).

2026
3,000,000
2,500,000
2,000,000
1,500,000
1,000,000
500,000
-
Remuneration $
100%
19%
81%
28%
72%
Minimum total compensation
Target total compensation
Maximum total compensation
Chief Executive Officer
Fixed pay
Annual Bonus

DIRECTORS’ REMUNERATION REPORT

ANNUAL REPORT ON REMUNERATION

Single total figure of remuneration of each Director (audited).

The Directors received the following remuneration for the years ended 31 December 2025 and 2024;

			Base Salary	Bonus	Long-term Incentive Awards*	Other**	Total variable remuneration	Total fixed remuneration	Total remuneration
			US $	US $	US $	US $	US $	US $	US $
Kabir Nath	2025		647,278	388,367	458,575	32,463	879,405	647,278	1,526,683
	2024	***	628,352	267,139	71,064	36,191	374,394	628,352	1,002,747
Gino Santini (Non-Executive Chair)[1]	2025		109,375	—	—	—	—	109,375	109,375
	2024		34,701	—	—	—	—	34,701	34,701
George Goldsmith (Non-Executive Director)[2]	2025		—	—	—	—	—	—	—
	2024		25,564	—	324,696	—	324,696	25,564	350,260
Ekaterina Malievskaia (Non-Executive Director)[3]	2025		—	—	—	—	—	—	—
	2024		11,618	—	285,713	—	285,713	11,618	297,331
David Norton	2025		52,450	—	—	—	—	52,450	52,450
	2024	***	78,502	—	16,782	—	16,782	78,502	95,284
Annalisa Jenkins	2025		64,636	—	—	—	—	64,636	64,636
	2024	***	68,236	—	16,782	—	16,782	68,236	85,018
Daphne Karydas	2025		63,542	—	—	—	—	63,542	63,542
	2024		55,474	—	—	—	—	55,474	55,474
Thomas Lonngren [4]	2025		57,308	—	—	—	—	57,308	57,308
	2024		49,748	—	—	—	—	49,748	49,748
Robert McQuade	2025		61,583	—	—	—	—	61,583	61,583
	2024		60,745	—	—	—	—	60,745	60,745
Linda McGoldrick [5]	2025		45,417	—	—	—	—	45,417	45,417
	2024		55,764	—	—	—	—	55,764	55,764
Wayne Riley	2025		53,917	—	—	—	—	53,917	53,917
	2024		54,711	—	—	—	—	54,711	54,711
Justin Gover [6]	2025		23,333	—	18,849	—	18,849	23,333	42,182
	2024		—	—	—	—	—	—	—
Jeffrey Jonas [7]	2025		9,333	—	1,646	—	1,646	9,333	10,979
	2024		—	—	—	—	—	—	—

Total	2025		1,188,172	388,367	479,070	32,463	899,900	1,188,172	2,088,072
	2024		1,123,415	267,139	715,037	36,191	1,018,367	1,123,415	2,141,783

*The value of long-term incentive awards to Directors is defined as the intrinsic value of the shares. The table reflects the intrinsic value of shares granted during 2025 and 2024.

**Relates to health insurance, life assurance, income protection insurance and pension/401(k) contributions. Our Chief Executive Officer received $32,463 in 2025, which included $19,447 in pension allowance, $3,125 in relation to UK health insurance contributions and $9,890 in relation to tax advice paid by the company on his behalf during 2025. In 2024, our Chief

[1]	Gino Santini was appointed as Non Executive Chair, effective 3 September 2024.
[2]	George Goldsmith resigned as Non Executive Director, effective 29 March 2024.
[3]	Ekaterina Malievskaia resigned as Non Executive Director, effective 29 March 2024.
[4]	Thomas Lonngren resigned as Non executive Director, effective 31 December 2025.
[5]	Linda McGoldrick resigned as Non executive Director, effective 31 October 2025.
[6]	Justin Gover was appointed as Non executive Director, effective 29 July 2025.
[3]	Jonas was appointed as Non executive Director, effective 29 October 2025.

DIRECTORS’ REMUNERATION REPORT

Executive Officer received $36,191, which included $13,800 in 401(k) contributions, $13,800 in pension allowance,

$2,333 in relation to UK health insurance contributions and $6,258 in relation to tax advice paid by the company on his behalf.

***In 2024 the following long-term incentive awards were incorrectly valued at $0 verse the following: Kabir Nath—$71,064, David Norton—$16,782 and Annalisa Jenkins $16,782.

No Director is currently in receipt of a pension contribution. Each Director is either not entitled to a pension payment or has opted out of receiving it. Our Chief Executive Officer received 401(k) matching contributions until he relocated to the United Kingdom in the second quarter of 2024 and after relocating to the United Kingdom he receives a cash supplement in lieu of pension payment.

Annual performance bonus

In 2025 the CEO’s annual bonus outcome of 60% of his base salary, which represents 100% of his target bonus, resulted in a total bonus payout for the financial year ended 31 December 2025 of $388,367.

During a series of meetings in December 2025 and January 2026, the Compensation and Leadership Development Committee evaluated achievement of the 2025 corporate objectives and determined (and recommended for full Board approval) the Executive Director’s compensation based on such corporate performance. The Compensation and Leadership Development Committee reviewed the corporate goals and approved an overall achievement level of 100% for 2025. The Group met its objectives, including completing enrolment in its Phase III clinical trials, announcing successful achievement of the primary endpoint in its first Phase III trial, preparing for a new drug application, completing the study design and obtaining FDA clearance of its IND for a Phase IIb/III study in post-traumatic stress disorder, and raising additional capital while managing its cash runway

The goals were as follows:

Corporate Goals and Achievements

•	Completed enrolment in phase III clinical trials in TRD;
•	Announced successful achievement of primary endpoint in our first phase III trial in TRD;
•	Advanced clinical pharmacology studies in preparation for planned submission of a new drug application;
•

Finalised our study design and secured FDA acceptance of its IND for a phase IIb/III study in post-traumatic stress disorder. Selected a clinical research organisation for this study and began site selection;

•

Raised $140.4 million in net proceeds from sales of securities through a registered underwritten offering in January 2025. With these proceeds and our focus on maintaining fiscal discipline throughout 2025, we extended our cash runway and met our budget goals throughout 2025;

•

Took key steps to prepare for a scalable commercial launch of COMP360 treatment, if regulatory approval is obtained, that will support access for as many patients as possible, including entering into agreements with representative healthcare delivery centres to research and investigate models for the delivery of scalable, commercial COMP360 treatment within different types of healthcare delivery systems, assuming FDA approval, and progressing state-level rescheduling efforts;

•	improved our net promoter score by 32 points; and
•	Strengthened our board by recruiting and appointing two new independent board members.

DIRECTORS’ REMUNERATION REPORT

Long-term incentive awards during the year ended 31 December 2025

During the 2025 performance year, Mr Nath was awarded options and restricted share units (“RSUs”) grants on 11 March 2025.

Payments to past Directors (audited)

There were no payments to past Directors made during the financial year ending 31 December 2025 (2024: nil).

Payments for Loss of Office (audited)

There were no payments made to Directors for Loss of Office during the financial year ending 31 December 2025 (2024: nil) and no such payments have been made in the period between 31 December 2025 and the date of this report.

Statement of Directors’ Shareholding and Share Interests (audited)

The Company does not have a formal policy on Executive or Non-Executive Director shareholdings. The table below details the total number of shares owned (including their beneficial interests), the total number of share options held, the number of share options vested but not yet exercised and the total number of RSUs held as at 31 December 2025 and 31 December 2024, respectively:

	Shares	Share options			RSUs
2025	Beneficially owned shares at 31 December 2025	Total share options at 31 December 2025	Unvested without performance conditions	Vested but unexercised	Total RSUs at 31 December 2025	Unvested without performance conditions

Executive Directors

Kabir Nath	821,817	1,303,900	517,285	786,615	186,100	186,100

Non-Executive Directors

Gino Santini	21,667	91,000	69,333	21,667	—	—

David Norton	249,760	255,404	26,000	229,404	—	—

Annalisa Jenkins	220,954	227,474	26,000	201,474	—	—

Daphne Karydas	65,000	104,000	39,000	65,000	—	—

Thomas Lonngren	230,144	141,095	—	141,095	—	—

Robert McQuade*	1,697,261	128,584	26,000	102,584	—	—

Wayne Riley	97,250	123,250	26,000	97,250	—	—

Justin Gover	7,222	52,000	44,778	7,222	—	—

Jeffrey Jonas	2,888	52,000	49,112	2,888	—	—

*Includes 1,594,677 ordinary shares held by McQuade Center for Strategic Research and Development LLC. Dr. McQuade, the Officer and Manager of McQuade Center for Strategic Research and Development LLC, may be deemed to have voting and investment power over the shares beneficially owned by McQuade Center for Strategic Research and Development LLC, but he disclaims beneficial ownership of such shares.

DIRECTORS’ REMUNERATION REPORT

	Shares	Share options			RSUs
2024	Beneficially owned shares at 31 December 2024	Total share options at 31 December 2024	Unvested without performance conditions	Vested but unexercised	Total RSUs at 31 December 2024	Unvested without performance conditions

Executive Directors

Kabir Nath	488,477	1,028,900	551,072	477,828	135,900	135,900

Non-Executive Directors

Gino Santini	7,222	52,000	47,667	4,333	—	—

David Norton	210,760	229,404	39,000	190,404	—	—

Annalisa Jenkins	194,954	201,474	26,000	175,474	—	—

Daphne Karydas	24,556	78,000	56,333	21,667	—	—

Thomas Lonngren	204,144	141,095	26,000	115,095	—	—

Robert McQuade*	1,671,261	102,584	26,000	76,584	—	—

Linda McGoldrick	76,584	102,584	26,000	76,584	—	—

Wayne Riley	68,750	97,250	27,500	69,750	—	—

*Includes 1,594,677 ordinary shares held by McQuade Center for Strategic Research and Development LLC. Dr. McQuade, the Officer and Manager of McQuade Center for Strategic Research and Development LLC, may be deemed to have voting and investment power over the shares beneficially owned by McQuade Center for Strategic Research and Development LLC, but he disclaims beneficial ownership of such shares.

The interests of the Directors in the Company’s share options and RSUs as at 31 December 2025 is as follows:

Director	Date of grant	Price per Share ($)	Type	As at 01/01/2025	Granted during the year	Exercised during the year	Vested in year	Cancelled during the year	As at 31/12/2025	Date from which exercisable	Expiry date

Kabir Nath	01/08/2022	$ 14.94	Option	600,000	—	—	150,000	—	600,000	01/08/2022	31/07/2032
	01/08/2022	$ 0.01	RSU	25,000	—	—	12,500	—	12,500	01/08/2022	N/A
	02/02/2023	$ 10.85	Option	153,900	—	—	38,475	—	153,900	02/02/2023	01/02/2033
	02/02/2023	$ 0.01	RSU	18,900	—	—	6,300	—	12,600	02/02/2023	N/A
	01/02/2024	$ 0.01	RSU	92,000	—	—	23,000	—	69,000	01/02/2024	N/A
	01/02/2024	$ 11.34	Option	275,000	—	—	68,750	—	275,000	01/02/2024	31/01/2034
	11/03/2025	$ 0.01	RSU	—	92,000	—	—		92,000	11/03/2025	N/A
	11/03/2025	$ 3.60	Option	—	275,000	—	51,562	—	275,000	11/03/2025	10/03/2035

Gino Santini	03/09/2024	$ 7.22	Option	52,000	—	—	17,334	—	52,000	03/09/2024	02/09/2034
	12/06/2025	$ 4.52	Option	—	39,000	—	—	—	39,000	12/06/2025	11/06/2035

David Norton	20/07/2019	$ 1.32	Option	99,049	—	—	—	—	99,049	05/05/2018	20/07/2029
	30/03/2020	$ 2.26	Option	14,771	—	—	—	—	14,771	05/05/2018	30/03/2030
	18/09/2020	$ 17.00	Option	21,584	—	—	—	—	21,584	18/09/2020	18/09/2030
	01/10/2021	$ 29.87	Option	12,000	—	—	—	—	12,000	01/10/2021	30/09/2031
	16/06/2022	$ 9.41	Option	17,000	—	—	—	—	17,000	16/06/2022	15/06/2032
	02/06/2023	$ 7.88	Option	26,000	—	—	—	—	26,000	02/06/2023	01/06/2033
	09/05/2024	$ 8.54	Option	39,000	—	—	39,000	—	39,000	09/05/2024	08/05/2034
	12/06/2025	$ 4.52	Option	—	26,000	—	—	—	26,000	12/06/2025	11/06/2035

Annalisa Jenkins	20/07/2019	$ 1.32	Option	84,119	—	—	—	—	84,119	01/06/2018	20/07/2029
	30/03/2020	$ 2.26	Option	14,771	—	—	—	—	14,771	01/06/2018	30/03/2030
	18/09/2020	$ 17.00	Option	21,584	—	—	—	—	21,584	18/09/2020	18/09/2030
	01/10/2021	$ 29.87	Option	12,000	—	—	—	—	12,000	01/10/2021	30/09/2031
	16/06/2022	$ 9.41	Option	17,000	—	—	—	—	17,000	16/06/2022	15/06/2032
	02/06/2023	$ 7.88	Option	26,000	—	—	—	—	26,000	02/06/2023	01/06/2033

DIRECTORS’ REMUNERATION REPORT

Director	Date of grant	Price per Share ($)	Type	As at 01/01/2025	Granted during the year	Exercised during the year	Vested in year	Cancelled during the year	As at 31/12/2025	Date from which exercisable	Expiry date

	09/05/2024	$ 8.54	Option	26,000	—	—	26,000	—	26,000	09/05/2024	08/05/2034

	12/06/2025	$ 4.52	Option	—	26,000	—	—	—	26,000	12/06/2025	11/06/2035

Thomas Lonngren	30/03/2020	$ 0.01	Option	14,771	—	—	—	—	14,771	18/05/2018	30/03/2030
	30/06/2020	$ 0.01	Option	23,740	—	—	—	—	23,740	30/06/2020	30/06/2030
	18/09/2020	$ 17.00	Option	21,584	—	—	—	—	21,584	18/09/2020	18/09/2030
	01/10/2021	$ 29.87	Option	12,000	—	—	—	—	12,000	01/10/2021	30/09/2031
	16/06/2022	$ 9.41	Option	17,000	—	—	—	—	17,000	16/06/2022	15/06/2032
	02/06/2023	$ 7.88	Option	26,000	—	—	—	—	26,000	02/06/2023	01/06/2033
	09/05/2024	$ 8.54	Option	26,000	—	—	26,000	—	26,000	09/05/2024	08/05/2034
	12/06/2025	$ 4.52	Option	—	26,000	—	—	26,000	—	12/06/2025	11/06/2035

Robert McQuade	23/11/2020	$ 33.83	Option	21,584	—	—	—	—	21,584	23/11/2020	22/11/2030
	01/10/2021	$ 29.87	Option	12,000	—	—	—	—	12,000	01/10/2021	30/09/2031
	16/06/2022	$ 9.41	Option	17,000	—	—	—	—	17,000	16/06/2022	15/06/2032
	02/06/2023	$ 7.88	Option	26,000	—	—	—	—	26,000	02/06/2023	01/06/2033
	09/05/2024	$ 8.54	Option	26,000	—	—	26,000	—	26,000	09/05/2024	08/05/2034
	12/06/2025	$ 4.52	Option	—	26,000	—	—	—	26,000	12/06/2025	11/06/2035

Wayne Riley	31/03/2021	$ 35.30	Option	24,000	—	—	1,500	—	24,000	31/03/2021	30/03/2031
	16/06/2022	$ 9.41	Option	21,250	—	—	—	—	21,250	16/06/2022	15/06/2032
	02/06/2023	$ 7.88	Option	26,000	—	—	—	—	26,000	02/06/2023	01/06/2033
	09/05/2024	$ 8.54	Option	26,000	—	—	26,000	—	26,000	09/05/2024	08/05/2034
	12/06/2025	$ 4.52	Option	—	26,000	—	—	—	26,000	12/06/2025	11/06/2035

Daphne Karydas	18/09/2023	9.07	Option	52,000	—	—	17,333	—	52,000	18/09/2023	17/09/2033
	09/05/2024	8.54	Option	26,000	—	—	26,000	—	26,000	09/05/2024	08/05/2034
	12/06/2025	4.52	Option	—	26,000	—	—	—	26,000	12/06/2025	11/06/2035

Justin Gover	29/07/2025	4.29	Option	—	52,000	—	7,222	—	52,000	29/07/2025	28/07/2035

Jeffrey Jonas	29/10/2025	6.33	Option	—	52,000	—	2,888	—	52,000	29/10/2025	28/10/2035

All options are subject to service rather than performance conditions. The options vested monthly over 4 years with a 1 year 25% cliff for those granted on September 2020 and with a 25% cliff on the earlier of 1 year and IPO for the June 2020 grants and are fully vested. Awards granted in March 2020 vested fully upon IPO. Awards granted prior to March 2020 had fully vested prior to IPO. RSU awards granted after the IPO vest 25% per year for 4 years. Options granted as part of the annual grant cycle in the first quarter every year vest monthly over 4 years. Mr Nath’s new hire option award vests over 4 years with a 1 year 25% cliff. For the Non-Executive Officers, the options awarded on 1 October 2021 vested 100% after one year, the options awarded on 16 June 2022 vested upon the earlier of the one-year anniversary of the date of grant or the date of the 2023 annual general meeting of shareholders, the options awarded on 2 June 2023 vested upon the earlier of the one-year anniversary of the date of grant or the date of the 2024 annual general meeting of shareholders, the options awarded on 9 May 2024 vest upon the earlier of the one-year anniversary of the date of grant or the date of the 2025 annual general meeting of shareholders and the options awarded on 12 June 2025 vest upon the earlier of the one-year anniversary of the date of grant or the date of the 2026 annual general meeting of shareholders. Options granted when a director joins the board vest in 36 equal monthly instalments over three years.

DIRECTORS’ REMUNERATION REPORT

The beneficial interests in the Company’s shares of the Directors and their families were as follows:

NAME OF BENEFICIAL OWNER	ORDINARY SHARES BENEFICIALLY OWNED AT 31 DECEMBER 2025
	NUMBER	PERCENT

Executive Directors

Kabir Nath	821,817	*

Non-Executive Directors

Gino Santini	21,667	*

Annalisa Jenkins	220,954	*

Daphne Karydas	65,000	*

Thomas Lonngren	230,144	*

Robert McQuade**	1,697,261	1.8%

David Norton	249,760	*

Wayne Riley	97,250	*

Justin Gover	7,222	*

Jeffrey Jonas	2,888	*

*Represents beneficial ownership of less than one percent.

**Includes 1,594,677 ordinary shares held by McQuade Center for Strategic Research and Development LLC. Dr. McQuade, the Officer and Manager of McQuade Center for Strategic Research and Development LLC, may be deemed to have voting and investment power over the shares beneficially owned by McQuade Center for Strategic Research and Development LLC, but he disclaims beneficial ownership of such shares.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, or SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities and include ordinary shares that can be acquired within 60 days of 31 December 2025.

Total Shareholder Return for Compass Pathways American Depositary Shares

The graph below shows the Company’s performance, measured by total shareholder return, for the Company’s American Depositary Shares (“ADSs”), which are listed on Nasdaq and each representing one of the Company’s ordinary shares against the Nasdaq Composite Index (Nasdaq: CMPS vs NCI) and the Nasdaq Biotech Index (Nasdaq: CMPS vs NBI). We have selected these indices for this comparison because the Company has been admitted to trading on the Nasdaq exchange and operates as a Biotech and we consider them to be the most suitable comparator indices.

DIRECTORS’ REMUNERATION REPORT

Total shareholder return

Value (£) (rebased)
400
350
300
250
200
150
100
50
0
Sep 2020
Nov 2020
Jan 2021
Mar 2021
May 2021
Jul 2021
Sep 2021
Nov 2021
Jan 2022
Mar 2022
May 2022
Jul 2022
Sep 2022
Nov 2022
Jan 2023
Mar 2023
May 2023
Jul 2023
Sep 2023
Nov 2023
Jan 2024
Mar 2024
Apr 2024
Jun 2024
Aug 2024
Oct 2024
Dec 2024
TSR
NASDAQ Composite
NASDAQ Biotech

Chief Executive Officer total remuneration history

The total remuneration figure for the CEO is shown in the table below, along with the value of bonuses paid as a percentage of the maximum opportunity.

	2021	2022	2023	2024	2025
Total remuneration*	$1,359,062	$945,310	$1,418,930	$931,682	$1,526,683
Actual bonus (% of the maximum)**	44%	46%	46%	43%	60%
SOP vesting*** (% of the maximum)	n/a	n/a	n/a	n/a	n/a

*George Goldsmith was CEO through 31 July 2022. Kabir Nath was appointed as CEO, effective from 1 August 2022.

** Calculated as the bonus earned in the year expressed as a portion of the maximum available under the Company’s Directors’ Remuneration Policy.

*** Share Option Plan - There is no maximum grant policy under the SOP for Executive Directors, therefore this information cannot be disclosed.

DIRECTORS’ REMUNERATION REPORT

Percentage change in remuneration of the Executive and Non-Executive Directors

The table below illustrates the percentage change in salary, annual bonus and benefits for the CEO, Executive Chairman, former CIO, Non-Executive Directors and the employees of the Group between the 2021 and 2025 financial years.

	2025 - 2024			2024 - 2023				2023 - 2022			2022 - 2021
	Salary	Annual Bonus (1)	Benefits (1)	Salary	Annual Bonus (1)	Benefits (1)		Salary	Annual Bonus (1)	Benefits (1)	Salary		Annual Bonus (1)		Benefits (1)
CEO* (6)	3%	45%	(10) %	6%	(21) %	(92) %		3%	(1) %	100%	(1) %		6%		(100) %

Non- Executive Chair % change **(7)	215%	N/A	N/A	100%	N/A	N/A		N/A	N/A	N/A	N/A		N/A		N/A
Executive Chairman % change *** (6) (8)	N/A	N/A	N/A	N/A	N/A	N/A		(100) %	(100) %	(100) %	100%		100%		100%

George Goldsmith (8) (10)	(100) %	N/A	N/A	(74) %	N/A	N/A		100%	N/A	N/A	N/A		N/A		N/A

CEO***	N/A	N/A	N/A	N/A	N/A	N/A		N/A	N/A	N/A	(8) %		(2) %		7%

Ekaterina Malievskaia (9) (11)	(100) %	N/A	N/A	(53) %	N/A	N/A		100%	N/A	N/A	N/A		N/A		N/A

CIO % change **** (9)	N/A	N/A	N/A	N/A	N/A	N/A		(19) %	(100)%	(100) %	(8) %		(29) %		5%

David Norton	(33) %	N/A	N/A	23%	N/A	N/A		5%	N/A	N/A	(3) %		N/A		N/A

Annalisa Jenkins	(5) %	N/A	N/A	8%	N/A	N/A		6%	N/A	N/A	(10) %		N/A		N/A

Daphne Karydas (12)	15%	N/A	N/A	301%	N/A	N/A		100%	N/A	N/A	N/A		N/A		N/A

Thomas Lonngren (5)	15%	N/A	N/A	3%	N/A	N/A		5%	N/A	N/A	(8) %		N/A		N/A

Robert McQuade	1%	N/A	N/A	5%	N/A	N/A		6%	N/A	N/A	(10) %		N/A		N/A

Linda McGoldrick (2)	(19) %	N/A	N/A	(6) %	N/A	N/A		5%	N/A	N/A	(9) %		N/A		N/A

Wayne Riley (13)	(1) %	N/A	N/A	11%	N/A	N/A		6%	N/A	N/A	20%		N/A		N/A

Jason Camm (14) (15)	N/A	N/A	N/A	N/A	N/A	N/A		N/A	N/A	N/A	N/A		N/A		N/A

Florian Brand (16)	N/A	N/A	N/A	N/A	N/A	N/A		N/A	N/A	N/A	N/A		N/A		N/A

Justin Gover (3)	100%	N/A	N/A	N/A	N/A	N/A		N/A	N/A	N/A	N/A		N/A		N/A

Jeffrey Jonas (4)	100%	N/A	N/A	N/A	N/A	N/A		N/A	N/A	N/A	N/A		N/A		N/A

Employees % change (17)	16%	23%	63%	57%	28%	(6	) %	45%	21%	54%	(37	) %	(27	) %	(19	) %

*Represents Kabir Nath

** Represents Gino Santini

*** Represents George Goldsmith

**** Represents Ekaterina Malievskaia

1.	None of the Non-Executive Directors are eligible for an annual bonus and none claimed any benefits during the years.
2025 -2024:
2.	Effective 31 October 2025, Linda McGoldrick resigned from the Board.
3.	Effective 29 July 2025, Justin Gover joined the Board.
4.	Effective 29 October 2025, Jeffrey Jonas joined the Board.
5.	Effective 31 December 2025, Thomas Lonngren resigned from the Board.
2024 - 2023:
6.

Effective 1 August 2022, Kabir Nath joined as Chief Executive Officer and George Goldsmith transitioned to Executive Chair. Mr. Nath received his annual salary, pro-rated for the remainder of the 2022 year. His change in pay percentage for the years 2023-2022 has been determined by comparing his full 2023 annual salary to his full 2022 annual salary.

7.	Effective 3 September 2024, Gino Santini was appointed as independent Non-Executive Chair. As he joined in 2024 he has no corresponding 2023 salary and his change is therefore represented at 100%.
8.	Effective 1 January 2023, George Goldsmith transitioned from Executive Chair to Non-Executive Chair.
9.

Effective 17 June 2023, Ekaterina Malievskaia transitioned from Chief Innovation Officer to Non-Executive Director. She received her annual salary as Chief Innovation Officer, pro-rated for the period she worked as Chief Innovation Officer

DIRECTORS’ REMUNERATION REPORT

during 2023. Her change in pay percentage for the years 2023-2022 as Chief Innovation Officer has been determined by comparing her full 2023 annual salary to her full 2022 annual salary.
10.	Effective 29 March 2024, George Goldsmith resigned from the Board
11.	Effective 29 March 2024, Ekaterina Malievskaia resigned from the Board.
12.	Effective 18 September 2023, Daphne Karydas joined as Non-Executive Director.
13.	Wayne Riley joined the Board in 2021 and the remuneration received in 2021 was not a full annual amount.
14.	On 1 February 2021, Mr Camm permanently waived any and all compensation which he was entitled to receive during the year ended 31 December 2020.
15.	Effective 16 June 2022, Jason Camm resigned from the Board.
16.	Effective 14 May 2021. Florian Brand resigned from the Board.
17.

Year-over-year changes in average salary are mainly as a result of fluctuations in foreign currency exchange rates and as a different mix of employees at differing pay bands being employed historically.

Relative importance of spend on pay

The Committee considers the Company’s third party research and development expenditure relative to remuneration expenditure for all employees, to be the most appropriate metric for assessing overall spend on pay due to the nature and stage of the Company’s business. Dividend distribution comparators have not been included as the Company has no history of such transactions. The graph below illustrates the gross remuneration to all employees compared to research and development expenditure in 2025 and in 2024. The Committee notes that the Company will continue to incur significant research and development expenditure at least through completion of our Phase III programme for COMP360 psilocybin therapy in TRD and our late-stage development programme in PTSD.

R&D vs Remuneration Expenditure
Millions $
100
90
80
70
60
50
40
30
20
10
-
82,023,000
52,809,181
88,933,609
45,916,327
Research and Development
Employee Remuneration
Research & Development
Employee Remuneration
2024
2025

Structure and Role of Committee and Approach to Remuneration Matters

The Committee is comprised of Annalisa Jenkins, who chairs the Committee, Daphne Karydas, David Norton and Gino Santini. The constitution of the Committee is in compliance with Nasdaq

DIRECTORS’ REMUNERATION REPORT

requirements. The members of the Committee are Independent Directors as defined in Rule 10C-1 under the US Securities Exchange Act of 1934 and under applicable Nasdaq listing rules.

The Board believes that good corporate governance is integral to a successful business. The Company finds instructive the standards of corporate governance prescribed by the Corporate Governance Code for Small and Mid-Size Quoted Companies from The Quoted Companies Alliance (the “QCA Code”). The Board believes that this corporate governance framework is an appropriate guide for the Company, having regard to its size and nature.

The Committee’s approach to remuneration matters is to enable the Company to attract and retain talent, incentivise long-term value generation and effectively manage the Company’s cash resources. It is the belief of the Committee that this is best achieved through a greater emphasis on variable rather than fixed remuneration, comprised of a mix of base salary and benefits, along with the flexibility to appropriately reward and incentivise with variable pay and longer term incentives, as described within the Policy.

When applying the Policy to Executive Directors, the Committee seeks to comply with the QCA Code so far as it is practical to do so, having regard to the size, nature and business requirements of the Company. Operation of the Policy will largely be compliant with the remuneration elements of the QCA Code, but we are aware that in certain instances we will differ from the QCA Code. These instances reflect differences in US market practice when compared to the UK, and the need to balance our governance obligations against the importance of offering competitive remuneration packages in the markets in which we compete and operate.

The terms of reference of the Committee can be found on our website at https://ir.compasspathways.com/corporate-governance/documents-charters.

External advice

During the year, the Company engaged Aon Solutions UK Limited (Aon) to support management and the Committee with advice on remuneration matters, in particular peer-group benchmarking of Director and Senior Management remuneration and the grant of long-term equity incentives under the 2020 Plan that became effective on the day prior to the listing of our ADSs on Nasdaq. The consultants were appointed by the Committee. The Committee is satisfied that Aon provides independent and objective advice, as Aon is a leading global professional services firm and the Board confirm no conflicts of interest before each meeting. During 2025 fees of $101,066 (2024: $157,520) were paid to Aon.

Proposed Application of the Policy for the Year Ending 31 December 2026

CEO remuneration

Fixed elements of remuneration

With effect from 1 January 2026, the base salary of Kabir Nath in his role as Chief Executive Officer (CEO) and Executive Director of the Company is $683,180 (£511,260) per annum.

Variable elements of remuneration - Short-term incentives

The target bonus for Mr. Nath for the 2026 performance year will be 60% of base salary. The performance objectives for Mr. Nath against which the Committee will determine the annual bonus were approved by the Board in March 2026. The details behind the performance objectives are currently considered to be commercially sensitive as they relate to the strategy that the Company intends to take with respect to the advancement of the COMP360 clinical development programme and the Company’s financial and commercial goals. To the extent

DIRECTORS’ REMUNERATION REPORT

that the objectives do not comprise commercially sensitive information, the Company expects to disclose both the objectives and performance against those objectives in next year’s Remuneration Report.

Long-term incentive awards

Long-term incentives for 2026 were awarded on 26 March 2026. The Company awards share options and restricted share units to all employees in order to align long-term employee interests with those of shareholders.

Chair and Non-Executive Director fees (audited)

Chair fees

Gino Santini serves as Chair and receives an annual retainer of $100,000 and received an initial equity award of 52,000 options. In accordance with our Non-Executive Director Policy, the Chair gets an annual equity award of 39,000 share options each year on the date of the annual general meeting of shareholders. In addition to the basic fee, committee fees may be paid for chairing or membership of a Board committee to recognise additional time commitment and responsibilities for these roles.

Non-Executive Director cash fees

Non-Executive Directors are paid a basic fee. In addition to the basic fee, committee fees may be paid for service as Lead Independent Director (when applicable), chairing or membership of a Board committee to recognise additional time commitment and responsibilities of these roles. Non-Executive Director fees were reviewed in 2025.

Non-Executive Directors are eligible to receive the following annual fees:

	2025 ($)	2024 ($)
Annual Retainer for Chair	100,000	100,000
Annual Retainer for Board Membership*	40,000	40,000
Additional Retainers for Committee Membership
Audit and Risk Committee Chair	20,000	18,000
Audit and Risk Committee member	10,000	9,000
Compensation and Leadership Development Committee Chair	15,000	14,000
Compensation and Leadership Development Committee member	7,500	7,000
Nominating and Corporate Governance Committee Chair	10,000	10,000
Nominating and Corporate Governance Committee member	5,000	5,000
Scientific Committee Chair	12,000	12,000
Scientific Committee member	6,000	6,000

* For general availability and participation in meetings and conference calls of our Board of Directors, to be paid monthly, pro-rated based on the number of actual days served by the Director during such calendar month.

In accordance with the Company’s Articles of Association, Directors are allocated into one of three classes. Each class of Directors serves a staggered three-year term. At each AGM, the successors of Directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election. Directors of the class retiring at the AGM shall be eligible for re-appointment by ordinary resolution at such AGM. Justin Gover (who was appointed in July 2025 and shall be re-elected at the 2026 AGM), Annalisa Jenkins, and Daphne Karydas are the Class III Directors, whose terms expire at the 2026 AGM and who may stand for re-election at the 2026 AGM. The Company’s Class I Directors are Gino Santini, David York Norton and Wayne Riley and

DIRECTORS’ REMUNERATION REPORT

their terms expire at the 2027 AGM. The Company’s Class II Directors are Jeff Jonas (who was appointed in October 2025 and shall be re-elected at the 2026 AGM), Robert McQuade and Kabir Nath and their terms expire at the 2028 AGM. Pursuant to our Articles of Association, if the Director eligible for re-election does not seek re-election and no other Director is elected to fill their respective position(s), they shall be re-elected by default if the relevant Director is willing to do so.

Details of Directors’ service contracts or letters of appointment for the year ended 31 December 2025 are as follows:

Director	Executive/NED	Date of contract

Kabir Nath	Executive	01 August 2022

Gino Santini	NED	03 September 2024

David York Norton	NED	14 September 2020

Annalisa Jenkins	NED	14 September 2020

Daphne Karydas	NED	18 September 2023

Thomas Lönngren	NED	15 September 2020

Robert McQuade	NED	25 March 2021

Wayne Riley	NED	31 March 2021

Justin Gover	NED	29 July 2025

Jeffrey Jonas	NED	29 October 2025

The information in this part of the Remuneration Report is not subject to audit.

Directors’ Remuneration Policy

The remuneration policy was approved by shareholders in a binding vote at the AGM on 9 May 2024.

Directors’ Remuneration Report

At the 2025 AGM, 89.96% of the shares represented in person or by proxy were voted in favour of the proposal to receive and approve, as a non-binding advisory resolution, the Directors’ Remuneration Report, with 10.04% voting against such proposal.

Statement of consideration of shareholder views

The Compensation and Leadership Development Committee will consider any shareholder feedback received and ongoing shareholder feedback throughout the year, when reviewing and applying the Policy each year.

The guidance from shareholder representative bodies is also considered on an ongoing basis. The Committee submits its Directors’ remuneration report for a non-binding, advisory vote of shareholders at its annual general meeting of shareholders.

Although non-binding, the Compensation and Leadership Development Committee will review and consider the voting results when making future decisions regarding our Directors’ remuneration programme.

DIRECTORS’ REMUNERATION REPORT

The Compensation and Leadership Development Committee in 2025

The attendees of the Compensation and Leadership Development Committee meetings in 2025 were as follows:

Director	Attendance

David York Norton	4 of 4

Annalisa Jenkins	4 of 4

Daphne Karydas*	2 of 4

Wayne Riley*	2 of 4

Gino Santini*	2 of 4

•

Each of these directors attended all of the meetings held while they served on the Compensation and Leadership Development Committee. Wayne Riley served on the Compensation and Leadership Committee through 12 June 2025 and Daphne Karydas and Gino Santini served starting 12 June 2025.

NOTES TO THE FORM OF PROXY

1

If you wish to appoint some other person as your proxy please insert his/her name, initial and strike out the words ‘the Chairman of the Meeting’. A proxy need not be a member of the Company. Appointing a proxy will not preclude you from personally attending and voting at the meeting (in substitution for your proxy vote) if you subsequently decide to do so. If no name is entered, the return of this form, duly signed, will authorise the Chairman of the meeting to act as your proxy.

2

Please indicate with an X in the appropriate box how you wish your vote to be cast. Unless otherwise instructed the proxy will exercise his/her discretion as to whether, and if so how he/she will vote. Unless instructed otherwise, the proxy may also vote or abstain from voting as he or she thinks fit on any other business which may properly come before the meeting (including amendments to resolutions). You may appoint more than one proxy provided each proxy is appointed to exercise rights attaching to different shares. You may not appoint more than one proxy to exercise rights attached to any one share. To appoint more than one proxy please contact the Registrars of the Company as detailed in note 4 below.

3

This Form of Proxy must, in the case of an individual, be signed by the appointer or his/her attorney or, in the case of a corporation, be given under its common seal or signed on its behalf by an attorney or a duly authorised officer or, if it is subject to the Companies Act 2006 (as amended), in accordance with Section 44 thereof.

4

To be valid this Form of Proxy and any power of attorney or other authority under which it is executed (or a duly notarised copy thereof) must be lodged with the Registrars of the Company, Neville Registrars Limited, Neville House, Steelpark Road, Halesowen B62 8HD not later than 1:30 p.m. (UK time) on 22 May 2026 or not less than 48 hours (excluding non-working days) before the time appointed for the adjourned meeting at which it is to be used.

5

In the case of joint holders of a share the vote of the senior who tenders a vote whether in person or by proxy shall be accepted to the exclusion of the votes of the other joint holders and for this purpose seniority shall be determined by the order in which the names stand in the statutory register of members in respect of the share.

6	Any alteration in this Form of Proxy must be initialled by the person in whose hand it is signed or executed.

7

CREST members who wish to appoint a proxy or proxies by using the CREST electronic appointment service may do so by using the procedures described in the CREST Manual. To be valid, the appropriate CREST message, regardless of whether it constitutes the appointment of a proxy or an amendment to the instructions given to a previously appointed proxy, must be transmitted so as to be received by our agent Neville Registrars Limited (CREST ID: 7RA11) no later than 1:30 p.m. (UK time) on 22 May 2026. See the notes to the Notice of Meeting for further information on proxy appointments through CREST.

8

The ‘Vote Withheld’ option is provided to enable you to abstain on any particular resolution. However, it should be noted that a ‘Vote Withheld’ is not a vote in law and is not counted in the calculation of the proportion of the votes ‘For’ and ‘Against’ a resolution.

Please complete and return this Form of Proxy to the Registrar at the address shown overleaf. If you wish to use an envelope, please address it to ‘FREEPOST NEVILLE REGISTRARS’. If it is posted outside the United Kingdom, please return it in an envelope using the address shown overleaf and pay the appropriate postage charge.

COMPASS Pathways plc	FORM OF PROXY

(Incorporated and registered in England and Wales under the Companies Act 2006 with registered number 12696098)

I/We                          being (a) member(s) of the Company and entitled to vote at the Annual General Meeting, hereby appoint

(Please only complete if appointing someone other than the Chairman of the Meeting)

or failing him/her, the Chairman of the meeting as my/our proxy, to attend, speak and vote for me/us and on my/our behalf at the Annual General Meeting of the Company, to be held on 27 May 2026 at Goodwin Procter (UK) LLP, Sancroft, 10-15 Newgate St, London, EC1A 7AZ at 1:30 p.m. and at any adjournment thereof.

Ordinary Resolutions
1	To re-elect as a director Justin Gover	☐	☐	☐

2	To re-elect as a director Daphne Karydas	☐	☐	☐

3	To elect as a director Kathleen Tregoning	☐	☐	☐

4	To re-elect as a director Jeffrey Jonas	☐	☐	☐

5	To re-appoint PricewaterhouseCoopers LLP (UK) as UK statutory auditors of the Company	☐	☐	☐

6	To ratify the appointment of PricewaterhouseCoopers LLP (US) as the Company’s independent registered public accounting firm	☐	☐	☐

7	To authorise the Audit and Risk Committee to determine the auditors’ remuneration for the fiscal year ending 31 December 2026	☐	☐	☐

8	To receive the UK statutory annual accounts and reports for the fiscal year ended 31 December 2025 and to note that the Directors do not recommend the payment of any dividend for the year ended 31 December 2025	☐	☐	☐

9	To receive and approve on an advisory basis the Company’s UK statutory directors’ remuneration report for the year ended 31 December 2025	☐	☐	☐

10	To approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers for the year ended 31 December 2025	☐	☐	☐

If you are planning to attend the Annual General Meeting, please tick the following box:	☐

Mark this box with an “X” if you are appointing more than one proxy: ☐	Leave blank to authorise your proxy to act in relation to your full entitlement or enter the number of shares in relation to which your proxy is authorised to vote:

Signed:	Date:

COMPASS Pathways plc Attendance Card

The Annual General Meeting will start at 1:30 p.m. and is being held on 27 May 2026 at Goodwin Procter (UK) LLP, Sancroft, 10-15 Newgate St, London, EC1A 7AZ.

If you plan to attend the Annual General Meeting, please bring this card with you to ensure you gain entry as quickly as possible.

Please present this card at the registration desk. It will be used to show that you have the right to attend, speak and vote at the Annual General Meeting.

Neville Registrars Limited

Neville House

Steelpark Road

Halesowen

B62 8HD